SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



        Date of Report (date of earliest event reported): July 28, 1999



                              AUDIOVOX CORPORATION
             (Exact name of registrant as specified in its charter)



         DELAWARE                       1-9532              13-1964841
(State or other jurisdiction         (Commission    (IRS Employer Identification
 of Incorporation or                 File Number)      Number)
 organization)



150 Marcus Boulevard, Hauppauge, New York                       11788
(Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code:  (516) 231-7750






                               Page 1 of (4) Pages

                            Exhibit Index on Page (4)

Item 5.        Other Events.

Fourth Amended and Restated Credit Agreement and First Amendment to the Fourth Amended and Restated Credit Agreement.

                  Effective July 28, 1999, the Company entered into the Fourth Amended and Restated Credit Agreement (the "Credit Agreement") which superseded the Third Amended and Restated Credit Agreement in its entirety.

                  Effective October 13, 1999, the Company executed a First Amendment to the Company's Fourth Amended and Restated Credit Agreement (the "Credit Agreement as Amended").

                  The Credit Agreement as Amended, added Firstar Corporation, to the group of lenders. Firstar has an initial commitment of $15,000,000 ($5,000,000 of which was acquired by assignment from The Chase Manhattan Bank and $10,000,000 of which is a new commitment under the Credit Agreement as Amended which resulted in an increase in the aggregate commitments of the lenders to $200,000,000). The procedures for revolving credit borrowings and optional prepayments were revised. In addition, the Credit Agreement as Amended, allows the Company to guarantee certain obligations of GLM Wireless Communications LLC to Fleet Bank and allows for the transfer of the Company's Automotive Electronics Assets to a subsidiary at some point in the future at the Company's sole discretion. The Credit Agreement as Amended contains covenants requiring, among other things, minimum quarterly and annual levels of pre-tax income and net worth. The Credit Agreement as Amended expires on July 28, 2004.


                               Page 2 of (4) Pages

                                   SIGNATURES
                       Pursuant to the requirements of the Securities Exchange Act of 1934, the company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            AUDIOVOX CORPORATION

Dated:  October  27, 1999                   By: s/Charles M. Stoehr
                                                ----------------------
                                                Charles M. Stoehr,
                                                Senior Vice President and
                                                  Chief Financial Officer























                               Page 3 of (4) Pages

                                  EXHIBIT INDEX

    Exhibit                           Description

     1                               Fourth Amended and Restated
                                     Credit Agreement

     2 First Amendment to the Audiovox Corporation Fourth Amended and Restated Credit Agreement































                               Page 4 of (4) Pages

                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 28, 1999, among AUDIOVOX CORPORATION, a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (collectively, the "Lenders"; individually, a "Lender"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative and collateral agent for the Lenders hereunder (in such capacity, the "Agent").

                              W I T N E S S E T H :

                  WHEREAS, the Borrower, the Lenders and the Agent are parties to the Third Amended and Restated Credit Agreement, dated as of December 23, 1998 (as amended prior to the date hereof, the "Existing Credit Agreement");

                  WHEREAS, pursuant to the Existing Credit Agreement, certain of the Lenders have over time made loans to, and have issued letters of credit, steamship guarantees and airway releases and created bankers' acceptances for or for the account of, the Borrower (collectively, the "Existing Extensions of Credit") which are secured pursuant to the Security Documents (as hereinafter defined);

                  WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended and restated in the manner provided for herein; and

                  WHEREAS, the security interests granted and guarantees issued pursuant to the Security Documents will continue to provide collateral security for the obligations of the Borrower under this Agreement:

                  ACCORDINGLY, the parties hereto hereby agree that, upon the satisfaction of the conditions set forth in subsections 8.1 and 8.2 of this Agreement, the Existing Credit Agreement is hereby amended and restated as follows:


                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

               "Acceptance Obligations": at any time, an amount equal to the sum of (a) the aggregate face amount of unmatured Acceptances (including Existing Acceptances) at such time and (b) the aggregate amount of all unpaid Acceptance Reimbursement Obligations at such time.

               "Acceptance  Participants":   with  respect  to  each  Acceptance
          (including each Existing Acceptance), collectively, all the Lenders other than the Accepting Bank.

               "Acceptance Rate": the rate per annum equal to the Applicable Margin then in effect for Eurodollar Loans plus the discount rate, as determined from time to time by the Accepting Bank, in its sole and absolute discretion, as generally available as the discount rate to other


                                    Exhibit 1
          customers of the Accepting Bank for bankers' acceptances for up to and including 90-day tenor.

               "Acceptance  Reimbursement  Obligations":  the  obligation of the
          Borrower to reimburse the Accepting Bank pursuant to subsection 5.5(b) for the face amount of Acceptances (including any Existing Acceptances).

               "Acceptance Request": an Acceptance Request, substantially in the form of Exhibit E hereto, with appropriate insertions, or in such other form as the Accepting Bank shall reasonably request, including any such Acceptance Request issued in connection with any Existing Acceptance.

               "Acceptances": as defined in subsection 5.1(a).

               "Accepting Bank": Chase, or its successor pursuant to subsections
          12.9 and 12.10, in its capacity as creator of Acceptances pursuant to subsection 5.1(a).

               "Account Debtor": as to any Account, any Person who is or may become obligated to any other Person under, with respect to, or on account of, such Account.

               "Accounts": as to any Person at any time, all accounts, accounts receivable and other receivables of such Person at such time.

               "Acquisition": as to any Person, the acquisition by such Person of (a) all of the Capital Stock of any other Person, (b) all or substantially all of the assets of any other Person or (c) all or substantially all of the assets constituting a business unit or division of any other Person.

               "Adjustment Date": the second Business Day following receipt by the Agent of both (i) the financial statements required to be delivered pursuant to subsection 9.1(a) or 9.1(b), as the case may be, for the most recently completed fiscal period and (ii) the compliance certificate required to be delivered pursuant to subsection 9.2(b) with respect to such fiscal period.

               "Administrative Schedule": Schedule 1.1(b) to this Agreement, which contains administrative information in respect of each Available Foreign Currency and each Foreign Currency Loan.

               "Affiliate": as to any Person, (a) any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person, including,  without  limitation,  any Joint Venture of such Person, or
          (b) any Person who is a director, officer, shareholder or partner (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in the preceding clause (a), provided that CellStar shall not be an Affiliate of the Borrower or any of its Subsidiaries for purposes of this Agreement. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

               "Aggregate Outstanding Direct Extensions of Credit": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans (other than Foreign Currency Loans) made by such Lender then outstanding, (b) such Lender's Commitment Percentage of the aggregate Dollar Equivalents of the principal amounts of Foreign Currency Loans then outstanding and (c) such Lender's Commitment Percentage of the Acceptance Obligations then outstanding.

               "Aggregate Outstanding Extensions of Credit": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans (other than Foreign Currency Loans) made by such Lender then outstanding, (b) such Lender's Commitment Percentage of the aggregate Dollar Equivalents of the principal amounts of Foreign Currency Loans then outstanding, (c) such Lender's Commitment Percentage of the L/C Obligations then outstanding and (d) such Lender's Commitment Percentage of the Acceptance Obligations then outstanding.

               "Agreement": this Fourth Amended and Restated Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

               "Airway Release": as defined in subsection 4.1(b).

               "Applicable Commitment Fee Rate": (a) prior to February 28, 2000, 0.50%, and (b) thereafter, the Applicable Commitment Fee Rate shall be adjusted as necessary on each Adjustment Date (with the first such Adjustment Date being deemed to occur on February 28, 2000) to be equal to the Applicable Commitment Fee Rate set forth below opposite the range of Consolidated Pre-Tax Income within which the Consolidated Pre-Tax Income for the period of four consecutive fiscal quarters ending on the last day of the period covered by the financial statements relating to such Adjustment Date falls:


========================================================== =====================
                                                        Applicable Facility Fee
            Consolidated Pre-Tax Income Range                    Rate
            ---------------------------------                    ----
Greater than or equal to $15,000,000                            0.25%
Greater than or equal to $10,000,000 but less                   0.375%
than $15,000,000
Greater than or equal to $4,000,000 but less                    0.375%
than $10,000,000
Less than $4,000,000                                            0.50%
========================================================== =====================
          provided, however, that (a) if on any Adjustment Date an Event of Default shall have occurred and be continuing, no adjustment of the Applicable Commitment Fee Rate shall be made on such Adjustment Date which decreases the Applicable Commitment Fee Rate then in effect and any such decrease shall not be effective unless and until such Event of Default is cured or waived on or prior to the next succeeding Adjustment Date and (b) in the event that the financial statements required to be delivered pursuant to subsection 9.1(a) or 9.1(b), as applicable, and the related compliance certificate required pursuant to subsection 9.2(b), are not delivered when due, then if such financial statements are delivered after the date such financial statements were required to be delivered and the Applicable Commitment Fee Rate increases from that previously in effect as a result of the delivery of such financial statements, then the Applicable Commitment Fee Rate during the period from the date upon which such financial statements were required to be delivered until two Business Days following the date upon which they actually are delivered shall be the Applicable Commitment Fee Rate as so increased.

               "Applicable Margin": (a) prior to February 28, 2000, with respect to any Base Rate Loan, 0.0% and with respect to any Eurodollar Loan, 1.50%, and (b) thereafter, the Applicable Margin for Base Rate Loans and Eurodollar Loans shall be adjusted as necessary on each Adjustment Date (with the first such Adjustment Date being deemed to occur on February 28, 2000) to be equal to the Applicable Margin set forth below opposite the range of Consolidated Pre-Tax Income within which the Consolidated Pre- Tax Income for the period of four consecutive fiscal quarters ending on the last day of the period covered by the financial statements relating to such Adjustment Date falls:


========================================================== =====================
     Consolidated Pre-Tax Income Range                   Applicable Margin
Greater than or equal to $15,000,000                Base Rate Loan:     0.00%
                                                    Eurodollar Loan:    1.00%
Greater than or equal to $10,000,000 but less       Base Rate Loan:     0.00%
than $15,000,000                                    Eurodollar Loan:    1.50%
Greater than or equal to $4,000,000 but less        Base Rate Loan:     0.00%
than $10,000,000                                    Eurodollar Loan:    1.75%

Less than $4,000,000                                Base Rate Loan:     0.25%
                                                    Eurodollar Loan:    2.00%
========================================================== =====================

          provided, however, that (a) if on any Adjustment Date an Event of Default shall have occurred and be continuing, no adjustment of the Applicable Margin shall be made on such Adjustment Date which decreases the Applicable Margin then in effect and any such decrease shall not be effective unless and until such Event of Default is cured or waived on or prior to the next succeeding Adjustment Date and (b) in the event that the financial statements required to be delivered pursuant to subsection 9.1(a) or 9.1(b), as applicable, and the related compliance certificate required pursuant to subsection 9.2(b), are not delivered when due, then if such financial statements are delivered after the date such financial statements were required to be delivered and the Applicable Margin increases from that previously in effect as a result of the delivery of such financial statements, then the Applicable Margin during the period from the date upon which such financial statements were required to be delivered until two Business Days following the date upon which they actually are delivered shall be the Applicable Margin as so increased.

               "Application": an application, in such form as the Issuing Bank may specify from time to time, requesting the Issuing Bank to open a Letter of Credit, including any such application issued in connection with any Existing Letter of Credit.

               "Audiovox Pledge Agreement": the Stock Pledge Agreement, dated as of July 29, 1996, made by the Borrower in favor of the Collateral Agent, a copy of which is attached hereto as Exhibit M, as the same may be amended, supplemented or otherwise modified from time to time.

               "Audiovox Holding Corp. Pledge Agreement": the Pledge Agreement, dated as of February 9, 1996, made by Audiovox Holding Corp. in favor of The Chase Manhattan Bank, as Pledge Agent, a copy of which is attached hereto as Exhibit N, as the same may be amended, supplemented or otherwise modified from time to time.

               "Available Foreign Currency": Deutsche marks, Sterling, euros, Japanese Yen, Spanish Peseta and any other available and freely convertible Foreign Currency which is approved by the Agent and the Fronting Bank.

               "Available Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment over (b) the aggregate principal amount of the Aggregate Outstanding Extensions of Credit of such Lender then outstanding.

               "Base Rate": the rate of interest per annum publicly announced by Chase as its prime rate in effect at its principal office in New York, New York. The prime rate is not intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors.

               "Base Rate Loans": Dollar Loans the rate of interest applicable to which is based upon the Base Rate.

               "Borrower Security Agreement": the Amended and Restated Security Agreement, dated as of March 15, 1994, made by the Borrower in favor of the Collateral Agent, a copy of which is attached hereto as Exhibit J, as the same may be amended, supplemented or otherwise modified from time to time.

               "Borrowing Base": on any date of determination thereof, the sum of (a) 75% of the aggregate amount of Eligible Accounts of the Borrower and its consolidated Domestic and

          Canadian Subsidiaries on such date of determination and (b) the lesser of (i) 30% of the aggregate amount of Eligible Inventory of the Borrower and its consolidated Domestic and Canadian Subsidiaries on such date of determination and (ii) $45,000,000. The Borrowing Base shall be reduced from time to time by an amount equal to the Foreign Exchange Liabilities of the Borrower as most recently determined prior to such time by the Agent pursuant to subsection 6.16. The Borrowing Base shall be determined by the Agent in its sole discretion exercising reasonable judgment from time to time by reference to the most recent monthly Borrowing Base Certificate delivered to the Agent pursuant to subsection 9.2(g). The Agent shall determine the Borrowing Base in effect on the first Business Day of each month during the Commitment Period and shall send a Borrowing Base Notice on such Business Day of the Borrower and each Lender setting forth the Borrowing Base as so determined. The Agent shall also send a Borrowing Base Notice to the Borrower and each Lender on each Business Day on which the Borrowing Base is changed other than pursuant to the immediately preceding sentence setting forth the Borrowing Base as so changed.

               "Borrowing Base Certificate": a certificate, substantially in the form of Exhibit C-1, or in such other form as the Agent shall from time to time request.

               "Borrowing Base Notice": a notice, substantially in the form of Exhibit C-2, or in such other form as the Agent shall from time to time specify.

               "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.3 or 3.2 as a date on which the Borrower requests the Lenders to make Loans hereunder.

               "Business Day": (a) when such term is used in respect of a day on which a Foreign Currency Loan is to be made, a payment is to be made in respect of a Foreign Currency Loan, a Foreign Currency Loan is to be continued as such, an Interest Period is to be determined in respect thereof, or any other dealing in the applicable Foreign Currency is to be carried out pursuant to this Agreement, such term shall mean a London Banking Day which is also a day (i) on which banks are open for general banking business in the city which is the principal financial center of the country of such Foreign Currency and
          (ii) which is a Business Day pursuant to clause (b) below and (b) when such term is used in any other context in this Agreement, such term shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

               "Calculation Date": the last Business Day of each calendar month and such other Business Days during such calendar month as may be specified by the Agent.

               "Canadian  Subsidiary":   Audiovox  Canada  Limited,  an  Ontario
          corporation.

               "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

               "Cash Equivalents": (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than 180 days from the date of acquisition, (ii) time deposits and certificates of deposit having maturities of not more than 180 days from the date of acquisition of any Lender or of any domestic commercial bank the long-term debt of which is rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or a-2 or the equivalent thereof by Moody's Investors Service, Inc. and having capital and surplus in excess of $500,000,000, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or a-2 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 180 days after the date of acquisition, (v) securities issued by any municipality in the United States rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or a-2 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 180 days after the date of acquisition or (vi) any other investment approved by the Agent in its sole discretion.

               "CellStar": CellStar Corporation, a Delaware corporation.

               "Cellular   Inventory":   at  a  particular  date,  all  cellular
          telephones and other cellular Inventory of the Borrower and its Subsidiaries on hand at such date.

               "Chase":   The  Chase   Manhattan   Bank,   a  New  York  banking
          corporation.

               "Closing Date": the date on which all the conditions set forth in
          Section 8 shall first have been satisfied.

               "Code": the Internal Revenue Code of 1986, as amended from time to time.

               "Collateral Agent": Chase, in its capacity as collateral agent (or, in the case of the Audiovox Holding Corp. Pledge Agreement, Pledge Agent) under the Security Documents.

               "Commitment": as to any Lender at any time, the obligation of such Lender to make or participate in Loans and/or issue or participate in Letters of Credit issued on behalf of the Borrower and/or create or participate in Acceptances created for the Borrower in an aggregate principal amount and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(a) hereto, as the same may be reduced from time to time in accordance with the terms of this Agreement; collectively as to all the Lenders, the "Commitments".

               "Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender's Aggregate Outstanding Extensions of Credit then outstanding constitutes of the aggregate amount of the Aggregate Outstanding Extensions of Credit of all Lenders then outstanding).

               "Commitment Period": the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

               "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
          Section 414 of the Code.

               "Consent of Guarantors": the Consent of Guarantors, dated as of July 28, 1999, executed by the Subsidiaries parties to the Subsidiaries Guarantee, the form of which Consent of Guarantors is attached hereto as Exhibit I.

               "Consolidated Adjusted Net Worth": at a particular date, Consolidated Net Worth at such date minus, to the extent included in the determination of such Consolidated Net Worth, all unrealized gain as of such date on the shares of Capital Stock of CellStar owned by the Borrower and its Subsidiaries.

               "Consolidated Current Assets": at a particular date, all amounts which would, in conformity with GAAP, be included under current assets on a consolidated balance sheet of the Borrower and its Subsidiaries as at such date.

               "Consolidated Current Liabilities": at a particular date, all amounts which would, in conformity with GAAP, be included under current liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries as at such date.

               "Consolidated Net Income": for any period, the consolidated net income of the Borrower and its Subsidiaries for such period (taken as a cumulative whole), determined in conformity with GAAP (but excluding gains or losses from sale of securities of any Person (other than a Subsidiary), including, without limitation, the sale of the Capital Stock of CellStar). If Consolidated Net Income is less than zero for any period, it is referred to herein as a "Consolidated Net Loss".

               "Consolidated Net Worth": at a particular date, all amounts which would, in conformity with GAAP, be included under stockholders' equity on a consolidated balance sheet of the Borrower and its Subsidiaries as at such date, excluding any treasury stock and any Foreign Translation Adjustments.

               "Consolidated Pre-Tax Income": for any period, Consolidated Net Income for such period plus, to the extent deducted in determining Consolidated Net Income for such period, Federal, state and local income taxes. If Consolidated Pre-Tax Income is less than zero for any period, it is referred to herein as a "Consolidated Pre-Tax Loss". For purposes of this

          Agreement, Consolidated Pre-Tax Income shall not (other than for purposes of determining the Applicable Margin) include the effects of any conversion of any Subordinated Debentures into common stock of the Borrower or of any gains or losses from the sale of Capital Stock of CellStar or any other extraordinary gains.

               "Consolidated Total Liabilities": at a particular date, all amounts which would, in conformity with GAAP, be included under liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries as at such date, and including in any event the Aggregate Outstanding Direct Extensions of Credit of the Lenders on such date, and excluding in any event the Talk Note, the Subordinated Debentures and any Standby Letter of Credit issued to support the Borrower's obligation under the Subordinated Debentures.

               "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

               "Cost of Funds Rate": with respect to any Designated Foreign Currency, the rate of interest determined by the Fronting Bank (which determination shall be conclusive absent manifest error) to be the cost to the Fronting Bank of obtaining funds denominated in such Designated Foreign Currency for the period or, if applicable, the relevant Interest Period or Periods during which any relevant amount of the Designated Foreign Currency is outstanding.

               "Default": any of the events specified in Section 11, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

               "Designated Foreign Currency": any Foreign Currency (other than Available Foreign Currencies) approved by the Agent and the Fronting Bank.

               "DFS Agreement": the Agreement for Wholesale Financing, dated as of April 1, 1999, between Deutsche Financial Services Corporation and Audiovox Communications Corp., as amended, supplemented or otherwise modified from time to time.

               "DFS Inventory": at any particular date, any Cellular Inventory of Audiovox Communications Corp. which is manufactured, distributed and/or sold by LG International (America), Inc., or any of its subsidiaries or corporate parent companies listed on Schedule 2 to the DFS Intercreditor Agreement, to Audiovox Communications Corp. and
          which bears the trademarks or tradenames of LG International (America), Inc., or the trademarks or tradenames of any of its subsidiaries or corporate parent companies listed on Schedule 2 to the DFS Intercreditor Agreement, together with (i) all rebates, discounts, credits and incentive payments to the extent payable by suppliers or manufacturers directly in respect of DFS Inventory or otherwise not constituting trade receivables, (ii) returns, repossesions, exchanges, replacements, substitutions, attachments, parts, accessories and accessions thereto and (iii) insurance proceeds thereof; it being expressly agreed that, except for insurance proceeds, no Proceeds of or Accounts arising from any of the foregoing shall be included in DFS Inventory, and DFS shall have no security interest therein or right thereto

          (notwithstanding any term or provision of applicable law or any instrument or filing to the contrary).

               "DFS Intercreditor Agreement": the Intercreditor Agreement and Subordination Agreement, dated as of March 12, 1999, among The Chase Manhattan Bank, as Agent, and Deutsche Financial Services Corporation.

               "Dollar Equivalent": at any time as to any amount denominated in any relevant currency (other than Dollars), the equivalent amount in Dollars as determined by the Agent at such time on the basis of the Exchange Rate for the purchase of Dollars with such other relevant currency on the most recent Calculation Date for such relevant currency.

               "Dollars" and "$": dollars in lawful currency of the United States of America.

               "Dollar Loans": as defined in subsection 2.1.

               "Domestic Subsidiary": any Subsidiary incorporated under the laws of the United States of America or a State thereof.

               "Draft": a draft, substantially in the form of Exhibit F hereto, or in such other form as the Accepting Bank shall reasonably request.

               "Eligible Accounts": as to any Person, at a particular date, the total outstanding balance of Accounts of such Person:

                  (a) which are bona fide, valid and legally enforceable obligations of the Account Debtor in respect thereof and arise from the actual sale and delivery of goods or rendition and acceptance of services in the ordinary course of business to such Account Debtor;

                  (b) which do not contravene, or arise from sales which contravene, any Requirement of Law applicable thereto;

                  (c) which are payable in full not later than 60 days after the date of the creation of original invoices related thereto unless the payment of such Accounts are supported by letters of credit issued by a bank, and on terms, reasonably acceptable to the Agent, provided that, notwithstanding the foregoing, Eligible Accounts of the Borrower and its Domestic and Canadian Subsidiaries may include up to $5,000,000 in Accounts which are payable in full not later than 90 days (and not earlier than 60 days) after the creation of the original invoices related thereto ("Ninety-Day Accounts");

                  (d) which are not subject to any offset, net-out, set-off, deduction, dispute, counterclaim or defense (other than co-operative advertising credits), and with respect to which no return, rejection or repossession has occurred;

                  (e) which do not represent a consignment sale, guaranteed sale, sale or return or other similar arrangement;

                  (f) which are not Accounts relating to sales to employees or representatives;

                  (g) which are reduced by any amounts then owing by such Person to the Account Debtor or obligor in respect of such Accounts, including, without limitation, any amounts credited or charged back to such Accounts;

                  (h) which have been invoiced by such Person and which have not been past due for more than 60 days (or, in the case of Ninety-Day Accounts (as defined above), 30 days) after the payment dates specified in the invoices related to such Accounts;

                  (i) with respect to which, the Agent is, and continues to be, reasonably satisfied with the credit standing of the Account Debtor or obligor;

                  (j) which are not owed by an Account Debtor or obligor which is an Affiliate (other than CellStar) or Subsidiary of such Person;

                  (k) which are not owed by an Account Debtor or obligor which has taken any of the actions or suffered any of the events of the kind described in paragraph (g) of Section 11, except to the extent any such Accounts are entitled to an administrative expense priority under the Bankruptcy Code;

                  (l) with respect to which, together with its Affiliates, more than 50% of the aggregate amount of Accounts owed by any Account Debtor or obligor to such Person are not more than 60 days (or, in the case of Ninety-Day Accounts (as defined above), 30 days) past due after the payment dates specified in the invoices related to such Accounts;

                  (m) which are (i) with respect to Accounts owed to the Borrower or any Domestic Subsidiary, denominated in Dollars and payable only in Dollars and only in the United States of America or denominated in any other currency which is covered by a Foreign Exchange Contract and is otherwise acceptable to the Agent and (ii) with respect to Accounts owed to the Canadian Subsidiary, are denominated in Dollars or Canadian dollars and payable only in Dollars or Canadian dollars and only in the United States of America or Canada;

                  (n) which are owned solely by such Person free and clear of all Liens or other rights or claims of any other Person (except in favor of the Collateral Agent for the benefit of the Lenders) and arise from sales in respect of which all sales, excise or similar taxes have been paid in full;

                  (o) which are subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Lenders pursuant to the Borrower Security Agreement or the Subsidiaries Security Agreement, as the case may be;

                  (p) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority, required to be obtained, effected or given in connection with the execution, delivery and performance of such Accounts have been duly obtained, effected or given, and are in full force and effect;

                  (q) which are not Accounts owed by any Governmental Authority other than such Accounts as to which all required filings to perfect the security interest in such Accounts in favor of the Collateral Agent for the benefit of the Lenders pursuant to the Borrower Security Agreement or the Subsidiaries Security Agreement, as the case may be, have been made, including, without limitation, any filings and/or assignments required under the Assignment of Claims Act of 1940, as amended;

                  (r) which, with respect to Accounts owed to the Canadian Subsidiary, may be reduced by an amount, as determined by the Agent in its reasonable discretion, equal to any costs, taxes or other amounts that might be payable in the event the security interest in such Accounts in favor of the Collateral Agent for the benefit of the Lenders was to be enforced;

                  (s) which constitute "accounts" within the meaning of the Uniform Commercial Code of the state in which the chief executive office of such Person is located;

                  (t) which are owed by Account Debtors (i) which are organized under the laws of the United States of America or a State thereof or under the laws of Canada or a Province thereof,
                  (ii) the Capital Stock of which is traded on the New York Stock Exchange, the NASDAQ/AMEX or any other american exchange and which has a market capitalization of at least $1,000,000,000, (iii) at least 20% of the outstanding Capital Stock of which is owned by one or more of the Bell operating companies or by any other Person the Capital Stock of which is traded on the New York Stock Exchange, the NASDAQ/AMEX or any other american exchange and which has a market capitalization of at least $1,000,000,000 or (iv) which are otherwise acceptable to the Agent, provided that the aggregate amount of Eligible Accounts of Account Debtors described in clause (ii) and (iii) above (and which do not qualify pursuant to clause
                  (i) above) shall not exceed $30,000,000 at any time; and

                  (u) which conform in all other respects to the representations and warranties contained in the Borrower Security Agreement or the Subsidiaries Security Agreement, as the case may be.

         Standards of eligibility may be fixed and revised from time to time solely by the Agent in the Agent's reasonable judgment, provided that the Agent shall not revise the standards of eligibility in a manner which would increase the outstanding balance of Eligible Accounts at the time of such revision without the prior written consent of the Required Lenders. Unless a Default or Event of Default has occurred and is continuing, the Agent shall give five days prior written notice to the Borrower of any change in the standards of eligibility set forth above, except for changes relating to the credit standing of the Account Debtor or obligor on any Account. To the extent that the aggregate amount of co-operative advertising credits exceeds $10,000,000 at any time, the aggregate amount of Eligible Accounts shall be reduced by an amount equal to such excess.

               "Eligible Inventory": as to any Person, at a particular date, the aggregate amount of Inventory (other than DFS Inventory) of such
          Person:

                  (a) which is owned solely by such Person free and clear of all Liens or other rights or claims of any other Person (except in favor of the Collateral Agent for the benefit of the Lenders);

                  (b) which (i) is subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Lenders pursuant to the Borrower Security Agreement or the Subsidiaries Security Agreement, as the case may be, and (A) is located at a storage, manufacturing or public facility owned or leased by such Person in the United States of America or, with respect to the Inventory of the Canadian Subsidiary, in Canada, or (B) is in transit from one such location in the United States of America (or in the case of Canadian Subsidiaries, in Canada) to another such location in the United States of America (or in the case of Canadian Subsidiaries, Canada), and, in either case, as to which, if such storage, manufacturing or public facility is leased, a Landlord's Consent has been received by the Collateral Agent, provided, that the requirement that the Collateral Agent shall have received a Landlord's Consent shall not apply prior to the date which is six months after the Closing Date, provided that the aggregate amount of Inventory in transit pursuant to clause (i)(B) which may be Eligible Inventory shall not exceed $2,000,000, or (ii) is being shipped to the United States of America or Canada if, upon arrival of such Inventory in the United States of America or Canada, such Inventory will immediately be subject to a first priority security interest in favor of the Collateral Agent for the benefit of the Lenders pursuant to the Borrower Security Agreement or the Subsidiaries Security Agreement, as the case may be, provided that, (x) if such Inventory is being shipped under a Letter of Credit which is not denominated in Dollars, the value of such Inventory shall be reduced from time to time to account for currency fluctuations and (y) the aggregate amount of
                  Inventory which may be included in the determination of Eligible Inventory as a result of this clause (ii) and which is not being shipped under a Letter of Credit issued, or Acceptance created, under this Agreement shall not exceed $15,000,000;

                  (c) which is readily marketable for sale;

                  (d) which is not damaged;

                  (e) which has not been returned or rejected by any prospective buyer thereof, unless, if such Inventory is returned, such Inventory is readily marketable for sale upon return;

                  (f) which are not display goods;

                  (g) which is not in the form of books or other literature;

                  (h) which, in the case of Cellular Inventory, is expected to be sold within six months based upon the turnover applicable to such Cellular Inventory and, in the case of other Inventory, is expected to be sold within nine months based upon the turnover applicable to such Inventory provided that no Inventory in respect of new products shall be subject to the requirements of this paragraph (h) until such Inventory has been available for sale by such Person, in the case of Cellular Inventory, for a period of at least six months, and, in the case of all other Inventory, for a period of at least nine months;

                  (i) which is not owned by an Affiliate or Subsidiary of such Person;

                  (j) with respect to which, no Account has been created;

                  (k) which, with respect to Inventory located at (or in transit to) a storage, manufacturing or public facility in Canada, may be reduced by an amount, as determined by the Agent in its sole discretion, equal to any costs, taxes or other amounts that would be payable in the event the security interest in favor of the Collateral Agent was to be enforced;

                  (l) which is not work in progress, raw materials, supplies or capitalized fees (it being understood that parts that are held for resale in the automotive business of the Borrower shall not be excluded pursuant to this paragraph (l) so long as the aggregate amount thereof does not exceed $2,000,000); and

                  (m) which conforms in all other respects to the representations and warranties contained in the Borrower Security Agreement or the Subsidiaries Security Agreement, as the case may be.

                  Eligible Inventory shall be increased by an amount equal to the undrawn face amount of any Letter of Credit against which goods are to be shipped to the Borrower or any of its Subsidiaries, provided that if any such Letter of Credit is not denominated in Dollars, the amount by which Eligible Inventory is increased pursuant to this sentence shall be adjusted from time to time by the Agent to account for currency fluctuations. Standards of eligibility may be fixed and revised from time to time solely by the Agent in the Agent's reasonable judgment, provided that the Agent shall not revise the standards of eligibility in a manner which would increase the outstanding amount of Eligible Inventory at the time of such revision without the prior written consent of the Required Lenders. Unless a Default or Event of Default has occurred and is continuing, the Agent shall give five days prior written notice to the Borrower of any change in the standards of eligibility set forth above.

               "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

               "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "Eurocurrency Base Rate": with respect to each day during each Interest Period pertaining to a Foreign Currency Loan denominated in an Available Foreign Currency, the rate appearing on the Page for the applicable Available Foreign Currency of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Fronting Bank, in consultation with the Agent and the Borrower, from time to time for purposes of providing quotations of interest rates applicable to deposits in the applicable currency in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in the applicable Available Foreign Currency with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "Eurocurrency Base Rate" with respect to such Foreign Currency Loan for such Interest Period shall be the rate at which the Fronting Bank is offered deposits in the applicable Available Foreign Currency in an amount the Dollar Equivalent of which is approximately equal to $2,000,000 and for a maturity comparable to such Interest Period in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period.

               "Eurocurrency Rate": with respect to each day during each Interest Period pertaining to a Foreign Currency Loan denominated in an Available Foreign Currency, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                  Eurocurrency Base Rate
                           ---------------------------------------
                           1.00 - Eurocurrency Reserve Requirements

               "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan or Foreign Currency Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding maintained by a member bank of such System or any London branch of any Lender.

               "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which Chase is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

               "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

               "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                  Eurodollar Base Rate
                           -----------------------------------------
                           1.00 - Eurocurrency Reserve Requirements

               "Eurodollar Tranche": the collective reference to Eurodollar Loans whose Interest Periods each begin on the same day and end on the same other day.

               "Event of Default": any of the events specified in Section 11, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

               "Exchange Rate": on any day, with respect to any currency, the rate at which such currency may be exchanged into Dollars (and, for purposes of any provision of this Agreement requiring or permitting the conversion of amounts in Foreign Currencies to Dollars, the rate at which Dollars may be exchanged into the applicable Foreign Currency), as set forth at approximately 11:00 a.m., London time, on such date on the Reuters World Currency Page for such currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Agent, the Fronting Bank (or, in the case of Exchange Rates relating to Letters of Credit, the Issuing Bank) and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Fronting Bank (or, in the case of Exchange Rates relating to Letters of Credit, the Issuing Bank) in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of Dollars (or such Foreign Currency, as the case may be) for delivery two Business Days later, provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Fronting Bank (or, in the case of Exchange Rates relating to Letters of Credit, the Issuing Bank) after consultation with the Agent and the Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

               "Existing Acceptances":  such bankers' acceptances as are part of
          the  Existing   Extensions  of  Credit  and  are  outstanding   and/or
          unreimbursed on the Closing Date.

               "Existing Credit Agreement": as defined in the recitals to this Agreement.

               "Existing Extensions of Credit": as defined in the recitals to this Agreement.

               "Existing Letters of Credit": such letters of credit, steamship guarantees and airway releases as are part of the Existing Extensions of Credit and are outstanding and/or unreimbursed on the Closing Date.

               "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

               "Foreign Currency": any currency other than Dollars.

               "Foreign Currency Letter of Credit": any Letter of Credit issued in a Foreign Currency.

               "Foreign Currency Loan": any Loan denominated in a Foreign Currency.

               "Foreign Currency Loan Participant": with respect to each Foreign Currency Loan, the collective reference to all Lenders other than the Fronting Bank.

               "Foreign Currency Sublimit": $15,000,000.

               "Foreign Currency Tranche": the collective reference to Foreign Currency Loans whose Interest Periods begin on the same day and end on the same other day.

               "Foreign Exchange Contracts": as defined in subsection 6.16.

               "Foreign Exchange Liabilities": as defined in subsection 6.16.

               "Foreign Translation Adjustment": as defined under GAAP.

               "Fronting Bank":  Chase, or its successor pursuant to subsections
          12.9 and 12.10, in its capacity as the lender of Foreign Currency Loans pursuant to subsection 3.1.

               "Funding Office": (a) with respect to borrowings, conversions or continuations of Dollar Loans, the office of the Agent located at 7600 Jericho Turnpike, Woodbury, New York 11797, or such other office as the Agent shall designate in writing to the Borrower and the Lenders from time to time, (b) with respect to the issuance of Letters of Credit hereunder, the office of the Issuing Bank located at 7600 Jericho Turnpike, Woodbury, New York 11797, or such other office as the Issuing Bank shall designate in writing to the Borrower, the Agent and the Lenders from time to time, (c) with respect to the creation of Acceptances hereunder, the office of the Accepting Bank located at 7600 Jericho Turnpike, Woodbury, New York 11797, or such other office as the Accepting Bank shall designate in writing to the Borrower, the Agent and the Lenders from time to time, and (d) with respect to borrowings or continuations of Eurocurrency Loans, the applicable Funding Office of the Fronting Bank set forth in respect thereof in the Administrative Schedule, or such other office as the Fronting Bank shall designate in writing to the Borrower, the Agent and the Lenders from time to time.

               "Funding Time": (a) with respect to Dollar Loans, 2:00 P.M., New York City time, and (b) with respect to Foreign Currency Loans, the applicable time set forth in respect thereof in the Administrative Schedule.

               "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

               "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Government Contracts": as defined in subsection 7.21.

               "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit or bankers' acceptance) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor if such purchase of property is primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Required Lenders in good faith.

               "Guarantors": collectively, the Domestic Subsidiaries, the Canadian Subsidiary and any other Subsidiaries required to execute a guarantee, security agreement or other Security Document pursuant to subsection 9.7.

               "ICC Rules" as defined in subsection 4.1(c)

               "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities, accrued expenses and documentary acceptances incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument,
          (b) all obligations of such Person under Financing Leases, (c) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for or for the account of such Person,
          (d) all obligations of such Person under Foreign Exchange Contracts and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

               "Insolvency":   with  respect  to  any  Multiemployer  Plan,  the
          condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

               "Insolvent": pertaining to a condition of Insolvency.

               "Interest Payment Date": with respect to any Loan, the last day of each month to occur while such Loan is outstanding, provided that
          (a) with respect to any Base Rate Loan, the date upon which such Loan is converted to another Type of Loan shall also be an Interest Payment Date for such Loan and (b) with respect to any Eurodollar Loan or Foreign Currency Loan, the last day of the Interest Period with respect to such Loan shall also be an Interest Payment Date for such Loan.

               "Interest Period": (a) with respect to any Eurodollar Loan:

                    (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                    (ii) thereafter,  each period  commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

               (b) with respect to any Foreign Currency Loan:

                    (i) initially the period commencing on the borrowing date with respect to such Foreign Currency Loan and ending at the end of any permitted interest period for such Foreign Currency Loan as set forth on the Administrative Schedule and selected by the Borrower; and

                    (ii) thereafter,  each period  commencing on the last day of the next preceding such interest period and ending on the last day of the next permitted interest period selected by the Borrower;

     provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                    (i) if any  Interest  Period  would  otherwise  end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                    (ii) no Interest  Period shall extend beyond the Termination
               Date;

                    (iii) if the Borrower  shall fail to give notice as provided above in respect of any Eurodollar Loan, the Borrower shall be deemed to have selected a Base Rate Loan to replace such Eurodollar Loan;

                    (iv) any  Interest  Period that begins on the last  Business
               Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                    (v) no Foreign  Currency Loan may be converted into a Dollar
               Loan by the Borrower.

               "Inventory": as defined in the UCC and including, without limitation, all Cellular Inventory.

               "Issuing Bank":  Chase, or its successor  pursuant to subsections
          12.9 and 12.10, in its capacity as issuer of Letters of Credit pursuant to subsection 4.1(a).

               "IPO": as to any Person, any sale by such Person through a public offering of its common stock pursuant to an effective registration statement (other than a registration statement on Form S-4, S-8 or any successor or similar form) filed under the Securities Act of 1933, as amended.

               "Joint Venture": as to any Person, a corporation,  partnership or other entity (other than a Subsidiary) of which 50% or less (but more than 10%) of the shares of stock or other ownership interests are at the time owned, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Joint Venture " or "Joint Ventures" in this Agreement shall refer to a Joint Venture or Joint Ventures of the Borrower, including, without limitation, the entities listed in
          Schedule 7.15 under the heading "Joint Ventures".

               "Landlord's Consent": a consent substantially in the form of Exhibit H hereto.

               "L/C Obligations": at any time, an amount equal to the sum of (a)
          the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit issued in Dollars (including any such Existing Letters of Credit), (b) the aggregate Dollar Equivalents of the then undrawn and unexpired amount of the then outstanding Foreign Currency Letters of Credit (including any such Existing Letters of Credit), (c) the aggregate amount of unpaid L/C Reimbursement Obligations in respect of Letters of Credit issued in Dollars at such time and (d) the aggregate Dollar Equivalents of the amount of unpaid L/C Reimbursement Obligations in respect of Foreign Currency Letters of Credit at such time (including any such Existing Letters of Credit).

               "L/C Reimbursement Obligations": the obligation of the Borrower to reimburse the Issuing Bank pursuant to subsection 6.5(a) for amounts drawn under Letters of Credit (including Existing Letters of Credit).

               "L/C Participants": with respect to each Letter of Credit (including each Existing Letter of Credit), collectively, all the Lenders other than the Issuing Bank.

               "Letters of Credit": as defined in subsection 4.1(a).

               "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

               "Loan": any loan made pursuant to this Agreement.

               "Loan Documents": this Agreement, the Notes, the Security Documents, the Consent of Guarantors, any Application, any Acceptance Request, and all other documents executed and delivered in connection herewith or therewith, including any amendments, supplements or other modifications to any of the foregoing.

               "London Banking Day": any day on which banks in London, England, are open for general banking business, including dealings in foreign currency and exchange.

               "Material Adverse Effect": a material adverse effect on (a) the business, operations, property or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under this Agreement, the Notes or any of the other Loan Documents, or (c) the validity or enforceability of this Agreement, the Notes or any of the other Loan Documents or the rights or remedies of the Agent, the Collateral Agent or the Lenders hereunder or thereunder.

               "Material Foreign Subsidiary": any Subsidiary, other than a Domestic Subsidiary, which (a) has total assets of $5,000,000 (or the equivalent thereof in any Foreign Currency) or greater or (b) has net income in Dollars (or the equivalent thereof in any Foreign Currency) in any year equal to or in excess of an amount equal to 10% of Consolidated Net Income for such year, in either such case as determined in accordance with GAAP or the comparable principles of any foreign country used in the preparation of the financial statements of such Subsidiary.

               "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

               "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

               "Net Cash Proceeds": in connection with any issuance or sale of Capital Stock, the cash proceeds received from such issuance or sale, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

               "Net  Worth  Base  Amount":   (a)$175,000,000  plus  (b)  50%  of
          Consolidated Net Income, if any, for each fiscal year ending on or after November 30, 1999.

               "Non-Excluded Taxes": as defined in subsection 6.15.

               "Note": the collective reference to the promissory notes, substantially in the form of Exhibit A hereto, issued pursuant to this Agreement, including, without limitation, the promissory notes issued pursuant to subsection 2.2.

               "Participant": as defined in subsection 13.6(b).

               "Participating Interest": with respect to each Letter of Credit (including each Existing Letter of Credit) or Acceptance (including each Existing Acceptance) or Foreign Currency Loan, (i) in the case of the Issuing Bank, the Accepting Bank or the Fronting Bank, as the case may be, its interest (a) in such Letter of Credit and any Application relating thereto, (b) in such Acceptance and any Acceptance Request relating thereto or (c) such Foreign Currency Loan, as the case may be, in either case after giving effect to the granting of any participating interests therein pursuant to this Agreement and (ii) in the case of each Participating Lender, its undivided participating interest (a) in such Letter of Credit and any Application relating thereto, (b) in such Acceptance and any Acceptance Request relating thereto or (c) such Foreign Currency Loan, as the case may be.

               "Participating Lender": any Lender (other than the Issuing Bank, the Accepting Bank or the Fronting Bank, as the case may be) with respect to its Participating Interest in each Letter of Credit (including each Existing Letter of Credit), Acceptance (including each Existing Acceptance) and Foreign Currency Loan.

               "Payment Office": (a) with respect to any payments on account of the principal of, interest on or fees (other than pursuant to subsection 3.3(b)) in respect of Eurocurrency Loans, the applicable
          Payment Office set forth in respect thereof in the Administrative Schedule, or such other office as the Fronting Bank shall designate in writing to the Borrower and the Lenders from time to time, (b) with respect to any payments to the Issuing Bank hereunder in respect of Letters of Credit issued hereunder, the office of the Issuing Bank located at 7600 Jericho Turnpike, Woodbury, New York 11797, or such other office as the Issuing Bank shall designate in writing to the Borrower, the Agent and the Lenders from time to time, (c) with respect to any payments to the Accepting Bank hereunder in respect of Acceptances created hereunder, the office of the Accepting Bank located at 7600 Jericho Turnpike, Woodbury, New York 11797, or such other office as the Accepting Bank shall designate in writing to the Borrower, the Agent and the Lenders from time to time, and (d) with respect to all other payments under this Agreement, the office of the Agent located at 7600 Jericho Turnpike, Woodbury, New York 11797, or such other office as the Agent shall designate in writing to the Borrower, the Agent and the Lenders from time to time.

               "Payment Time": (a) with respect to any payments on account of the principal of, interest on or fees in respect of Foreign Currency Loans, the applicable time set forth in respect thereof in the Administrative Schedule and (b) with respect to all other payments under this Agreement, 12:00 P.M. (Noon), New York City time.

               "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

               "Person": an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

               "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

               "Pledge Agent": Chase, in its capacity as pledge agent for the secured parties under the Audiovox Holding Corp. Pledge Agreement.

               "Proceeds": as defined in the UCC.

               "Purchasing Lenders": as defined in subsection 13.6(c).

               "Quotation Day": with respect to the determination of the Eurocurrency Base Rate for any Interest Period, the day on which quotations would ordinarily be given by prime banks in the London Interbank market for deposits in the Available Foreign Currency for delivery on the first day of such Interest, Period; provided, that if quotations would ordinarily be given on more than one date, the Quotation Day for such Interest Period shall be the last of such dates. On the date hereof, the Quotation Day in respect of any Interest Period for any Available Foreign Currency is customarily the last day prior to the beginning of such Interest Period which is (i) at least two London Banking Days prior to the beginning of such Interest Period or, in the case of Sterling, the London Banking Day which is the first day of such Interest Period and (ii) a day on which banks are open for general banking business in the city which is the principal financial center of the country of such Available Foreign Currency.

               "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System.

               "Required   Lenders":   at  any  time,   Lenders  the  Commitment
          Percentages of which then aggregate at least 51%.

               "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its material property is subject.

               "Reset Date": as defined in Section 1.3.

               "Responsible Officer": the chief executive officer, the president or the chief financial officer of the Borrower.

               "Security Documents": collectively, the Audiovox Pledge Agreement the Audiovox Holding Corp. Pledge Agreement, the Borrower Security Agreement, the Subsidiaries Guarantee and the Subsidiaries Security Agreement and any other agreement or document executed in connection with this Agreement or any other Security Document which is intended to provide security for the obligations of the Borrower and the Subsidiaries under or in respect of this Agreement, including, without limitation, any security agreement or document executed pursuant to subsection 9.7.

               "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

               "Standby Foreign Currency Letter of Credit": any Standby Letter of Credit issued in a Foreign Currency.

               "Standby L/C Commitment": $15,000,000.

               "Standby Letters of Credit": as defined in subsection 4.1(b).

               "Standby L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Standby Letters of Credit issued in Dollars, (b) the aggregate Dollar Equivalents of the then undrawn and unexpired amount of the then outstanding Standby Foreign Currency Letters of Credit,
          (c) the aggregate amount of unpaid Standby L/C Reimbursement Obligations in respect of Letters of Credit issued in Dollars at such time and (d) the aggregate Dollar Equivalents of the amount of unpaid L/C Reimbursement Obligations in respect of Standby Foreign Currency Letters of Credit at such time.

               "Steamship Guarantee": as defined in subsection 4.1(b).

               "Subordinated Debenture Indenture": the Indenture dated as of March 15, 1994, among the Borrower and Continental Stock Transfer & Trust Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

               "Subordinated  Debentures":  the 6-1/4% Convertible  Subordinated
          Debentures   due  2001  issued  by  the   Borrower   pursuant  to  the
          Subordinated Debenture Indenture.

               "Subsidiaries Guarantee": the Amended and Restated Subsidiaries Guarantee, dated as of March 15, 1994, made by the Subsidiaries parties thereto in favor of the Collateral Agent, a copy of which is attached hereto as Exhibit K, as the same by amended, supplemented or otherwise modified from the time to time.

               "Subsidiaries  Security  Agreement":  the  Amended  and  Restated
          Security  Agreement,   dated  as  of  March  15,  1994,  made  by  the
          Subsidiaries parties thereto in favor of the Collateral

          Agent, a copy of which is attached hereto as Exhibit L, as the same by amended, supplemented or otherwise modified from the time to time.

               "Subsidiary": as to any Person, a corporation, partnership or other entity of which more than 50% of the shares of stock, or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity, are at the time owned, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower and shall include, without limitation, the corporations listed in Schedule 7.15 under the headings "Domestic Subsidiaries", "Canadian Subsidiaries" and "Material Foreign Subsidiaries".

               "Talk Corporation": as defined in subsection 10.9(f).

               "Talk Note": the note issued by the Borrower to General Leasing USA in the aggregate principal amount of (Y)500,000,000.

               "Termination Date": July 27, 2004.

               "Trade Letters of Credit": as defined in subsection 4.1(b).

               "Transferee": as defined in subsection 13.6(f).

               "Type": as to any Loan, its nature as a Base Rate Loan, a Eurodollar Loan or a Foreign Currency Loan.

               "UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

               "Uniform   Customs":   the  Uniform   Customs  and  Practice  for
          Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

               "Wholly Owned Foreign Subsidiary": as to any Person, any Material Foreign Subsidiary of such Person of which such Person owns, directly or indirectly, all of the Capital Stock of such Material Foreign Subsidiary other than directors qualifying shares or shares held by nominees.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  1.3 Exchange Rates. (a) Not later than 1:00 p.m., New York City time, on each Calculation Date, the Fronting Bank (or, in the case of clause (i)(B), the Issuing Bank) shall (i) determine the Exchange Rate as of such Calculation Date with respect to each Foreign Currency (A) in which the Fronting Bank shall have extended a commitment to make Loans, (B) in which any Loan or Loans shall be outstanding or (C) in which any undrawn Letter of Credit may be denominated and (ii) give notice thereof to the Lenders and the Borrower. The Fronting Bank and the Issuing Bank shall immediately notify the Agent of any Exchange Rates so determined. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date"), shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than subsection 3.5, subsection 6.5, subsection 6.10, subsection 6.14(c), subsection 13.17, or any other provision expressly requiring the use of a current Exchange
Rate) be the Exchange Rates employed in converting any amounts between Dollars and Foreign Currencies.

                  (b) Not later than 5:00 p.m., New York City time, on each Reset Date, each Borrowing Date and each date on which the Borrower requests the issuance of a Letter of Credit or the creation of an Acceptance hereunder, the Agent shall (i) determine the aggregate amount of the Dollar Equivalents of the principal amounts of the Foreign Currency Loans and Foreign Currency Letters of Credit then outstanding (after giving effect to any Foreign Currency Loans or Foreign Currency Letters of Credit made, issued, repaid or canceled on such date) and (ii) notify the Lenders and the Borrower of the results of such determination.


                   SECTION 2. AMOUNT AND TERMS OF DOLLAR LOANS

                  2.1 Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Dollar Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding, when added to such Lender's Commitment Percentage of the sum of (i) the then outstanding L/C Obligations and Acceptance Obligations and (ii) the aggregate Dollar Equivalents of the principal amount of Foreign Currency Loans then outstanding, not to exceed the lesser of (A) the amount of such Lender's Commitment and (B) such Lender's Commitment Percentage share of the Borrowing

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



Base then in effect. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Dollar Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  (b) The Dollar Loans may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with subsections 2.3 and 6.8, provided that no Dollar Loan shall be made or continued as or converted to a Eurodollar Loan after the day that is one month prior to the Termination Date.

                  2.2 Repayment of Loans; Notes. (a) The Borrower hereby unconditionally promises to pay to the Agent at the applicable Payment Office for the account of the Lenders the then unpaid principal amount of each Dollar Loan of such Lender on the Termination Date (or such earlier date on which the Dollar Loans become due and payable pursuant to Section II). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Dollar Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 6.6.

                  (b) The Dollar Loans made by each Lender shall be evidenced by a Note, substantially in the form of Exhibit A hereto, with appropriate insertions as to payee, date and principal amount, payable to the order of such Lender and in a principal amount equal to the lesser of (a) the amount set forth opposite such Lender's name on Schedule 1.1(a) hereto under the heading "Commitment" and (b) the aggregate unpaid principal amount of all Dollar Loans made by such Lender. Each Lender is hereby authorized to record the date, Type and amount of each Dollar Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the Eurodollar Rate and the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure by any Lender to make any such recordation on its Note (or any error therein) shall not affect any of the obligations of the Borrower under such Note or this Agreement. Each Note shall (x) be dated the Closing Date, (y) be stated to mature on the Termination Date and (z) provide for the payment of interest in accordance with subsection 6.6.

                  2.3 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent at the applicable Funding Office prior to 11:30 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Dollar Loans are to be initially Eurodollar Loans or (b) on the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date,
(iii) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the amount of such Eurodollar Loans and the respective lengths of the initial Interest Periods therefor. Each borrowing of Dollar Loans under the Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $500,000 or a whole multiple thereof (or, if the then Available Commitments are less than $500,000, such lesser amount) and (y) in the case of

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



Eurodollar Loans, an amount equal to $1,500,000 or a whole multiple of $500,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Agent shall (a) in the case of a notice requesting a borrowing of Eurodollar Loans, promptly notify each Lender thereof and (b) in the case of a notice requesting a borrowing of Base Rate Loans, notify each Lender thereof prior to 1:00 P.M. on the requested Borrowing Date. Each Lender will make the amount of its pro rata share of each borrowing of Dollar Loans available to the Agent for the account of the Borrower at the applicable Funding Office prior to the applicable Funding Time on the Borrowing Date requested by the Borrower in funds immediately available to the Agent. Such borrowing in Dollars will then be made available to the Borrower by the Agent crediting the account of the Borrower on the books of such Funding Office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.


              SECTION 3. AMOUNT AND TERMS OF FOREIGN CURRENCY LOANS

                  3.1 Foreign Currency Commitments. Subject to the terms and conditions set forth hereof, the Fronting Bank agrees to make Foreign Currency Loans to the Borrower in Available Foreign Currencies or Designated Foreign Currencies from time to time during the Commitment Period in an aggregate principal amount the aggregate Dollar Equivalents of which at any one time outstanding shall not exceed the Foreign Currency Sublimit, provided that, after giving effect to any such Foreign Currency Loan, the Aggregate Outstanding Extensions of Credit at such time do not exceed the lesser of (i) the Commitments and (ii) the Borrowing Base then in effect. During the Commitment Period, the Borrower may borrow, prepay and reborrow Foreign Currency, all in accordance with the terms and conditions hereof. The Borrower hereby unconditionally promises to pay to the Agent for the account of the Fronting Bank the then unpaid principal amount of each Foreign Currency Loan on the Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section II). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Foreign Currency Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 6.6. On the Closing Date, the Foreign Currency Loans outstanding under the Existing Credit Agreement on the Closing Date shall be deemed to be Foreign Currency Loans made and outstanding under this Agreement.

                  3.2 Procedure for Foreign Currency Borrowings. The Borrower may borrow Foreign Currency Loans pursuant to subsection 3.1 during the Commitment Period on any Business Day, provided that the Borrower shall give the Agent and the Fronting Bank irrevocable notice (which notice must be received by the Fronting Bank at the applicable Funding Office prior to the time specified for the relevant Foreign Currency in the Administrative Schedule), specifying
(i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) the Foreign Currency in which the Foreign Currency Loans will be denominated and
(iv) the respective lengths of the initial Interest Periods therefor. The Borrower shall also notify the Agent of any such borrowing request on the date of such request. Each borrowing of Foreign Currency Loans shall be in such minimum amounts as shall be specified for the applicable Foreign Currency in the Administrative Schedule. The proceeds of each Fronted Currency Loan will be made available by the Fronting Bank in respect thereof to the Borrower as specified in the Administrative Schedule.

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



                  3.3 Fronting Fees, Commissions and Other Charges. (a) The Borrower shall pay to the Fronting Bank at the applicable Payment Office with respect to each Foreign Currency Loan, for the account of such Fronting Bank, a fronting fee with respect to the period from and including the date of such Foreign Currency Loan to but excluding the date of repayment thereof computed at a rate of 0.25% per annum on the average daily principal amount of such Foreign Currency Loan outstanding during the period for which such fee is calculated. Such fronting fee shall be payable in arrears on each Interest Payment Date to occur after the making of such Foreign Currency Loan and on the Termination Date (or on such earlier date as the Commitments shall terminate as provided herein) and shall be nonrefundable.

                  (b) The Borrower shall pay to the Agent at the applicable Payment Office, for the account of the Foreign Currency Loan Participants, a participation fee with respect to each Foreign Currency Loan with respect to the period from and including the date of such Foreign Currency Loan to but excluding the date of repayment thereof, computed at a rate per annum equal to the Applicable Margin in respect of Eurodollar Loans from time to time in effect on the average aggregate Dollar Equivalents of the daily principal amount of such Foreign Currency Loan outstanding during the period for which such fee is calculated. Such fee shall be shared ratably among the Foreign Currency Participants in accordance with their respective Commitment Percentages. Such commission shall be payable in arrears on each Interest Payment Date to occur after the making of such Foreign Currency Loan and on the Termination Date (or on such earlier date as the Commitments shall terminate as provided herein) and shall be nonrefundable.

                  (c) The Agent shall promptly following its receipt thereof distribute to the Fronting Bank and Foreign Currency Loan Participants all fees received by the Agent for their respective accounts pursuant to this subsection.

                  3.4 Participations. (a) The Fronting Bank irrevocably agrees to grant and hereby grants to each Foreign Currency Loan Participant, and, to induce the Fronting Bank to make Foreign Currency Loans hereunder, each Foreign Currency Loan Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Fronting Bank, on the terms and conditions hereinafter stated, for such Foreign Currency Loan Participant's own account and risk, an undivided interest equal to such Foreign Currency Loan Participant's Commitment Percentage in the Fronting Bank's obligations and rights under each Foreign Currency Loan made hereunder. Subject to subsection 3.5, each Foreign Currency Loan Participant unconditionally and irrevocably agrees with the Fronting Bank that, if a payment is made in respect of any Foreign Currency Loan by the Fronting Bank for which the Fronting Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such Foreign Currency Loan Participant shall pay to the Fronting Bank upon demand at the applicable Payment Office an amount equal to such Foreign Currency Loan Participant's Commitment Percentage of the amount of such payment, or any part thereof, which is not so reimbursed.

                  (b) If any amount required to be paid by any Foreign Currency Loan Participant to the Fronting Bank pursuant to subsection 3.4(a) or 3.5 in respect of any unreimbursed portion of any payment made by the Fronting Bank in respect of any Foreign Currency Loan is paid to the Fronting Bank within three Business Days after the date such payment is due, such Foreign Currency Loan

Participant shall pay to the Fronting Bank on demand an amount equal to the product of such amount, times the daily average Federal funds rate, as quoted by the Fronting Bank (or, in the case of any amount in a Foreign Currency, the Eurocurrency Rate or the Cost of Funds Rate, as the case may be), during the period from and including the date such payment is required to the date on which such payment is immediately available to the Fronting Bank, times a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Foreign Currency Loan Participant pursuant to subsection 3.4(a) is not in fact made available to the Fronting Bank by such Foreign Currency Loan Participant within three Business Days after the date such payment is due, the Fronting Bank shall be entitled to recover from such Foreign Currency Loan Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans (or Foreign Currency Loans in the applicable Foreign Currency, as the case may be), which are not overdue hereunder. A certificate of the Fronting Bank submitted to any Foreign Currency Loan Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Fronting Bank has made payment in respect of any Foreign Currency Loan and has received from any Foreign Currency Loan Participant its pro rata share of such payment in accordance with subsection 3.4(a), the Fronting Bank receives any payment related to such Foreign Currency Loan (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Fronting
Bank), or any payment of interest on account thereof, the Fronting Bank will, within three Business Days after receipt thereof, distribute to such Foreign Currency Loan Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Fronting Bank shall be required to be returned by the Fronting Bank, such Foreign Currency Loan Participant shall, within three Business Days, return to the Fronting Bank the portion thereof previously distributed by the Fronting Bank to it. If any amount payable under this paragraph is paid within three Business Days after such payment is due, the Lender which owes such amount shall pay to the Lender to which such amount is owed on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by such Lender (or, in the case of any amount in a Foreign Currency, the Eurocurrency Rate or the Cost of Funds Rate, as the case may be), during the period from and including the date such payment is required to the date on which such payment is made available to such Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any amount required to be paid under this paragraph is not in fact made available to the Lender to which such amount is owed within three Business Days after the date such payment is due, such Lender shall be entitled to recover from the Lender which owes such amount, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans (or Foreign Currency Loans in the applicable Foreign Currency, as the case may be), which are not overdue hereunder.

                  3.5 Conversion of Foreign Currency Loans; Termination of Foreign Currency Loan Subfacility. In the event that any Foreign Currency Loan shall be outstanding and (i) the principal of or interest on such Foreign Currency Loan shall not be paid within three Business Days after the date on which it is due and the Fronting Bank shall deliver to the Agent and the Borrower a request that the provisions of this paragraph take effect with respect to such Foreign Currency Loan or (ii)

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



the Commitments shall be terminated or the Loans accelerated pursuant to Section 11, then (unless such request is revoked by the Fronting Bank) (x) the obligations of the Borrower in respect of the principal of and interest on such Foreign Currency Loan shall without further action be converted into obligations denominated in Dollars at the applicable Exchange Rate on the date of such conversion, as determined by the Agent in accordance with the terms hereof, (y) such converted obligations will bear interest at the rate applicable to overdue Base Rate Loans under subsection 6.6(e) and (z) each Lender shall pay the purchase price for its Participating Interest in such Foreign Currency Loan by wire transfer of immediately available funds in Dollars to the Administrative Agent in the manner provided in subsection 3.4 (and the Agent shall promptly wire the amounts so received to the Fronting Bank). Upon any event specified in clause (ii) above, the commitment of the Fronting Bank to make loans in Foreign Currencies pursuant to subsection 3.1 shall be permanently terminated. The obligations of the Lenders to acquire and pay for their Participating Interests pursuant to this paragraph shall be absolute and unconditional under any and all circumstances.


                SECTION 4. AMOUNT AND TERMS OF LETTERS OF CREDIT

                  4.1 Letters of Credit. (a) Subject to the terms and conditions hereof, the Issuing Bank, in reliance on the agreements of the other Lenders set forth in subsection 4.4(a), agrees to issue letters of credit, steamship guarantees and airway releases (collectively, "Letters of Credit") for the account of the Borrower on any Business Day during the Commitment Period in such form as may be approved from time to time by the Issuing Bank; provided that the Issuing Bank shall not issue any Letter of Credit if, after giving effect to such issuance, the Aggregate Outstanding Extensions of Credit of the Lenders would exceed the lesser of (i) the Commitments and (ii) the Borrowing Base then in effect; and provided, further, that the Issuing Bank shall not issue any Standby Letter of Credit if, after giving effect to such issuance, the Standby L/C Obligations would exceed the Standby L/C Commitment. On the Closing Date, the Existing Letters of Credit outstanding on the Closing Date shall be deemed to be Letters of Credit issued and outstanding under this Agreement.

                  (b) Each Letter of Credit shall (i) (A) be denominated in Dollars, Japanese Yen or any other currency reasonably acceptable to the Issuing Bank and shall be either (x) a documentary letter of credit in respect of the purchase of goods or services by the Borrower or any of its Subsidiaries in the ordinary course of business (a "Trade Letter of Credit") or (y) a standby letter of credit issued to support obligations of the Borrower, contingent or otherwise, in favor of such beneficiaries as the Borrower may specify from time to time (which shall be reasonably satisfactory to the Issuing Bank) (a "Standby Letter of Credit"), (B) subject to the subsection 4.1(e) hereof, expire no later than, in the case of Trade Letters of Credit, 90 days after the date of issuance and, in the case of Standby Letters of Credit, 360 days after the date of issuance, and in any event no later than five Business Days prior to the Termination Date and (C) be payable at sight or (ii) be a steamship guarantee (a "Steamship Guarantee") or airway release (an "Airway Release") denominated in Dollars and issued in a form satisfactory to the Issuing Bank for the benefit of a shipper of goods the purchase of which has been financed through the issuance of a Trade Letter of Credit.

                  (c) Each Letter of Credit shall be subject to the Uniform Customs (except to the extent that any Existing Letter of Credit continues to be subject to the Uniform Customs and Practice

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



for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (and, after January 1, 1999, the ICC Rules on International Standby Practices (ISP 98)) ("ICC Rules"), in accordance with its terms), and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (d) The Issuing Bank shall not at any time issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  (e) Subject to the terms and conditions hereof, the Borrower may request the extension or amendment of any Trade Letter of Credit (including any Existing Letter of Credit which is a Trade Letter of Credit) issued hereunder by giving written notice to the Issuing Bank at its Funding Office with respect thereto at least five Business Days prior to the then current expiration date of such Letter of Credit, and the Issuing Bank may, in its discretion, grant such extension or amendment and, if such extension or amendment is granted, shall furnish the Agent with a copy of such extended or amended Trade Letter of Credit, provided that no extension or amendment of any Trade Letter of Credit (including any Existing Letter of Credit which is a Trade Letter of Credit) shall be granted if (i) such extension or amendment would be for a period of more than 90 days, (ii) prior to such extension or amendment, such Trade Letter of Credit shall have been extended or amended five times,
(iii) after giving effect to such extension or amendment, such Letter of Credit would expire later than 360 days after the date of issuance of such Letter of Credit or later than five Business Days prior to the Termination Date, (iv) after giving effect to such extension or amendment, the Aggregate Outstanding Extensions of Credit of the Lenders would exceed the lesser of (A) the Commitments or (B) the Borrowing Base then in effect or (v) any Default or Event of Default has occurred and is continuing; provided, further, that (i) if such amendment (A) increases the face amount of the affected Trade Letter of Credit, the Borrower shall pay to the Agent, for the account of the Issuing Bank and the L/C Participants, a letter of credit commission or fee on the amount of such increase in the face amount of such Letter of Credit determined in accordance with subsection 4.3 as if the affected Trade Letter of Credit was issued on the date of such increase to be shared ratably among the Issuing Bank and the L/C Participants in accordance with their respective Commitment Percentages or (B) extends the maturity of the affected Trade Letter of Credit, the Borrower shall pay to the Agent, for the account of the Issuing Bank and the L/C Participants, a letter of credit commission or fee on the face amount of such Letter of Credit determined in accordance with subsection 4.3 as if the affected Trade Letter of Credit was issued on the date such extension becomes effective to be shared ratably among the Issuing Bank and the L/C Participants in accordance with their respective Commitment Percentages. It is understood and agreed that the Issuing Bank shall be under no obligation to issue any extension or amendment of a Letter of Credit.

                  (f) The Issuing Bank shall notify each Lender on a monthly basis of the issuance, extension or amendment of Letters of Credit, and any drawings or other payments under Letters of Credit, during such month, provided that the failure to give such notice shall not affect such Lender's obligations in respect of such Letter of Credit.

                  4.2 Procedure for Issuance, Extension or Amendment of Letters of Credit. The Borrower may from time to time request that the Issuing Bank issue a Letter of Credit by delivering to the Issuing Bank at the applicable Funding Office an Application therefor, including by electronic transmission, completed to the reasonable satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may reasonably request. Upon receipt of any
Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Borrower. The Borrower may request the extension or amendment of a Trade Letter of Credit in accordance with the provisions of subsection 4.1(e). If the Borrower requests such an extension or amendment, the Issuing Bank shall promptly notify the Borrower as to whether such extension or amendment will be granted (but in no event shall the Issuing Bank be required to give such notice to the Borrower earlier than two Business Days after its receipt of a request therefor). If such extension or amendment is granted, the Issuing Bank shall promptly issue such extension or amendment (but in no event shall the Issuing Bank be required to issue such extension or amendment earlier than three Business Days after its receipt of a request therefor) by issuing the original of such extended or amended Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Borrower.

                  4.3 Fees, Commissions and Other Charges. (a) The Borrower shall pay to the Agent at the applicable Payment Office, for the account of the Issuing Bank and the L/C Participants, a letter of credit commission with respect to each Trade Letter of Credit in an amount equal to .25% of the face amount of such Trade Letter of Credit to be shared ratably among the Issuing Bank and the L/C Participants in accordance with their respective Commitment Percentages. Such commission shall be payable in advance on the date of issuance of each Trade Letter of Credit and shall be nonrefundable.

                  (b) The Borrower shall pay to the Agent at the applicable Payment Office, for the account of the Issuing Bank and the L/C Participants, a letter of credit fee with respect to each Standby Letter of Credit, computed for the period from the date of issuance to the date of expiration at the rate per annum equal to the Applicable Margin in respect of Eurodollar Loans from time to time in effect (or as otherwise agreed from time to time among the Borrower and the Lenders), calculated on the basis of a 360 day year, of the aggregate amount available to be drawn under such Standby Letter of Credit on the date of issuance to be shared ratably among the Issuing Bank and the L/C Participants in accordance with their respective Commitment Percentages. Such commissions shall be payable in advance on the date of issuance of each Standby Letter of Credit, on each Interest Payment Date to occur after the issuance thereof and on the termination Date (or such earlier date as the Commitments shall terminate as provided herein) and shall be nonrefundable.

                  (c) The Borrower shall pay to the Issuing Bank at the applicable Payment Office, for its own account, on the date of issuance of a Steamship Guarantee or Airway Release such processing fees as shall customarily be charged by the Issuing Bank in connection with issuance of a Steamship Guarantee or Airway Release.

                  (d) In addition to the foregoing commissions, the Borrower shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

                  (e) The Agent shall, at the end of each month, distribute to the Issuing Bank and the L/C Participants all commissions received by the Agent for their respective accounts pursuant to this subsection.

                  (f) No fees or other commissions shall be payable by any Issuing Bank to any L/C Participant with respect to any Existing Letter of Credit.

                  4.4 L/C Participations. (a) The Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to issue Letters of Credit (including Existing Letters of Credit) hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk, an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Bank's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid or other payment made by the Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid or any payment is otherwise made under any Letter of Credit (including any Existing Letter of Credit) for which the Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement or the Application, as the case may be, such L/C Participant shall pay to the Issuing Bank upon demand at the applicable Payment Office an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft or payment, or any part thereof, which is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to subsection 4.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit (including any Existing Letter of Credit) is paid to the Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by the Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 4.4(a) is not in fact made available to the Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans which are not overdue hereunder. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit (including any Existing Letter of Credit) and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 4.4(a), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will, within three Business Days after receipt thereof, distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such L/C Participant shall, within three Business Days, return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it. If any amount payable under this paragraph is paid within three Business Days after such payment is due, the Lender which owes such amount shall pay to the Lender to which such amount is owed on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by such Lender, during the period from and including the date such payment is required to the date on which such payment is made available to such Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any amount required to be paid under this paragraph is not in fact made available to the Lender to which such amount is owed within three Business Days after the date such payment is due, such Lender shall be entitled to recover from the Lender which owes such amount, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans which are not overdue hereunder.

                  4.5 Obligations Absolute. The Borrower's obligations under this Section 4 and subsection 6.5(a) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Bank or any beneficiary of a Letter of Credit (including any Existing Letter of Credit). The Borrower also agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Borrower's L/C Reimbursement Obligations under subsection 6.5(a) shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit (including any Existing Letter of Credit) or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit (including any Existing Letter of Credit), except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit (including any Existing Letter of Credit) or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs or ICC Rules, as applicable (and, to the extent not inconsistent therewith, the UCC), shall be binding on the Borrower and shall not result in any liability of the Issuing Bank to the Borrower.

                  4.6 Letter of Credit Payments. If any draft shall be presented for payment or any payment is otherwise demanded under any Letter of Credit (including any Existing Letter of Credit), the Issuing Bank shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Bank to the Borrower in connection with any draft presented for payment or other payment demanded under any Letter of Credit (including any Existing Letter of Credit) shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

                  4.7 Application. To the extent that any provision of any Application related to any Letter of Credit (including any Existing Letter of Credit) is inconsistent with any provisions of this Agreement, such provisions of this Agreement shall apply. The Borrower acknowledges and agrees that all rights of the Issuing Bank under any Application shall inure to the benefit of each Participating Bank to the extent of its Commitment Percentage as fully as if such Participating Bank was a party to such Application.


                   SECTION 5. AMOUNT AND TERMS OF ACCEPTANCES

                  5.1 Acceptances. (a) Subject to the terms and conditions hereof, the Accepting Bank, in reliance on the agreements of the other Lenders set forth in subsection 5.3(a), agrees to create acceptances ("Acceptances") in respect of Drafts in Dollars drawn on the Accepting Bank by the Borrower and discounted by the Accepting Bank for the account of the Borrower on any Business Day during the Commitment Period; provided that the Accepting Bank shall not create any Acceptance, if after giving effect to such creation, the Aggregate Outstanding Extensions of Credit of the Lenders would exceed the lesser of (x) the Commitments and (y) the Borrowing Base then in effect; provided, further, that concurrently therewith, the Borrower requests that such Bank discount such Draft pursuant to subsection 5.4. On the Closing Date, the Existing Acceptances outstanding on the Closing Date shall be deemed to be Acceptances created and outstanding under this Agreement.

                  (b) The Accepting Bank shall not at any time create an Acceptance hereunder if such creation would conflict with, or cause the Accepting Bank or any Acceptance Participant to exceed any limits imposed by, any applicable Requirement of Law or if, for reasons beyond the control of the Accepting Bank, such Acceptance does not comply with applicable requirements of
Section 13 of the Federal Reserve Act or the regulations of the Board of Governors of the Federal Reserve System of the United States of America governing the creation and discounting of, and the maintenance of reserves with respect to, bankers' acceptances.

                  (c) The Accepting Bank shall notify each Lender on a monthly basis of the creation of Acceptances during such month, provided that the failure to give such notice shall not affect such Lender's obligations in respect of such Acceptance.

                  5.2 Procedure for Creation of Acceptances. (a) The Borrower may from time to time request the creation of Acceptances hereunder by delivering to the Accepting Bank at the applicable Funding Office on the date a draft presented under any Letter of Credit is paid, (i) an Acceptance Request, completed to the reasonable satisfaction of the Accepting Bank and specifying, among other things, the date (which must be a Business Day), maturity and amount of the Draft to be accepted, (ii) to the extent not theretofore supplied to the Accepting Bank in accordance with subsection 5.7, a Draft to be drawn on the Accepting Bank, appropriately completed in accordance with this subsection 5.2 and (iii) such other certificates, documents and other papers and information as the Accepting Bank may reasonably request.

                  (b) Each Draft submitted by the Borrower for acceptance hereunder shall be denominated in Dollars, shall be dated the date specified in the Acceptance Request with respect thereto and shall be stated to mature on a Business Day which is 30, 60 or 90 days after the date thereof and, in any event, not more than 90 days after the anticipated date of shipment specified in the relevant Acceptance Request. No Acceptance created hereunder shall (i) be created more than 30 days after the date of any shipments of goods to which such Acceptance relates, (ii) have a tenor in excess of the period of time which is usual and reasonably necessary to finance transactions of a similar character,
(iii) be in a face amount of less than $250,000 or (iv) be in a face amount which, when taken together with all other Acceptances and other financings relating to the shipment of goods to which such Acceptance relates, exceeds the fair market value of such shipment.

                  (c) Subject to subsection 5.2(d), not later than the close of business at its address for notices specified herein on the Business Day specified in an Acceptance Request, and upon fulfillment of the applicable conditions set forth in Section 8, the Accepting Bank shall, in accordance with such Acceptance Request, (i) complete the date, amount and maturity of each Draft presented for acceptance (to the extent not completed by the Borrower),
(ii) accept such Drafts and (iii) upon such acceptance, discount such Acceptances in accordance with subsection 5.4.

                  (d) The acceptance and discounting of Drafts by the Accepting Bank hereunder shall at all times be in the discretion of the Accepting Bank.

                  5.3 Acceptance Participations. (a) The Accepting Bank irrevocably agrees to grant and hereby grants to each Acceptance Participant, and, to induce the Accepting Bank to create Acceptances (including Existing Acceptances) hereunder, each Acceptance Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Accepting Bank, on the terms and conditions hereinafter stated, for such Acceptance Participant's own account and risk, an undivided interest equal to such Acceptance Participant's Commitment Percentage in the Accepting Bank's obligations and rights under each Acceptance created hereunder and the face amount of each Acceptance created by the Accepting Bank. Each Acceptance Participant unconditionally and irrevocably agrees with the Accepting Bank that, if the Accepting Bank is not reimbursed in full by the Borrower for the face amount of any Acceptance in accordance with the terms of this Agreement, such Acceptance Participant shall pay to the Accepting Bank upon demand at the applicable Payment Office an amount equal to such Acceptance Participant's Commitment Percentage of the face amount of such Acceptance, or any part thereof, which is not so reimbursed.

                  (b) If any amount required to be paid by any Acceptance Participant to the Accepting Bank pursuant to subsection 5.3(a) in respect of any unreimbursed portion of any payment made by the Accepting Bank under any Acceptance is paid to the Accepting Bank within three Business Days after the date such payment is due, such Acceptance Participant shall pay to the Accepting Bank on demand an amount equal to the product of (1) such amount, times (2) the daily average Federal funds rate, as quoted by the Accepting Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to the

Accepting Bank, times (3) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Acceptance Participant pursuant to subsection 5.3(a) is not in fact made available to the Accepting Bank by such Acceptance Participant within three Business Days after the date such payment is due, the Accepting Bank shall be entitled to recover from such Acceptance Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans which are not overdue hereunder. A certificate of the Accepting Bank submitted to any Acceptance Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Accepting Bank has made payment under any Acceptance and has received from any Acceptance Participant its pro rata share of such payment in accordance with subsection 5.3(a), the Accepting Bank receives any payment related to such Acceptance (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Accepting Bank), or any payment of interest on account thereof, the Accepting Bank will, within three Business Days after receipt thereof, distribute to such Acceptance Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Accepting Bank shall be required to be returned by the Accepting Bank, such Acceptance Participant shall, within three Business Days, return to the Accepting Bank the portion thereof previously distributed by the Accepting Bank to it. If any amount payable under this paragraph is paid within three Business Days after such payment is due, the Lender which owes such amount shall pay to the Lender to which such amount is owed on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by such Lender, during the period from and including the date such payment is required to the date on which such payment is made available to such Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any amount required to be paid under this paragraph is not in fact made available to the Lender to which such amount is owed within three Business Days after the date such payment is due, such Lender shall be entitled to recover from the Lender which owes such amount, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans which are not overdue hereunder.

                  5.4 Discount of Acceptances. (a) The Accepting Bank agrees, on the terms and conditions of this Agreement, that on any date on which it creates an Acceptance hereunder, the Accepting Bank will discount such Acceptance at the Acceptance Rate, by making available to the Borrower an amount in immediately available funds equal to the face amount of each Acceptance created by the Accepting Bank on such date less such discount and notify the Agent that such Draft has been accepted and discounted by the Accepting Bank. The Accepting Bank will then pay to the Agent for the account of the Borrower an amount equal to the proceeds of such discount.

                  (b) On the date that any Acceptance is discounted pursuant to subsection 5.4(a), the Accepting Bank shall pay to each Acceptance Participant an amount equal to a percentage of such Acceptance Participant's Commitment Percentage of the face amount of such Acceptance, which percentage shall be equal to the Applicable Margin for Eurodollar Loans used to calculate the Acceptance Rate with respect to such Acceptance.

                  5.5 Mandatory Prepayment. (a) In the event that (i) there is a determination made by any regulatory body or instrumentality thereof (including, without limitation, any Federal Reserve Bank or any bank examiner), or there is a change in, or change in interpretation of, any applicable law, rule or regulation (such determination or such change, a "Reserve Determination"), in either case to the effect that any bankers' acceptance created hereunder or in connection with a substantially similar facility (whether or not the Borrower or any Bank is directly involved as a party) will be ineligible for reserve-free treatment (or, if already discounted, should have been ineligible for reserve-free treatment) under Section 13 of the Federal Reserve Act or any other regulation or rule of the Board of Governors of the Federal Reserve System of the United States of America, and as a result any Lender is required to maintain, or determines as a matter of prudent banking practice that it is appropriate for it to maintain, additional reserves, or (ii) any restriction is imposed on any Lender (including, without limitation, any change in acceptance limits imposed on any Lender) which would prevent such Lender from creating or participating in bankers' acceptances or otherwise performing its obligations in respect of the Acceptances, then, with the consent of the Required Lenders, the Agent may, or upon the direction of the Required Lenders, the Agent shall, by notice to the Borrower in accordance with subsection 13.2, demand prepayment of all outstanding Acceptances (if such prepayment is required), and the Accepting Bank shall have no further obligation to accept or discount Drafts hereunder. The Borrower agrees that it shall, within two Business Days of its receipt of a notice of mandatory prepayment of the Acceptances, prepay all Acceptance Obligations in accordance with the provisions of subsection 5.5(b) hereof.

                  (b) Any prepayment of any Acceptance Obligation made pursuant hereto shall be made to the Accepting Bank and shall be in an amount equal to the face amount of such Acceptance minus a prepayment discount calculated by the Accepting Bank in accordance with its customary practice for similar Acceptances and communicated to the Borrower; provided that, in the event that the Borrower fails to make such prepayment as provided in this subsection 5.5(b), such Acceptance Obligation shall be automatically converted into Base Rate Loans in the amount of such prepayment. The Borrowing Date with respect to such borrowing shall be the date of such prepayment.

                  (c) Except as otherwise provided herein, Acceptances may not be prepaid prior to maturity.

                  5.6 Obligations Absolute. The Borrower's obligations under this Section 5 and subsection 6.5(b) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Accepting Bank. The Borrower also agrees with the Accepting Bank that the Accepting Bank shall not be responsible for, and the Borrower's Acceptance Reimbursement Obligations under subsection 6.5(b) shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower or any other party to which such Acceptance may be transferred or any claims whatsoever of the Borrower or any such transferee. The Borrower agrees that any action taken or omitted by the Accepting Bank under or in connection with any Acceptance or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs or ICC Rules, as applicable (and, to the extent not inconsistent therewith, the

UCC), shall be binding on the Borrower and shall not result in any liability of the Accepting Bank to the Borrower.

                  5.7 Supply of Drafts. To enable the Accepting Bank to create Acceptances in the manner specified in this Section 5, the Borrower may provide to the Accepting Bank, on the Closing Date and thereafter from time to time upon request of the Agent or the Accepting Bank, such number of blank Drafts conforming to the requirements hereof as the Agent or the Accepting Bank may reasonably request, each duly executed on behalf of the Borrower, and the Accepting Bank shall hold any such documents in safekeeping. The Borrower and the Accepting Bank hereby agree that in the event that any authorized signatory of the Borrower whose signature shall appear on any Draft shall cease to have such authority at the time that an Acceptance is to be created with respect thereto, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in full force and effect at the time of such creation.

                  5.8 Delivery of Certain Documentation. Upon request by the Agent or the Accepting Bank, the Borrower shall furnish to the Agent or the Accepting Bank (a) a copy of the contract of sale or any bill of lading, warehouse receipt, policy or certificate of insurance or other document covering or otherwise relating to each shipment of goods specified in the Acceptance Request relating to such Acceptance and (b) such other documents or information as the Accepting Bank or the Agent shall reasonably request with respect to the creation of such Acceptance.

                  5.9 Notice. The Agent shall notify the Federal Reserve Bank of New York of the terms under which Acceptances may be made if requested or required to do so by such institution.

                  5.10 Use of Proceeds. The proceeds of the Acceptances shall be used solely to finance the payment of an L/C Obligation with respect to any Letter of Credit which relates to the purchase of Inventory of the Borrower in transactions which fulfill the requirements of Section 13 of the Federal Reserve Act or the regulations of the Board of Governors of the Federal Reserve System of the United States of America governing the creation and discounting of, and the maintenance of reserves with respect to, bankers' acceptances.


                 SECTION 6. GENERAL PROVISIONS APPLICABLE TO THE
                              LOANS, LETTERS OF CREDIT AND ACCEPTANCES.

                  6.1 Termination or Reduction of Commitments.  (a) The Borrower
shall have the right, upon not less than five Business Days' notice to the Agent, to terminate the Commitments or, from time to time, reduce the amount of the Commitments to an amount not less than the sum of (i) the aggregate principal amount of the Loans (or, in the case of Foreign Currency Loans, the aggregate Dollar Equivalents thereof) then outstanding after giving effect to any contemporaneous prepayment thereof, and (ii) the then outstanding L/C Obligations and Acceptance Obligations, provided, further, that any such reduction shall also reduce the Foreign Currency Sublimit to the extent the Foreign Currency Sublimit would exceed the Commitments after giving effect to such reduction. Any termination of the Commitments shall be accompanied by the prepayment in full of the Loans, together with accrued interest thereon to the date of such prepayment, the collateralization of the then outstanding L/C Obligations and Acceptance Obligations in accordance with subsection 6.3(a), and the payment of any unpaid commitment fee and any other fees and commissions then accrued hereunder with respect to the Commitments and any other amounts payable hereunder. Any such reduction shall be in an amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently pro rata in accordance with subsection 6.11 the amount of the Commitments then in effect.

                  6.2 Optional Prepayments. The Borrower may on the last day of any Interest Period with respect thereto, in the case of Eurodollar Loans or Foreign Currency Loans, and at any time and from time to time, in the case of Base Rate Loans, prepay the Loans, in whole or in part, without premium or penalty, upon (a) in the case of Dollar Loans, at least four Business Days' irrevocable notice to the Agent at its payment Office, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each and (b) in the case of Foreign Currency Loans, the required irrevocable notice to the Fronting Bank and the Agent at their applicable Payment Offices, specifying the date, amount and currency of the Loans to be prepaid. Upon receipt of any such notice in respect of Dollar Loans, the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection
6.13. Partial prepayments shall be, in the case of Eurodollar Loans, in an aggregate principal amount of $1,000,000 or a whole multiple thereof, in the case of Base Rate Loans, in an aggregate principal amount of $500,000 or a whole multiple thereof, and in the case of Foreign Currency Loans, in an aggregate principal amount set forth for the relevant Foreign Currency on the Administrative Schedule. All repayments shall be made to the applicable Payment Office specified herein.

                  6.3 Mandatory Prepayments. (a) The Borrower, without notice or demand, shall immediately prepay the Loans to the extent, if any, that at any time the Aggregate Outstanding Extensions of Credit at such time exceeds the Commitments of all the Lenders then in effect. To the extent that after giving effect to any prepayment of the Loans required by the immediately preceding sentence, the Aggregate Outstanding Extensions of Credit of the Lenders exceed the Commitments of all the Lenders then in effect, the Borrower shall, without notice or demand, immediately deposit in a cash collateral account with the Agent, having terms and conditions satisfactory in form and substance to the Agent, as cash collateral security for the liability of the Issuing Bank (whether direct or contingent) under any Letters of Credit (including any Existing Letters of Credit) then outstanding or of the Accepting Bank (whether direct or contingent) under any Acceptances (including any Existing Acceptances) then outstanding, an aggregate amount equal to the amount by which the Aggregate Outstanding Extensions of Credit of the Lenders exceed the Commitments of all the Lenders then in effect.

                  (b) If, at any time during the Commitment Period, the Aggregate Outstanding Extensions of Credit of the Lenders exceed the Borrowing Base then in effect, the Borrower shall, without notice or demand, immediately prepay the Loans in an aggregate principal amount equal to such excess, together with commitment fees, fronting fees and letter of credit fees accrued to the date of such payment or prepayment. To the extent that after giving effect to any prepayment of the Loans required by the immediately preceding sentence, the Aggregate Outstanding Extensions of Credit of

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



the Lenders exceed the Borrowing Base then in effect, the Borrower shall, without notice or demand, immediately deposit in a cash collateral account with the Agent, having terms and conditions satisfactory in form and substance to the Agent, as cash collateral security for the liability of the Issuing Bank (whether direct or contingent) under any Letters of Credit (including any Existing Letters of Credit) then outstanding or of the Accepting Bank (whether direct or contingent) under any Acceptances (including any Existing Acceptances) then outstanding, an aggregate amount equal to the amount by which the Aggregate Outstanding Extensions of Credit of the Lenders exceed the Borrowing Base then in effect.

                  (c) If, on any day, the aggregate Dollar Equivalents of the outstanding principal amounts of Foreign Currency Loans exceeds an amount equal to 103% of the Foreign Currency Sublimit, the Borrower shall, without notice or demand, immediately repay such of the outstanding Loans in an aggregate principal amount such that, after giving effect thereto, the aggregate Dollar Equivalents of the outstanding principal amounts of Foreign Currency Loans does not exceed the Foreign Currency Sublimit.

                  (d) Upon the receipt of any Net Cash Proceeds from the issuance and sale of common stock of any Subsidiary in accordance with subsection 10.6(j), the Borrower shall, without notice or demand, immediately prepay the Loans in an aggregate principal amount equal to such Net Cash Proceeds.

                  (e) Interest accrued on any Loans prepaid pursuant to this subsection 6.3 to and including the date of such prepayment shall be payable on the next succeeding Interest Payment Date following the date on which such prepayment is made. All prepayments pursuant to this subsection 6.3 shall be subject to the provisions of subsection 6.13 and shall be made to the applicable Payment Offices specified herein.

                  6.4 Certain Fees. (a) The Borrower agrees to pay to the Agent at the applicable Payment Office for the account of the Lenders a non-refundable commitment fee for the period from and including the first day of the Commitment Period to and including the Termination Date or such earlier date as the Commitments shall terminate as provided herein, computed at a rate per annum on the daily average amount of the Available Commitments during the period for which payment is made equal to the Applicable Commitment Fee Rate. Such commitment fees shall be payable quarterly in arrears on the last day of each February, May, August and November and on the Termination Date or such earlier date as the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

                  (b) The Borrower agrees to pay to the Agent at the applicable Payment Office for the account of the Lenders the fees required to be paid pursuant to the Fee Letter, dated as of July 26, 1999, between the Borrower and the Agent.

                  (c) The Borrower agrees to pay to the Agent at the applicable Payment Office during the period from the first day of the Commitment Period to the Termination Date or such earlier date as the Commitments shall terminate as provided herein, as compensation for its services as Agent hereunder, an administrative fee in an amount separately agreed by the Borrower and the Agent, payable in advance on the Closing Date and on each anniversary of the Closing Date.

                  6.5 Reimbursement Obligations of the Borrower. (a) The Borrower agrees to reimburse the Issuing Bank at the applicable Payment Office on demand on each date on which the Issuing Bank notifies the Borrower of the date and amount of a draft presented or other payment demanded under any Letter of Credit (including any Existing Letter of Credit) and paid by the Issuing Bank for the amount of (i) such draft so paid or payment so made and (ii) any taxes, reasonable fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its address for notices specified herein in the relevant currency and in immediately available funds. If the Borrower fails to make such payment when due in respect of a Foreign Currency Letter of Credit then, upon notice from the Issuing Bank to the Borrower and the Agent, the amount payable shall without further action be converted into an obligation denominated in Dollars at the applicable Exchange Rate on the date of such conversion, as determined by the Issuing Bank in accordance with the terms hereof, and the Issuing Bank shall notify the Agent and each Lender of the applicable L/C Reimbursement Obligation, the payment then due from the Borrower in respect thereof and such Lender's Commitment Percentage thereof. Each drawing or other payment under any Letter of Credit issued in Dollars shall constitute a request by the Borrower to the Agent for a borrowing pursuant to subsection 2.1 of a Base Rate Loan in the amount of such drawing or payment. The Borrowing Date with respect to such borrowing shall be the date of such drawing or other payment if such drawing or payment is made prior to 10:00 A.M. on such date and otherwise the first Business Day following the date of such drawing or payment.


                  (b) The Borrower shall be obligated, and hereby unconditionally agrees to reimburse the Accepting Bank on demand at the applicable Payment Office on the maturity date thereof or on such earlier date as the Acceptance Obligations shall become or shall have been declared due and payable in an amount equal to the face amount of each Acceptance created by the Accepting Bank hereunder (including each Existing Acceptance). Each such payment shall be made to the Accepting Bank at the applicable Payment Office in Dollars and in immediately available funds. Each payment under any Acceptance shall constitute a request by the Borrower to the Agent for a borrowing pursuant to subsection 2.1 of a Base Rate Loan in the amount of such payment. The Borrowing Date with respect to such borrowing shall be the date of such payment if such payment is made prior to 10:00 A.M. on such date and otherwise on the first Business Day following the date of such payment.

                  (c) To the extent that a drawing or payment is not reimbursed pursuant to this subsection on the date such drawing or payment is made, interest shall be payable on such amounts for the Business Day for which such amounts remain unpaid at the rate applicable to Base Rate Loans hereunder. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection from the date such amounts become payable until payment in full at the rate which would be payable on any outstanding Base Rate Loans which were then overdue.

                  6.6 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

                  (c) Each Foreign Currency Loan denominated in an Available Foreign Currency shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day.

                  (d) Each Foreign Currency Loan denominated in a Designated Foreign Currency shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Cost of Funds Rate determined for such day.

                  (e) If all or a portion of (i) any of the principal amount of any Loan, (ii) any interest payable thereon or (iii) any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of overdue interest, commitment fee or other amount, (A) the rate described in paragraph (b) of this subsection plus 2%, in the case of amounts owing that are denominated in Dollars, or (B) (I) the Eurocurrency Rate in respect of an Available Currency or the Cost of Funds Rate determined by the Administrative Agent in respect of a Designated Currency, plus
(II) 2%, in the case of amounts owing that are denominated in Foreign Currencies, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

                  (f) Interest shall be payable in arrears on each Interest Payment Date and on the Termination Date, provided that interest accruing pursuant to paragraph (e) of this subsection shall be payable from time to time on demand.

                  6.7 Computation of Interest and Fees. (a) Interest on Loans, commitment fees and letter of credit fees shall be calculated on the basis of a 360 day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirement shall become effective as of the opening of business on the day on which such change in the Base Rate or the Eurocurrency Reserve Requirement becomes effective. The Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Agent or Fronting Bank pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

                  6.8 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Agent at least two Business Days' prior irrevocable notice of such election at the applicable Funding Office, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Agent at least three Business Days' prior irrevocable notice of such election at the applicable Funding Office. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and Base Rate Loans may be converted as provided herein, provided that (i) no Dollar Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Agent has or the Required Lenders have determined that such a conversion is not appropriate,
(ii) partial conversions to Base Rate Loans (except pursuant to paragraph (b) of this subsection) shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof and partial conversions to Eurodollar Loans shall be in an amount equal to $1,500,000 or a whole multiple of $500,000 in excess thereof and (iii) no Dollar Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

                  (b) Any Eurodollar or Foreign Currency Loans may be continued as such in the same currency upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Agent at the
applicable  Funding  Office,  in  accordance  with  the  applicable   provisions
contained in the definition of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that (i) no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Agent has or the Required Lenders have determined that such a continuation is not appropriate or
(ii) no Eurodollar or Foreign Currency Loan may be continued as such after the date that is one month prior to the Termination Date and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph in respect of any Eurodollar Loan or if such continuation is not permitted in respect of any Eurodollar Loan pursuant to the preceding proviso such Eurodollar Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

                  6.9 Minimum Amounts of Tranches. All borrowings, conversions, payments, prepayments and selection of Interest Periods hereunder in respect of the Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of any one Eurodollar Tranche shall not be less than $1,500,000 and there shall be no more than three Foreign Currency Tranches outstanding in any single Foreign Currency at any time.

                  6.10 Inability to Determine Interest Rate. If prior to the first day of any Interest Period with respect to (i) Loans that the Borrower has requested be made as Eurodollar Loans or Foreign Currency Loans, (ii) Eurodollar Loans that will result from the requested conversion of Base Rate Loans into Eurodollar Loans or (iii) the continuation of Eurodollar Loans or Foreign Currency Loans beyond the expiration of the then current Interest Period with respect thereto:

                  (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or Eurocurrency Rate for any requested Interest Period;

                  (b) the Agent shall have received notice prior to the first day of such Interest Period from Lenders constituting the Required Lenders that the interest rate determined pursuant to subsection 6.6 for such Interest Period does not accurately reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period; or

                  (c) the Fronting Bank shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Cost of Funds Rate for such Interest Period in respect of any relevant currency;

the Agent (or the Fronting Bank, in the case of clause (c) above) shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given in respect of Eurodollar Loans
(v) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (x) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. If such notice is given in respect of Foreign Currency Loans in any Foreign Currency,
(y) any Foreign Currency Loan in such Foreign Currency requested to be made on the first day of such Interest Period shall not be made and (z) any outstanding Foreign Currency Loans in such Foreign Currency shall be due and payable on the first day of such Interest Period. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans or Foreign Currency Loans in an affected Foreign Currency, as the case may be, shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

                  6.11 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower of Dollar Loans from the Lenders hereunder, each conversion or continuation of a Dollar Loan, each payment by the Borrower on account of any commitment fee and letter of credit or participation fees hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Dollar Loans shall be made pro rata according to the respective outstanding principal amounts of the Dollar Loans then held by the Lenders, except as otherwise provided in subsection 8.1(l). Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Foreign Currency Loans shall be made to the Fronting Bank, except as otherwise provided in subsection 3.4(c). All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made, except as otherwise set forth herein, prior to the applicable Payment Time, on the due date thereof to the applicable Payment Office, in Dollars or the applicable Foreign Currency, as the case may be, and in immediately available funds. The Agent shall distribute such payments in accordance with the terms hereof to the Lenders or the Fronting Bank, as the case may be, promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  (b) Unless the Agent shall have been notified in writing by any Lender at least two days prior to a Borrowing Date that such Lender will not make the amount that would constitute its Commitment Percentage of any borrowing in Dollars on such date available to the Agent, the Agent may assume that such Lender has made such amount available to the Agent on such Borrowing Date, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is made available to the Agent on a date after such Borrowing Date, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the daily average Federal funds rate during such period as quoted by the Agent, times (ii) the amount of such Lender's Commitment Percentage of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender's Commitment Percentage of such borrowing shall have become immediately available to the Agent and the denominator of which is
360. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not in fact made available to the Agent by such Lender within three Business Days of such Borrowing Date, the Agent shall be entitled to recover from the Borrower, on demand, such amount with interest thereon at the rate per annum applicable to Base Rate Loans which are not overdue hereunder.

                  6.12 Illegality. Notwithstanding any other provisions herein, if any Requirement of Law or any change therein or in the interpretation or application thereof shall make it unlawful for any Lender to make, maintain or participate in Eurodollar Loans or Foreign Currency Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans or to make or participate Foreign Currency Loans in any affected Foreign Currency, as applicable, or to convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled, (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods for such Loans or within such earlier period as required by law, and (c) any Foreign Currency Loans in any affected Foreign Currency shall be due on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier periods as required by law. If any such prepayment or conversion of a Eurodollar Loan or a Foreign Currency Loan occurs on a day which is not the last day of the current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection
6.13. During any such period of illegality any Eurodollar Loans that, but for the application of the preceding sentence would have been maintained as Eurodollar Loans, shall be made and maintained by the affected Lender as Base Rate Loans.

                  6.13 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any Eurodollar Loans or Foreign Currency Loans of such Lender, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given a notice of borrowing or a notice of conversion in accordance with provisions of this Agreement, (c) default by the Borrower in making any prepayment after the Borrower has given a notice in accordance with provisions of this

Agreement or (d) the making of a prepayment of a Eurodollar Loan or Foreign Currency Loan on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it to maintain its Eurodollar Loans or Foreign Currency Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive termination of this Agreement, payment of the outstanding Notes and all other amounts payable hereunder.

                  6.14 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Eurodollar Loan or any Foreign Currency Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non- Excluded Taxes covered by subsection 6.15 and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate, the Eurocurrency Rate or the Cost of Funds Rate, as applicable, hereunder; or

                   (iii  shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing, maintaining or participating in Eurodollar Loans or Foreign Currency Loans or issuing or participating in Letters of Credit or creating or participating in Acceptances or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Agent) of a written request therefore, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) Notwithstanding any other provision of this Agreement, if, after the date hereof, there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates which would make it impracticable for the Fronting Bank to make or maintain Foreign Currency Loans denominated in any Foreign Currency to, or for the account of, the Borrower, or for the Lenders to participate therein, then, by written notice to the Borrower and to the Agent:

                  (A) the Fronting Bank or the Required Lenders may declare that Foreign Currency Loans (in the affected Foreign Currency or Foreign Currencies) will not thereafter (for the duration of such condition) be made hereunder (or be continued for additional Interest Periods), whereupon any request for a Foreign Currency Loan (in the affected Foreign Currency or Foreign Currencies) or to continue a Foreign Currency Loan (in the affected Foreign Currency or Foreign Currencies), as the case may be, for an additional Interest Period) shall be ineffective; and

             (B) the Fronting Bank or the Required Lenders may require that all outstanding Foreign Currency Loans (in the affected Foreign Currency or Foreign Currencies)(unless repaid by the Borrower) be converted to Base Rate Loans as of the effective date of such notice and at the Exchange Rate on the date of such conversion or, at the option of the Borrower, repaid on the last day of the then current Interest Period with respect thereto or, if earlier, the date on which the applicable notice becomes effective.

                  6.15 Taxes. (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under the Notes, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                         (i deliver to the Borrower and the Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                        (ii deliver to the Borrower and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                       (iii obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 13.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

                  6.16 Foreign Exchange Contracts. The Borrower may enter into foreign exchange contracts ("Foreign Exchange Contracts") which are acceptable in form and substance to the Agent and which are designed to limit the risk and/or exposure of the Borrower to fluctuations in currency exchange rates in the ordinary course of business; provided that the Borrower may only enter into Foreign Exchange Contracts with a Lender or an Affiliate of any Lender; and provided, further, that (a) the Borrower may not in any event enter into Foreign Exchange Contracts for speculative purposes; and (b) the aggregate face or notional amount of all such Foreign Exchange Contracts shall at no time exceed $50,000,000 and the Borrower shall at no time be obligated or have the right to (i) purchase an aggregate amount of the relevant foreign currency greater than the relevant foreign currency equivalent of $50,000,000 or
(ii) receive payments with respect to fluctuations in the relevant foreign currency to Dollar exchange rate in respect of an aggregate Dollar amount in excess of $50,000,000. The Borrower and the relevant Lender each agrees to promptly provide to the Agent a copy of any Foreign Exchange Contract to which it may be a party. The Agent shall determine the liabilities (the "Foreign Exchange Liabilities") of the Borrower under all outstanding Foreign Exchange Contracts on a "mark to market" basis at least once during each month and at such other times as the Agent shall determine in its discretion. The Agent shall upon request notify the Borrower and the Lenders of any determination made by it pursuant to the immediately preceding sentence.


                    SECTION 7. REPRESENTATIONS AND WARRANTIES

                  To induce the Lenders to enter into this Agreement and to make or participate in the Loans, to issue or participate in the Letters of Credit (including Existing Letters of Credit) and to create or participate in the Acceptances (including Existing Acceptances), the Borrower hereby represents and warrants to the Agent and each Lender that:

                  7.1 Financial Condition. The audited consolidated balance sheets of the Borrower and its Subsidiaries as at November 30, 1997 and November 30, 1998 and the related audited consolidated statements of operations, stockholders' equity and cash flows for the fiscal year ended on such date, reported on by KPMG Peat Marwick, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as at such dates and for the fiscal years which ended on such dates. The unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at May 31, 1999 and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for the six month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as at such date and for the six month period ended on such date. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Other than the Foreign Exchange Contracts set forth in Schedule 7.1, neither the Borrower nor any of its Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except as set forth in
Schedule 7.1, during the period from November 30, 1998 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any

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



of its Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its Subsidiaries at November 30, 1998.

                  7.2 No Change. Except as set forth in Schedule 7.2 or as set forth in the financial statements referred to in subsection 7.1, since November 30, 1998 (a) there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect and (b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower nor has any of the Capital Stock of the Borrower been redeemed, retired, purchased or otherwise acquired for value by the Borrower or any of its Subsidiaries.

                  7.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified could not, in the aggregate, have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

                  7.4 Corporate Power; Authorization; Enforceable Obligations. The Borrower has the corporate power and authority to make, deliver and perform this Agreement, the Notes, the Security Documents to which it is a party, any Application and any Acceptance Request and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Notes and to authorize the execution, delivery and performance of this Agreement, the Notes, the Security Documents to which it is a party, any Application and any Acceptance Request. Each Guarantor has the corporate power and authority, and the legal right to make, deliver and perform the Security Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Security Documents to which it is a party. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is or will be required in respect of the Borrower or any Guarantor in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes, the Security Documents, the other Loan Documents, any Application or any Acceptance Request. This Agreement has been, each Note will be, and each Security Document to which it is a party has been or will be, duly executed and delivered on behalf of the Borrower. The Security Documents have been or will be duly executed and delivered on behalf of each Guarantor that is a party thereto. This Agreement constitutes, each Note to which it is a party when executed and delivered, will constitute, and each Security Document to which it is a party constitutes or, when executed and delivered, will constitute, legal, valid and binding obligations of the Borrower, and the Security Documents constitute or, when executed and delivered, will constitute, legal, valid and binding obligations of each Guarantor that is a party thereto, in each case enforceable against the Borrower or such Guarantor, as the case may be, in accordance with its terms, except as enforceability may be limited

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



by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  7.5 No Legal Bar. The execution, delivery and performance of this Agreement, the Notes, the Security Documents, the other Loan Documents, any Application and any Acceptance Request, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries that is a party to any such document and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

                  7.6 No Material Litigation. Except as set forth in Schedule 7.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement, the Notes, the Security Documents or any of the other Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

                  7.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  7.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to all its other property, and none of such property is subject to any Lien except as permitted by subsection 10.3. Schedule 7.8 (as the same may be updated pursuant to subsection 9.2(g)) sets forth a true and complete list of all leases and warehouse contracts relating to real property upon which any Inventory of the Borrower or any of its Subsidiaries is kept or to which the Borrower or any of its Subsidiaries is a party, in each case identifying the lessor or warehouseman, as the case may be, describing the location of the real property, the size of the real property, the rent and the expiration of such lease or warehouse contract, as the case may be. Schedule 7.8 (as the same may be updated pursuant to subsection 9.2(g)) also sets forth a true and complete list of all leases with Affiliates.

                  7.9  Intellectual  Property.  The  Borrower  and  each  of its
Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights and patents necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, do not have a Material Adverse Effect.

                  7.10 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries has a Material Adverse Effect.

                  7.11 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  7.12 Federal Regulations. No part of the proceeds of any Loans, Letters of Credit or Acceptances will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

                  7.13 ERISA. Except as set forth in Schedule 7.13, neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period with respect to which any liability or encumbrance remains outstanding or in effect. The present value of all accrued benefits under each Single Employer Plan, if any, (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and to the best knowledge of the Borrower, neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. To the best knowledge of the Borrower, no such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, as of the valuation date most closely preceding the date on which this representation is made or deemed made, in the aggregate, exceed the value of the assets of all such Plans allocable to such benefits.

                  7.14 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

                  7.15 Subsidiaries and Joint Ventures. Schedule 7.15 sets forth a true and complete list of all Subsidiaries of the Borrower and the Joint Ventures of the Borrower, in each case setting forth the nature and percentage of the capital stock or other ownership interests which is directly or indirectly owned by the Borrower, the respective jurisdictions of organization of such Subsidiaries and Joint Ventures and whether such Subsidiary is a Material Foreign Subsidiary.

                  7.16 Purpose of Loans. The proceeds of the Loans, Letters of Credit and Acceptances shall be used by the Borrower for working capital purposes in the ordinary course of business and to pay fees and expenses incurred in connection with transactions contemplated under this Agreement and the other Loan Documents.

               7.17 Environmental Matters. Except as set forth in Schedule 7.17:

                  (a) None of the properties of the Borrower or any of its Subsidiaries contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably give rise to liability under, Environmental Laws.

                  (b) The properties of the Borrower and its Subsidiaries and all operations at such properties are in compliance, and have in the last 5 years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties, or violation of any Environmental Law with respect to such properties which could interfere with the continued operation of such properties or impair the fair saleable value thereof.

                  (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of their respective properties or businesses, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

                  (d) Materials of Environmental Concern have not been transported or disposed of from any property of the Borrower or any of its Subsidiaries in violation of, or in a manner or to a location which could reasonably give rise to liability under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could reasonably give rise to liability under, any applicable Environmental Laws.

                  (e) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower is or will be named as a party with respect to any of the properties of the Borrower or any of its Subsidiaries nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such properties.

                  (f) There has been no release or threat of release of Materials of Environmental Concern at or from any of the properties of the Borrower or any of its Subsidiaries, or arising from or related to the operations of the Borrower in connection with such properties, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws.

                  7.18 Security Documents.  (a) The Security Documents remain in full force and effect and are enforceable in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  (b) Except as expressly stated therein, each security interest that is purported to be granted under the Security Documents constitutes a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Lenders in the collateral subject thereto and such security interests are continuing, valid and enforceable and are not subject to any defense, counterclaim or setoff.

                  (c) Attached hereto as Exhibit J, K, L, L, M and N are true, complete and correct copies of the Borrower Security Agreement, the Subsidiaries Guarantee, the Subsidiaries Security Agreement, the Audiovox Pledge Agreement and the Audiovox Holding Corp. Pledge Agreement, respectively.

                  (d) Any Foreign Exchange Contract or interest rate agreement entered by the Borrower with any Affiliate of any Lender shall be deemed to be entered into with such Lender for purposes of the definitions of "Obligations" and "Secured Obligations", as applicable, under the Security Documents.

                  7.19 Insurance. The Borrower and its Subsidiaries maintain insurance with financially sound and reputable insurance companies on all their properties in such amounts and against such risks (but, including in any event, public liability and product liability) as are usually insured against by companies engaged in the same or a similar business.

                  7.20 No Change in Credit Criteria or Collection Policies. There has been no material relaxation in credit criteria or collection policies concerning accounts receivable of the Borrower or any of its Subsidiaries since November 30, 1991. All Accounts from time to time designated as Eligible
Accounts of the Borrower and its Subsidiaries satisfy (for so long as such Accounts continue to be designated as Eligible Accounts) all the eligibility criteria set forth in the definition of Eligible

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Accounts and are not subject to any claims,  defenses or set-offs.  All Accounts of the Borrower and its Subsidiaries are valid, binding and enforceable obligations of the Account Debtors or obligors on such Accounts, except as
enforceability   may  be   limited   by   applicable   bankruptcy,   insolvency,
reorganization,   moratorium  or  similar  laws  affecting  the  enforcement  of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  7.21 Government Contracts. Schedule 7.21 (as the same may be updated pursuant to subsection 9.2(l)) sets forth a true and complete list of all contracts (the "Government Contracts") between the Borrower or any of its Subsidiaries and any Governmental Authority or other government agency.

                  7.22  Existing  Extensions  of  Credit.  The  Borrower  hereby acknowledges, confirms and agrees that the Existing Extensions of Credit (a) constitute legal, valid, binding and enforceable obligations of the Borrower, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (b) are subject to no defense, offset or counterclaim of any kind whatsoever.

                  7.23 Licensing. All export and import licenses and exchange control and other approvals required under applicable laws and regulations with respect to the importation of goods or Inventory by the Borrower and its Subsidiaries and the payment of the purchase price and costs related thereto have been obtained and are in full force and effect, except to the extent that the failure to so obtain could not, in the aggregate, have a Material Adverse Effect.

                  7.24 Year 2000 Reprogramming. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (a) the Borrower's material computer systems and (b) material equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's systems interface) and the testing of all such systems and equipment, as so reprogrammed, has been completed. The cost to the Borrower of the reasonably foreseeable consequences of year 2000 to the Borrower (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. The computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower to conduct its business without Material Adverse Effect.


                              SECTION 8. CONDITIONS

                  8.1   Conditions   to   Effectiveness   of   Agreement.    The
effectiveness of this Agreement is subject to the satisfaction on or prior to the Closing Date, of the following conditions precedent:

                  (a) Loan Documents. The Agent shall have received (i) this Agreement duly executed and delivered by a Responsible Officer of the Borrower with a counterpart for each Lender, (ii) for the account of each Lender, a Note conforming to the requirements hereof and

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         executed by a Responsible Officer of the Borrower and (iii) the Consent
         of Guarantors duly executed and delivered by each Loan Party party thereto, with a counterpart for the Agent and each Lender.

                  (b) Corporate Proceedings of the Borrower and each Subsidiary. The Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of the Borrower and each Subsidiary that is a party to any Loan Document authorizing (i) in the case of the Borrower, (A) the execution, delivery and performance of this Agreement, the Notes, the Security Documents to which it is a party, any Application, any Acceptance Request and any other Loan Document to which it is a party, and (B) the borrowings contemplated hereunder, and
         (ii) in the case of each such Subsidiary, the execution, delivery and performance of the Security Documents and any other Loan Document to which it is a party, in each case certified by the Secretary or an Assistant Secretary of the Borrower or such Subsidiary, as the case may be, as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Agent.

                  (c) Borrowing Certificate. The Agent shall have received, with an executed counterpart for each Lender, a Borrowing Certificate of the Borrower dated the Closing Date, substantially in the form of Exhibit B hereto, executed by a Responsible Officer of the Borrower.

                  (d) Incumbency Certificate. The Agent shall have received, with an executed counterpart for each Lender, a certificate of the Secretary or an Assistant Secretary of the Borrower and each Subsidiary that is a party to any Loan Document, dated the Closing Date, as to the incumbency and signatures of the officers thereof executing the Loan Documents to which it is a party including, in the case of the Borrower, this Agreement and the Notes, together with evidence of the incumbency of such Secretary or Assistant Secretary.

                  (e) Corporate Documents. The Agent shall have received, (i) with an executed counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of the Borrower and each Subsidiary that is a party to any Loan Document, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower or such Subsidiary, as the case may be, and (ii) good standing certificates for the Borrower and each of its Subsidiaries that is a party to any Loan Document from their respective jurisdictions of organization.

                  (f) No Violation. The consummation of the transactions contemplated hereby shall not contravene, violate or conflict in any material respect with, nor involve the Agent or any Lender in any violation of, any Requirement of Law.

                  (g) Consents, Licenses and Approvals. The Agent shall have received, with an executed counterpart for each Lender, a certificate of a Responsible Officer of the Borrower (i) attaching copies of all consents, authorizations and filings if any, referred to in subsection

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         7.4, and (ii) stating that such  consents,  licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance reasonably satisfactory to the Agent.

                  (h) Filings, Registrations and Recordings. Any documents (including, without limitation, financing statements and filings under the Assignment of Claims Act of 1940) required to be filed, and any other actions required to be taken, under or in connection with any of the Security Documents in order to create or confirm, in favor of the Collateral Agent for the benefit of the Lenders, a perfected security interest in the collateral thereunder shall have been properly filed or taken, as the case may be, and the Collateral Agent shall have received evidence satisfactory to it of each such filing, registration, recordation or other action and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

                  (i) Fees. The Agent shall have received the fees to be received on the Closing Date referred to in subsection 6.4, together with any other fees and the reimbursement of expenses which are due and payable on the Closing Date.

                  (j) Legal Opinions. The Agent shall have received, with a counterpart for each Lender, the executed legal opinion of (i) Levy & Stopol, special counsel to the Borrower and certain of its Subsidiaries, substantially in the form of Exhibit G-1 hereto and (ii) Simpson Thacher & Bartlett, special counsel to the Agent and the Lenders, substantially in the form of Exhibit G-2 hereto. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Agent may reasonably require.

                  (k) Borrowing Base Certificate. The Agent shall have received a Borrowing Base Certificate dated the Closing Date executed and delivered by a Responsible Officer of the Borrower setting forth the Borrowing Base as of June 30, 1999.

                  (l) Adjustment of Outstanding Extensions of Credit. On the Closing Date,(i) the Lenders shall make such payments to each other as may be specified by the Agent such that each Lender's share of the Aggregate Outstanding Extensions of Credit on the Closing Date corresponds with such Lender's Commitment Percentage hereunder and (ii) the Lenders' Participating Interests in all Letters of Credit, Acceptances and Foreign Currency Loans outstanding hereunder shall be based upon their Commitments in effect on and after the Closing Date.

                  8.2 Conditions to Each Loan, Letter of Credit and Acceptance. The agreement of each Lender to make any Loan requested to be made by it, the agreement of the Issuing Bank to issue any Letter of Credit and the agreement of the Accepting Lender to create any Acceptance, on any date is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Borrower or its Subsidiaries in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date,

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         except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans and/or Letters of Credit and/or Acceptances requested to be made, issued or created, as the case may be, on such date.

                  (c) Borrowing Base. After giving effect to the Loans and/or Letters of Credit and/or Acceptances requested to be made, issued or created, as the case may be, on such date, the Aggregate Outstanding Extensions of Credit of the Lenders shall not exceed the Borrowing Base then in effect.

Each borrowing by, Letter of Credit issued on behalf of, and Acceptance created by or on behalf of, the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such borrowing, of the issuance of such Letter of Credit or of the creation of such Acceptance that the conditions contained in this subsection 8.2 have been satisfied.


                        SECTION 9. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect, any Loan, Letter of Credit (including any Existing Letter of Credit) or Acceptance (including any Existing Acceptance) remains outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

                  9.1  Financial  Statements.  Furnish  to the  Agent  and  each
Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of operations, stockholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG Peat Marwick, or other independent certified public accountants of nationally recognized standing acceptable to the Required Lenders; and

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations, stockholders' equity and cash flows of the Borrower and its
         Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material

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         respects  when  considered in relation to the  consolidated  financial statements of the Borrower and its Subsidiaries;

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods.

                    9.2 Certificates; Other Information. Furnish to the Agent and each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in subsection 9.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default under subsection 10.1 hereof, except as specified in such certificate;

                  (b) concurrently with the delivery of (i) the financial statements referred to in subsections 9.1(a) and 9.1(b), a certificate of a Responsible Officer (A) stating that, to the best of such Responsible Officer's knowledge, the Borrower and each of its Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and in the Notes and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (B) showing in detail calculations supporting such statement in respect of subsections 10.1, 10.8, 10.9 and 10.10 and (ii) the financial statements referred to in subsection 9.1(a), a certificate of a Responsible Officer showing in detail the calculations required to determine if any Subsidiary is a Material Foreign Subsidiary;

                  (c) not later than 45 days after the end of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the next fiscal year;

                  (d) within ten days after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                  (e) concurrently with the delivery of any financial statements and business plans required to be delivered to the holders of the Subordinated Debentures under the Subordinated Debenture Indenture, a copy of such financial statements or business plans;

                  (f) at any time at the request of the Agent and at the Borrower's expense, an audit of the Accounts, Inventory and books and records of the Borrower and its Subsidiaries by the Agent, in form and substance satisfactory to the Agent;


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                  (g) within 15 days after the last day of each calendar  month, a Borrowing Base Certificate setting forth the Borrowing Base as of such last day, which shall contain among other things a list of any lease or warehouse contract entered into by the Borrower or any of its Subsidiaries and a list of each contract entered into by the Borrower or any of its Subsidiaries with any Governmental Authority or other government agency after the date hereof and in each case still in effect at such time; Schedule 7.8 and Schedule 7.21 shall be deemed to be amended to include any such lease, warehouse contract or government contract on the date such list is provided;

                  (h) within 15 days after the last day of each month, monthly schedules, in form and substance satisfactory to the Agent, current as of the close of business on the last Business Day of such month, certified by a Responsible Officer, (i) of all Accounts of the Borrower and its Subsidiaries, showing separately those which are more than 30 days, 60 days, 90 days and 120 days old together with a reconciliation of such Accounts and (ii) setting forth such information as to accounts payable as the Agent shall request;

                  (i) within 15 days after the last day of each month, a certification of Inventory, in the form of Exhibit C-3 or such other form as the Agent shall from time to time request, setting forth a breakdown (and aging, where appropriate) of the type and nature of Inventory of the Borrower and its Subsidiaries and the location thereof;

                  (j) promptly after receipt thereof, a copy of all management letters from the Borrower's independent certified public accountants;

                  (k) a copy of any  notice  received  from the  trustee  or any
         holder  of  Subordinated   Debentures  under  the   Subordinated   Debt
         Indenture; and

                  (l) promptly, such additional financial and other information and copies of such documents and instruments as the Agent or any Lender may from time to time reasonably request, including, without limitation, a copy of any material debt instrument, security agreement or other material contract to which the Borrower or any Subsidiary may be a party.

                  9.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith, including by appropriate proceedings, if any are required in the good faith judgment of the Borrower, and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

                  9.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 10.5; and comply with all Contractual Obligations and Requirements of Law

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except  to the  extent  that  failure  to comply  therewith  could  not,  in the aggregate, have a Material Adverse Effect.

                  9.5 Maintenance of Property; Insurance. Keep all material property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in such amounts and against such risks (but including in any event public liability and product liability) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

                  9.6 Inspection of Property; Books and Records; Discussions; Audits. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made in all material respects of all dealings and transactions in relation to its business and activities; permit representatives of the Agent and any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be required, including, without limitation, any such visit, inspection or examination by the Agent and any Lender in connection with any audit conducted by the Agent, and at which a representative of any Lender may be present, of the Accounts, Inventory and books and records of the Borrower and its Subsidiaries from time to time at the Agent's discretion, and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants. Without limiting the Agent's rights under this subsection and without creating any obligations on the part of the Agent, the Agent currently intends that audits of the Borrower will be conducted on an approximately yearly basis.

                  9.7 New Subsidiaries. Within 30 days after the creation or acquisition of any direct or indirect Domestic Subsidiary or any Subsidiary which is a Wholly Owned Foreign Subsidiary or within 30 days after any Subsidiary becomes a Wholly Owned Foreign Subsidiary after the date hereof, at its own cost and expense, (a) in the case of a Domestic Subsidiary, cause such Subsidiary to grant a security interest in its assets (to the same extent that it would grant such a security interest if it were a party to the Subsidiaries Security Agreement) to the Collateral Agent, for the benefit of the Lenders, as collateral security for the Obligations (as defined in the Subsidiaries Guarantee) and to guarantee such Obligations, in each case pursuant to security documents which are in form and substance reasonably satisfactory to the Collateral Agent and (b) in the case of any Wholly Owned Foreign Subsidiary, (i) cause such Wholly Owned Foreign Subsidiary to grant a security interest in its assets (to the same extent that it would grant such a security interest if it were a party to the Subsidiaries Security Agreement) to the Collateral Agent, for the benefit of the Lenders, as collateral security for the Obligations (as defined in the Subsidiaries Guarantee) and to guarantee such Obligations, in each case pursuant to security documents which are in form and substance reasonably satisfactory to the Collateral Agent or (ii) pledge the stock of such Wholly Owned Foreign Subsidiary or provide such other collateral security as shall be satisfactory to the Collateral Agent and pursuant to such documents as shall be in form and substance reasonably satisfactory to the Collateral Agent.
Schedule 7.15 shall be deemed to be amended to include any Subsidiary created after the date hereof, provided that the terms and provisions of this subsection 9.7, subsection 10.9 and any other applicable

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subsections of this Agreement are complied with in connection  with the creation of any such Subsidiary.

                  9.8 Consignment of Title Documents. At any time at the request of the Agent or the Required Lenders, deliver or cause to be delivered to the Collateral Agent for the benefit of the Lenders any title or similar documents (including, without limitation, warehouse receipts) in respect of goods covered or originally covered by a Letter of Credit (including any Existing Letter of Credit) or Acceptance (including any Existing Acceptance) or goods which are otherwise included in the determination of Eligible Inventory.

                  9.9 Notices. Promptly give notice to the Agent and each Lender of:

                  (a)  the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $1,000,000 or more and which is not covered by insurance or in which injunctive or similar relief is sought which, if granted, could have a Material Adverse Effect;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof:
         (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

                  (e) the occurrence of a default under the Debenture Exchange Agreement or the Subordinated Debenture Indenture; and

                  (f) the occurrence of a development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or any of its Subsidiaries proposes to take with respect thereto.


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                  9.10   Environmental   Laws.   (a)  Comply  with,  and  ensure
compliance by all tenants and subtenants of any real property owned or leased by the Borrower, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all such tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

                  (c)  Defend,  indemnify  and hold  harmless  the Agent and the
Lenders, and their respective parents, subsidiaries, affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations or properties of the Borrower or any of its Subsidiaries, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. If any claim, action or other proceeding is brought against the Agent or any Lender or their respective parents, subsidiaries, affiliates, employees, agents, officers or directors with respect to which the Agent or such Lender would be entitled to seek indemnification under this paragraph, the Borrower shall be entitled to assume the defense thereof with counsel satisfactory to the Agent or such Lender, as the case may be. The Agent or such Lender, as the case may be, shall be entitled, at the Borrower's expense, to retain counsel in connection with any such claim, action or other proceeding, provided, that the Agent and the Lenders shall agree upon and retain one counsel to represent them in connection with any single claim, action or other proceeding unless, the retention of one counsel would be prejudicial to the interests of the Agent or any Lender in their sole discretion. The Borrower shall not without the prior written consent of the Agent or any affected Lender effect any settlement of any pending or threatened proceeding, claim or action against the Agent or such Lender in respect of which the Agent or such Lender or their respective parents, subsidiaries, affiliates, employees, agents, officers or directors is a party or would be entitled to seek indemnification under this paragraph, unless such settlement includes an unconditional release of the Agent or such Lender and their respective parents, subsidiaries, affiliates, employees, agents, officers or directors from all liability on claims that are the subject matter of such claim, action or other proceeding and is otherwise acceptable to the Agent or such Lender and their respective counsel, in their sole discretion. This indemnity shall continue in full force and effect and survive the termination of this Agreement.

                  9.11 Further Assurances. Execute any and all further documents, and take all further action which the Required Lenders or the Agent may reasonably request in order to effectuate the transactions contemplated by the Loan Documents. Without limiting the generality of the foregoing,

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such further documents and actions shall include the execution of agreements and instruments, and filing Uniform Commercial Code financing statements, in order to effectuate the transactions contemplated by this Agreement and in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents.


                         SECTION 10. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect, any Loan, Letter of Credit (including any Existing Letter of Credit) or Acceptance (including any Existing Acceptance) remains outstanding and unpaid or any other amount is owing to any Lender, the Agent or the Collateral Agent hereunder or under any other Loan Document, the Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly:

                  10.1  Financial Condition Covenants.

                  (a) Maintenance of Pre-Tax Income. Permit (i) Consolidated Pre-Tax Income for (A) the period of two consecutive fiscal quarters ending May 31, 2000, May 31, 2001, May 31, 2002, May 31, 2003 or May
         31, 2004 to be less than $1,500,000, (B) the period of two consecutive fiscal quarters ending November 30, 1999, November 30, 2000, November 30, 2001, November 30, 2002 or November 30, 2003, to be less than $2,500,000 (C) any fiscal year ending on or after November 30, 1999, to be less than $4,000,000, (ii) a Consolidated Pre-Tax Loss to occur in any two consecutive fiscal quarters or (iii) a Consolidated Pre-Tax Loss in excess of $1,000,000 to occur in any fiscal quarter.

                  (b)  Maintenance of  Consolidated  Adjusted Net Worth.  Permit
         Consolidated Adjusted Net Worth to be less than (i) the Net Worth Base Amount at such time minus (ii) the aggregate purchase price of all Capital Stock of the Borrower purchased pursuant to the Stock Repurchase Program.

                  (c) Total Liabilities to Consolidated Net Worth Ratio. Permit the ratio of Consolidated Total Liabilities to Consolidated Net Worth at the end of any fiscal quarter to be greater than 1.75 to 1.

                  10.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a)  Indebtedness  in  respect of the  Loans,  the Notes,  the
         Letters  of  Credit  (including   Existing  Letters  of  Credit),   the
         Acceptances (including Existing Acceptances) and other obligations of the Borrower under this Agreement;

                  (b) Indebtedness of the Borrower to any Subsidiary and any Domestic Subsidiary to the Borrower or any other Subsidiary;


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                  (c)  Indebtedness  of any  Subsidiary  (other  than a Domestic
         Subsidiary) to finance the working capital requirements of such Subsidiary not to exceed, taken together with all Indebtedness of all other Subsidiaries (other than Domestic Subsidiaries) outstanding under this paragraph, $20,000,000 in the aggregate at any time;

                  (d) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) permitted under subsection 10.8;

                  (e) Indebtedness of the Borrower under the Subordinated Debenture Indenture and the Subordinated Debentures in an aggregate amount not exceeding $2,270,000 at any time;

                  (f) Indebtedness of the Borrower in respect of Foreign Exchange Contracts permitted under subsection 6.16;

                  (g) Indebtedness of the Borrower which is subordinated and junior in right of payment to the Obligations (as defined in the Borrower Security Agreement) terms and conditions satisfactory to the Agent and the Lenders (including, without limitation, Indebtedness of the Borrower under the Talk Note);

                  (h) Indebtedness of Audiovox Communications Corp. incurred pursuant to the DFS Agreement to finance the purchase of DFS Inventory, provided that the aggregate principal amount of such Indebtedness at any time outstanding shall not exceed $15,000,000; and

                  (i) other Indebtedness in an aggregate principal amount not to exceed $1,000,000 at any one time outstanding, provided that such Indebtedness shall not represent Indebtedness for money borrowed but shall only represent liabilities, other than Indebtedness for money borrowed secured by a Lien on the property of the Borrower or any of its Subsidiaries permitted under subsection 10.3(j).

                  10.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets (including, without limitation, the capital stock of any Subsidiary) or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, if any are required in the good faith judgment of the Borrower, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Subsidiaries organized under the laws of a foreign country, generally accepted accounting principles in effect from time to time in their respective jurisdictions of organization);

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;


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                  (c)   pledges  or  deposits  in   connection   with   workers'
         compensation,   unemployment   insurance  and  other  social   security
         legislation;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (f) Liens securing Indebtedness of the Borrower and its Subsidiaries permitted by subsection 10.2(d) incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased at any time and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property at the time it was acquired;

                  (g) Liens in favor of the Collateral Agent for the benefit of the Lenders created pursuant to the Security Documents and any liens created pursuant to subsection 9.7;

               (h) Liens on Cellular Inventory of Audiovox Communications Corp. to secure the Indebtedness permitted under subsection 10.2(h);

                  (i) Liens on the Capital Stock of Talk Corporation owned by the Borrower to secure repayment of Indebtedness under the Talk Note; and

                  (j) Liens securing any Indebtedness permitted under subsection 10.2(i), provided that any such Liens shall not cover any Accounts (as defined in the Borrower Security Agreement) or Inventory of the Borrower or any of its Subsidiaries.

In no event shall the Borrower create, incur, assume or suffer to exist any Lien upon the Capital Stock of CellStar now owned or hereafter acquired by the Borrower, other than Liens in favor of the Collateral Agent for the benefit of the Lenders created pursuant to clause (g) above.

                  10.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except (a) Guarantee Obligations under the Subsidiaries Guarantee, (b) any Guarantee Obligations created pursuant to subsection 9.7, (c) any Guarantee Obligations (other than in respect of Indebtedness) of Audiovox Communications Corp. in the ordinary course of business, (d) Guarantee Obligations of the Borrower in respect of obligations of any wholly-owned Guarantor in an aggregate amount not to exceed $5,000,000 at any time, (e) Guarantee Obligations of the Borrower and Quintex Communications Corp. in respect of the obligations of GLM Wireless

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



Communications Inc. to Fleet Bank with respect to a line of credit made available by Fleet Bank to GLM Wireless Communications Inc., provided that (i) the aggregate principal amount (including the face amount of letters of credit and bankers' acceptances) of extensions of credit under such line of credit shall not exceed $200,000 and (ii) such line of credit is also guaranteed, on a joint and several basis with the Borrower and Quintex Communications Corp., by G.L.M. Security & Sound, Inc. and G.L.M. Security & Sound of St. James, Inc. and
(f) Guarantee Obligations of the Borrower guaranteeing the Indebtedness of Audiovox Communication Corp. permitted under subsection 10.2(h).

                  10.5 Limitations on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except that (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that (i) the Borrower shall be the continuing or surviving corporation and (ii) the security interests created under the Security Documents in favor of the Collateral Agent, and the rights and remedies under such Security Documents, are not otherwise adversely affected) or with or into any one or more Domestic Subsidiaries (other than Hermes Telecommunications Inc. and Lenex Corporation) (provided that (i) a Domestic Subsidiary shall be the continuing or surviving corporation and (ii) the security interests created under the Security Documents in favor of the Collateral Agent, and the rights and remedies under such Security Documents, are not otherwise adversely affected), (b) any Domestic Subsidiary of the Borrower may sell or distribute all or substantially all of its assets to the Borrower or any other Domestic Subsidiary (other than Hermes Telecommunications Inc. and Lenex Corporation) and (c) Hermes Telecommunications Inc. and Lenex Corporation may be liquidated and dissolved.

                  10.6 Limitation on Sale of Assets. Except as permitted hereunder, convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person (other than the Borrower or any Guarantor or, if such Subsidiary is not a Guarantor, the Borrower or any Subsidiary), except:

                  (a) obsolete or worn out property disposed of in the ordinary course of business or other items of property (other than Accounts (as defined in the Borrower Security Agreement) or Inventory) disposed of in the ordinary course of business which, individually or in the aggregate, are of nonmaterial economic value to the Borrower or any of its Subsidiaries disposing of such item of property;

                  (b)  the sale of Inventory in the ordinary course of business;

                  (c)  the  liquidation  of  investments  in  Cash   Equivalents
         permitted under subsection 10.9(b);

                  (d) the transfer of the stock or other ownership interests in any Joint Venture by the Borrower or any of its Subsidiaries to Audiovox Holding Corp., provided that (x) Audiovox

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



         Holding Corp. (i) does not engage in any business other than the ownership of such stock or other ownership interests, (ii) does not incur any indebtedness for borrowed money or issue any Guarantee Obligation (other than under the Subsidiaries Guarantee)or (iii) does not acquire or own any assets other than such stock or other ownership interests and (y) if any Capital Stock of Audiovox Communications Corp. is transferred to Audiovox Holding Corp., such Capital Stock shall be pledged as collateral security pursuant to the Audiovox Holding Corp. Pledge Agreement pursuant to documentation in form and substance satisfactory to the Collateral Agent;

                  (e) the sale of any CellStar stock owned by the Borrower or Audiovox Holding Corp.;

                  (f) the sale of assets (other than Accounts (as defined in the Borrower Security Agreement) or Inventory) in an aggregate amount not exceeding $1,000,000 in the aggregate after the date hereof;

                  (g) the disposition of all or a portion of the Capital Stock of Talk Corporation owned by the Borrower in satisfaction of all of the Indebtedness under the Talk Note;

                  (h)  as permitted by subsection 10.5;

                  (i) the sale or issuance of up to 5% of the Capital Stock of Audiovox Communications Corp. to Toshiba Corporation; and

                  (j) subject to no Default or Event of Default having occurred and being continuing or resulting therefrom (including under Section 6.3(d)), the sale or issuance of the common stock of any Subsidiary in an IPO, provided that (x) the Borrower owns, after giving effect to such sale or issuance, Capital Stock of such Subsidiary representing at least 51% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of such Subsidiary and (y) if such Subsidiary is a Guarantor, such Subsidiary shall continue to be a Guarantor.

                  10.7 Limitation on Dividends; Stock Repurchases. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary, except that the Borrower may repurchase shares of its Capital Stock with an aggregate purchase price not to exceed $10,000,000 (the "Stock Repurchase Program").

                  10.8 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets except for expenditures not exceeding, in the aggregate for the Borrower and its Subsidiaries, $7,500,000 during any fiscal year.

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



                  10.9 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person (an "Investment"), except:

               (a) extensions of trade credit in the ordinary course of business;

                  (b)  Investments in Cash Equivalents;

                  (c) Acquisitions by the Borrower and its Domestic Subsidiaries, provided that the aggregate amount of all such Acquisitions since the Closing Date (including assumed Indebtedness) shall not exceed $10,000,000, provided that, to the extent any such Acquisition results in the creation or acquisition of a Subsidiary, the Borrower and such Subsidiary comply with the requirements of subsection 9.7;

                  (d) Investments arising as a result of the compromise or settlement of Accounts (other than Eligible Accounts) in the ordinary course of business as generally conducted over a period of time;

                  (e) Investments in (i) Domestic Subsidiaries and (ii) Joint Ventures and Subsidiaries (other than Domestic Subsidiaries) outstanding on the date hereof and described in Schedule 10.9(e), provided that the Borrower and its Subsidiaries shall be in compliance with their obligations under subsection 9.7; and

                  (f)(i) Investments by the Borrower and its Subsidiaries in (A) any newly formed Joint Venture or Subsidiary (other than a Domestic Subsidiary), (B) any existing Joint Venture or Subsidiary (other than a Domestic Subsidiary) made after the date hereof, not to exceed $5,000,000 with respect to any single such investment, and (C) Shintom Co., Ltd. in the form of an Investment totaling up to $7,300,000 in convertible debentures thereof or in the common stock thereof upon conversion of such debentures (the "Shintom Investment") and (ii) acquisitions of all the capital stock or all or substantially all of the assets of any Person, provided that (w) the aggregate amount of all such Investments and acquisitions after the date hereof (less the net cash proceeds from any sale or other disposition of the Shintom Investment or any part thereof) shall not exceed $10,000,000 in the aggregate, (x) to the extent that any such Subsidiary in which an Investment is made is or becomes a Wholly Owned Foreign Subsidiary, the Borrower and such Wholly Owned Foreign Subsidiary comply with the provisions of subsection 9.7 and (y) to the extent that any acquisition pursuant to clause (ii) above results in the acquisition or creation of a Subsidiary, the Borrower and such Subsidiary comply with the provisions of subsection 9.7.

                  10.10 Limitation on Payments on the Talk Notes and other Subordinated Indebtedness. Make any optional prepayment, optional redemption, optional defeasance or optional purchase of the principal of the Talk Note or any other Indebtedness permitted under subsection 10.2(g).


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                  10.11 Limitation on  Modifications  to Subordinated  Debenture
Indenture and the Talk Note. Amend, modify or supplement any provision of (a) the Subordinated Debenture Indenture or the Subordinated Debentures, other than amendments pursuant to Section 901(5) of the Subordinated Debenture Indenture to cure any ambiguity in the Subordinated Debenture Indenture, provided that such amendment does not adversely affect the interests of the Lenders or (b) amend, modify or waive any provision of the Talk Note or any other Indebtedness permitted under subsection 10.2(g).

                  10.12  Transactions  with  Affiliates.  Except as set forth on
Schedule 10.12, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate, unless such transaction is in the ordinary course of, and pursuant to the reasonable requirements of, the Borrower's or such Subsidiary's business, is in good faith and is upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person not an Affiliate and, with respect to a transaction between the Borrower or any Subsidiary, on the one hand, and a Joint Venture, on the other hand, is upon such terms that are (a) commercially reasonable based upon the volume of business transacted between the Borrower or such Subsidiary, on the one hand, and such Joint Venture, on the other hand, and (b) with respect to transfers of Inventory, at a price not less than the lowest price charged to the Borrower's other Joint Ventures and in no event less than the price for a sale of such Inventory in effect with such Joint Venture on the Closing Date. Accounts owed by any Joint Venture to the Borrower or any Subsidiary shall be promptly invoiced (and, in any event, shall be invoiced within five days after the shipment of goods relating thereto), shall be payable not later than 90 days after the date of creation of original invoices related thereto, and the time for payment on any such Account shall not be extended, nor shall any such Account be compromised, compounded or settled for less than the full amount thereof.

                  10.13 Sale and Leaseback. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

     10.14 Fiscal Year. Permit the fiscal year of the Borrower or any of its Subsidiaries to end on a day other than November 30.

                  10.15 Limitation on Negative Pledge Clauses. Enter into any agreement or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), with any Person other than the Lenders pursuant hereto which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

                  10.16 Compromise of Receivables. Except other than in the ordinary course of business as generally conducted over a period of time, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof,

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



release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

                  10.17 Accounting Policies and Procedures. Except as set forth in Schedule 10.17, permit any material change in the accounting policies or procedures of the Borrower or any of its subsidiaries, other than as required by GAAP (or, in the case of Subsidiaries organized under the laws of a foreign country, generally accepted accounting principles in effect from time to time in their respective jurisdictions of organization), without the prior written consent of the Agent.

                  10.18 Consignment of Title Documents. Deliver any title or other similar documents in respect of Inventory as collateral security to any Person other than the Collateral Agent.

                  10.19 Limitation on Restrictions on Intercompany Payments. Enter into any agreement which restricts in any way, or has the effect of restricting, the payment of dividends, distributions or other amounts to the Borrower by any Subsidiary or amend the terms of any existing agreement so as to impose or increase any restrictions on the payment of dividends, distributions or other amounts to the Borrower by any Subsidiary or Joint Venture in a manner that is more onerous than any such restrictions in effect on the Closing Date.

                  10.20 Limitation on Foreign Exchange Contracts and Interest Rate Agreement. (a) Enter into a Foreign Exchange Contract except in the ordinary course of business for non-speculative purposes and so long as the aggregate amount of Foreign Exchange Liabilities of the Borrower at such time, as most recently determined prior to such time by the Agent pursuant to this subsection 6.16 and after giving effect to such Foreign Exchange Contract, does not exceed $10,000,000 and (b) enter into any interest rate swap agreement, option, collar or other similar or derivative agreement, except in the ordinary course of business for non-speculative purposes.


                          SECTION 11. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of or interest on any Loan or any L/C Obligation or Acceptance Obligation or any fee or other amount payable hereunder when due in accordance with the terms thereof or hereof; or

                  (b) Any representation or warranty made or deemed made by the Borrower herein, in any Security Document or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any Security Document or other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c)  The  Borrower   shall   default  in  the   observance  or
         performance of any agreement contained in subsection 9.2(g) or Section 10 or Section 5(h), 5(i), 5(j) or 5(k) of the

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          Borrower Security Agreement or the Subsidiaries  Security Agreement or
          Section 5(b) of the Audiovox Pledge Agreement; or

                  (d) The Borrower shall default in the observance or performance of any other agreement contained in this Agreement, any Security Document or any of the other Loan Documents (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied (i) in the case of the agreements contained in subsection 9.1, for a period of 14 days and (ii) in the case of all other agreements, for a period of 30 days; or

                  (e) (i) an Event of Default (as defined in the Debenture Exchange Agreement) or an event which with notice or lapse of time or both would become an Event of Default under and as defined in the Debenture Exchange Agreement shall occur and be continuing under the Debenture Exchange Agreement or (ii) an Event of Default (as defined in the Subordinated Debenture Indenture) shall occur and be continuing under the Subordinated Debenture Indenture; or

                  (f) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Subordinated Debentures), or in the payment of any Guarantee Obligation (provided that the principal amount of such Indebtedness or Guarantee Obligation exceeds, individually, or in the aggregate, $500,000), provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation (provided that the principal amount of such Indebtedness or Guarantee Obligation exceeds, individually, or in the aggregate, $500,000) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

                  (g) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there

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



         shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
         (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the reasonable judgment of the Borrower or the Required Lenders, subject the Borrower or any Commonly Controlled Entity to any tax, penalty or other liabilities that in the aggregate could reasonably be expected to have a Material Adverse Effect; or

                  (i) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $500,000 or more and (i) all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof or (ii) the judgement creditors with respect to such judgments or their successors or assigns shall have commenced enforcement proceedings, which enforcement proceedings shall have remained unstayed for 10 consecutive days; or

                  (j) Any Security Document shall cease for any reason to be in full force and effect, or the Borrower shall so assert or the security interests created by any such Document shall cease for any reason, other than a release by the Lenders, to be enforceable and of the same effect and priority purported to be created thereby;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (g) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the

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



beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder and all amounts of Acceptance Obligations, whether or not the Acceptances related thereto have matured) and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice of default to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder and all amounts of Acceptance Obligations, whether or not the Acceptances related thereto have matured) and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable.

                  With respect to all Letters of Credit (including Existing Letters of Credit) with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon and, if any, shall be applied to repay other Obligations of the Borrower hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all L/C Obligations shall have been satisfied and all other Obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

                  Except  as   expressly   provided   above  in  this   Section,
presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                              SECTION 12. THE AGENT

                  12.1 Appointment. Each Lender hereby irrevocably designates and appoints Chase as the Agent of such Lender under this Agreement, the Security Documents and the other Loan Documents, and each such Lender irrevocably authorizes Chase, as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement, the Security Documents and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement, the Security Documents and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, the Security Documents or any other Loan Document or otherwise exist against the

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



Agent. References in this Section 11 to the "Agent" shall include Chase in its capacity as Collateral Agent.

                  12.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement, the Security Documents and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  12.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement, the Security Documents or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement, the Security Documents or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement, the Security Documents or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Notes, the Security Documents or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, the Security Documents or any other Loan Document, or to inspect the properties, books or records of the Borrower.

                  12.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement, the Security Documents or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Notes, the Security Documents and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

                  12.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice

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



from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, including any action under the Security Documents; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders. Any knowledge of any Default or Event of Default which the Agent has or acquires in its capacity as a Lender shall be deemed to be notice to the Agent of such Default or Event of Default.

                  12.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans and/or issue or participate in Letters of Credit (including Existing Letters of Credit) and/or create or participate in Acceptances (including Existing Acceptances) hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  12.7 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their original Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Agreement, the Security Documents, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions,

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judgments,  suits, costs, expenses or disbursements to the extent resulting from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

                  12.8 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder, the Security Documents and the other Loan Documents. With respect to Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued or participated in by it or any Acceptance created or participated in by it, the Agent shall have the same rights and powers under this Agreement, the Security Documents and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

                  12.9 Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Lenders. If the Agent shall resign as Agent under this Agreement then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  12.10 Issuing Bank, Accepting Bank and Fronting Bank. The provisions of this Section 12 shall apply mutatis mutandis to the Issuing Bank, the Accepting Bank and the Fronting Bank in their respective capacities as such to the same extent that such provisions apply to the Agent.


                            SECTION 13. MISCELLANEOUS

                  13.1 Amendments and Waivers. Neither this Agreement, any Note, Security Document or other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the prior written consent of the Required Lenders, the Agent and the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto and to the Notes, the Security Documents and the other Loan Documents for the purpose of adding any provisions to this Agreement, the Notes, the Security Documents or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement, the Notes, the Security Documents or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) increase the Commitments, reduce the amount or extend the maturity of any Loan or any installment thereof, or extend the maturity of any Letter of Credit or Acceptance to a date later than the Termination Date, or reduce the rate or extend the time of payment of interest

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



thereon, or reduce the amount, or extend the time of payment, of any fee payable to any Lender hereunder, or change the amount of any Lender's Commitment, in each case without the consent of all the Lenders affected directly or indirectly thereby, or (b) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders, or increase the advance rates specified in the definition of Borrowing Base, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or the other Loan Documents or consent to the release of all or a substantial part of the collateral upon which Liens have been created pursuant to the Security Documents or consent to the release of any Guarantee Obligations under the Security Documents, or amend the DFS Intercreditor Agreement to increase the $15,000,000 limit set forth in Section 3(a) thereof in respect of the priority of DFS Obligations (as defined in the DFS Agreement) thereunder, in each case without the prior written consent of all the Lenders, or (c) amend, modify or waive any provision of Section 3 without the prior written consent of the Fronting Bank or (d) amend, modify or waive any provision of Section 4 without the prior written consent of the Issuing Bank, or
(e) amend, modify or waive any provision of Section 5 without the prior written consent of the Accepting Bank, or (f) amend, modify or waive any provision of
Section 12 without the prior written consent of the then Agent, provided, further that the Administrative Schedule may be amended by the Borrower, the Fronting Bank and the Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agent and all future holders of the Loans.
In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  13.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or nationally recognized courier service), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of telecopy notice, when received, or, in the case of a nationally recognized courier service, one Business Day after delivery to such courier service, addressed as follows in the case of the Borrower and the Agent, and as set forth in Schedule 13.2 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

                  The Borrower:       Audiovox Corporation
                                           150 Marcus Boulevard
                                           Hauppauge, New York  11788
                                           Attention:  Charles M. Stoehr
                                           Telecopy:  (516) 273-6922
                                           Telephone:  (516) 231-7750


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                  With a copy to:      Levy & Stopol
                                             Counselors at Law
                                             One Pennsylvania Plaza
                                             49th Floor
                                             New York, New York 10119-0165
                                             Attention: Robert Levy

                  The Agent and the
                  Collateral Agent
                  (and     Chase, in its
                  capacity as
                  Issuing Bank,
                  Accepting Bank and
                  Fronting Bank):           The Chase Manhattan Bank
                                                     7600 Jericho Turnpike
                                                     Woodbury, New York  11797
                                                     Attention:  John Budzynski
                                                     Telecopy:  (516) 364-3307
                                                     Telephone:  (516) 677-4502

                  with a copy to:           Chase Agent Bank Services
                                                     1 Chase Manhattan Plaza
                                                     New York, New York  10081
                                                     Attention:  Jesus Sang
                                                     Telecopy:  (212) 552-5662
                                                     Telephone:  (212) 552-7916

provided that any notice, request or demand to or upon the Agent or the Lenders pursuant to subsection 2.3, 5.1, 5.3 or 5.8 shall not be effective until received.

                  13.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  13.4 Survival of Representations and Warranties. All representations and warranties made hereunder or under any other Loan Document and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

                  13.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agent and each Lender for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to,

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this Agreement,  the Notes, the Security  Documents and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Lender and the Agent for all
its  costs  and  expenses   incurred  in  connection  with  the  enforcement  or
preservation of any rights under this Agreement, the Notes, the Security Documents, the other Loan Documents and any such other documents, including, without limitation, fees and disbursements of counsel to the Agent and to the several Lenders, (c) to pay, indemnify, and hold each Lender and the Agent and their respective parents, subsidiaries, affiliates, employees, agents, officers and directors harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable
in  connection   with  the  execution  and  delivery  of,  or   consummation  or
administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the Security Documents, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Agent and their respective parents, subsidiaries, affiliates, employees, agents, officers and directors harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the Security Documents, the other Loan Documents, and any such other documents including, without limitation, any costs and expenses relating to the conversion of amounts owing in any currency under this Agreement
to  another  currency  (all  the  foregoing,   collectively,   the  "indemnified
liabilities"), provided, that the Borrower shall have no obligation hereunder to the Agent or any Lender, as the case may be, with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Agent or any such Lender, as the case may be, (ii) legal proceedings commenced against the Agent or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, or (iii) legal proceedings commenced against the Agent or any such Lender by any other Lender or by any Transferee (as defined in subsection 13.6). The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

                  13.6  Successors and Assigns; Participations; Purchasing
Lenders.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely

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         responsible for the performance  thereof,  such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such Participant shall only be entitled to such right of set-off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lenders the proceeds thereof as provided in subsection 13.7. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 6.12, 6.13, 6.14, 6.15 and
         13.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Lender or any affiliate thereof and, with the consent of the Borrower and the Agent (which in each case shall not be unreasonably withheld), to one or more additional banks or financial institutions ("Purchasing Lenders") all or any part of its rights and obligations under this Agreement and the Notes pursuant to an Assignment and Acceptance substantially in the form of Exhibit D, executed by such Purchasing Lender, such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, by the Borrower and the Agent) and delivered to the Agent for its acceptance and recording in the Register (as defined in subsection 13.6(d)); provided that (i) in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, no such sale to a Purchasing Lender shall be in an aggregate principal amount of less than $7,500,000 (other than in the case of a sale of all of a transferor Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Agent and (ii) except in the case of a sale of all of a transferor Lender's interests under this Agreement, the Commitment of the transferor Lender (determined after giving effect to such sale) shall not be less than $7,500,000, unless otherwise agreed by the Borrower and the Agent; provided further that if an Event of Default has occurred under paragraph (a) or, with respect to the Borrower, (g) of Section 11 and is continuing, the consent or approval of the Borrower shall not be required in connection with any sale by a Lender under this paragraph. Upon such execution, delivery, acceptance and recording, from and after the Effective Date determined pursuant to such Assignment and Acceptance, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an

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         Assignment  and Acceptance  covering all or the remaining  portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such
         Purchasing   Lender  and  the   resulting   adjustment   of  Commitment
         Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Notes. On or prior to the Transfer Effective Date determined pursuant to such Assignment and Acceptance, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such Purchasing Lender in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the transferor Lender has retained a Commitment hereunder, a new Note to the order of the transferor Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Agent to the Borrower marked "cancelled".

                  (d) The Agent shall maintain at its address referred to in subsection 13.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by a transferor Lender and Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, by the Borrower and the Agent) together with payment to the Agent of a registration and processing fee of $5,000, the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

                  (f) The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its affiliates prior to becoming a party to this Agreement, provided that any prospective Transferee shall have agreed to be bound by subsection 13.8 or shall have executed a confidentiality agreement to substantially the same effect.


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                  (g) If,  pursuant  to this  subsection,  any  interest in this
         Agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States of America or any state thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of
         the  transferor   Lender,  the  Agent  and  the  Borrower)  that  under
         applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Lender (and, in the case of any Purchasing Lender registered in the Register, the Agent and the Borrower) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the
         transferor   Lender,  the  Agent  and  the  Borrower)  to  provide  the transferor Lender (and, in the case of any Purchasing Lender registered in the Register, the Agent and the Borrower) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable laws of the United States of America and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

                  (h) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Lender in accordance with applicable law.

                  13.7  Adjustments; Set-off.

                  (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount

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         becoming due and payable by the  Borrower  hereunder or under the Notes
         (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  13.8 Confidentiality. Each Lender agrees that all non-public information provided to such Lender (or any officer or employee of such Lender) pursuant to this Agreement is confidential and proprietary to the Borrower and that the Lender will not disclose (other than to the directors, officers, employees, affiliates and agents of the Lender who require such information in connection with the Lender's administration and enforcement of this Agreement and who have been directed to treat such information as confidential and proprietary to the Borrower or to outside advisors or auditors of the Lender, provided that such advisors or auditors have agreed to treat such information as confidential and proprietary to the Borrower or to bank examiners or other similar officials) any such information (excluding information which becomes (i) generally available to the public other than as a result of the disclosure thereof by the Lender or its representatives or (ii) available to the Lender on a non-confidential basis from a source other than Borrower or any of its Subsidiaries or any of their respective directors, officers, employees, agents or representatives, provided such source is not bound by a confidentiality agreement with the Borrower), except to the extent the Lender is required by law or requested or required by any Governmental Authority to disclose such information.

                  13.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

                  13.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  13.11 Integration. This Agreement represents the agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  13.12  GOVERNING LAW.  THIS AGREEMENT AND THE NOTES AND
THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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     13.13 Submission To Jurisdiction;  Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 13.2 or at such other address of which the Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                  13.14 Acknowledgments. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Notes and the other Loan Documents;

                  (b) neither the Agent nor any Lender has any fiduciary relationship to the Borrower, and the relationship between Agent and Lenders, on one hand, and the Borrower, on the other hand, is solely that of debtor and creditor; and

                  (c) no joint venture exists among the Lenders or among the Borrower and the Lenders.

                  13.15  WAIVERS OF JURY TRIAL.  THE BORROWER THE AGENT AND
THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.


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                  13.16 European  Economic and Monetary Union.  (a) Definitions.
In this subsection 13.16 and in each other provision of this Agreement to which reference is made in this subsection 13.16 expressly or implicitly, the following terms have the meanings given to them in this subsection 13.16:

                  "commencement  of  the  third  stage  of  EMU":  the  date  of
         commencement   of  the  third  stage  of  EMU  or  the  date  on  which
         circumstances arise which (in the opinion of the Agent) have substantially the same effect and result in substantially the same consequences as commencement of the third stage of EMU as contemplated by the Treaty on European Union.

               "EMU": economic and monetary union as contemplated in the Treaty on European Union.

               "EMU legislation": legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU;

               "euro": the single currency of participating member states of the European Union;

               "euro unit": the currency unit of the euro;

               "national currency unit": the unit of currency (other than a euro unit) of a participating member state;

               "participating member state": each state so described in any EMU legislation; and

               "Target Operating Day": any day that is not (i) a Saturday or Sunday, (ii) Christmas Day or New Year's Day or (iii) any other day on which the Trans-European Real-time Gross Settlement Operating System (or any successor settlement system) is not operating (as determined by the Agent); and

               "Treaty on European Union": the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maestricht Treaty (which was signed at Maestricht on February 7, 1992, and came into force on November 1, 1993), as amended from time to time.

                  (b) Effectiveness of Provisions.  The provisions of paragraphs
(c) to (j) below (inclusive) shall be effective at and from the commencement of the third stage of EMU, provided, that if and to the extent that any such provision relates to any state (or the currency of such state) that is not a participating member state on the commencement of the third stage of EMU, such provision shall become effective in relation to such state (and the currency of such state) at and from the date on which such state becomes a participating member state.

                  (c) Redenomination and Alternative Currencies. Each obligation under this Agreement of a party to this Agreement which has been denominated in the national currency unit of a participating member state shall be redenominated into the euro unit in accordance with EMU

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legislation,  provided,  that if and to the  extent  that  any  EMU  legislation provides that following the commencement of the third stage of EMU an amount denominated either in the euro or in the national currency unit of a participating member state and payable within the participating member state by crediting an account of the creditor can be paid by the debtor either in the euro unit or in that national currency unit, each party to this Agreement shall be entitled to pay or repay any such amount either in the euro unit or in such national currency unit.

                  (d) Loans. Any Loan in the currency of a participating member state shall be made in the euro unit.

                  (e) Business Days. With respect to any amount denominated or to be denominated in the euro or a national currency unit, any reference to a "Business Day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in

                    (i)  London and New York City; and

                    (ii) For  purposes  of  determining  the date on  which  the
                         Eurocurrency Rate is determined under this Agreement for any Loan denominated in the euro (or any national currency unit) for any Interest Period therefor, references in this Agreement to "Business Days" shall be deemed to be references to Target Operating Days. In addition, if the Agent determines that there is no Eurocurrency Rate displayed on the Screen for deposits denominated in the national currency unit in which any Loans are denominated, the Eurocurrency Rate for such Loans shall be based upon the rate displayed on the Screen for the offering of deposits denominated in the euro.

                    (iii)Frankfurt am Main, Germany (or such principal financial center or centers in such participating member state or states as the Agent may from time to time nominate for this purpose).

                  (f) Payments to the Agent. Subsections 2.2., 3.2 and 6.11 shall be construed so that, in relation to the payment of any amount of euro units or national currency units, such amount shall be made available to the Agent in immediately available, freely transferable, cleared funds to such account with such bank in Frankfurt am Main, Germany (or such other principal financial center in such participating member state as the Agent may from time to time nominate for this purpose) as the Agent shall from time to time nominate for this purpose.

                  (g) Payments by the Agent to the Lenders. Any amount payable by the Agent to the Lenders under this Agreement in the currency of a participating member state shall be paid in the euro unit.

                  (h) Payments by the Agent Generally. With respect to the payment of any amount denominated in the euro or in a national currency unit, the Agent shall not be liable to the Borrower or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Agent if the Agent shall have taken all relevant steps to achieve, on the date required by the Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the euro unit or, as the case may be, in a national currency unit) to the account with the bank in the principal financial center in the participating member state which the Borrower or, as the case may be, any Lender shall have specified for such purpose. In this paragraph (h), "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Agent may from time to time determine for the purpose of clearing or settling payments of the euro.

                  (i) Basis of Accrual. If the basis of accrual of interest or fees expressed in this Agreement with respect to the currency of any state that becomes a participating state shall be inconsistent with any convention or practice in the London Interbank Market or, as the case may be, the Paris Interbank Market for the basis of accrual of interest or fees in respect of the euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a participating member state; provided, that if any Loan in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period.

                  (j) Rounding and Other Consequential Changes. Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU legislation and without prejudice to the respective liabilities for indebtedness of the Borrowers to the Lenders and the Lenders to the Borrowers under or pursuant to this Agreement:

                  (i) each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency unit to be paid to or by the Agent shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the Agent may from time to time specify; and

                  (ii) except as expressly provided in this subsection 13.16, each provision of this Agreement shall be subject to such reasonable changes of construction as the Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to the euro in participating member states.

                  (k) Increased Costs. Each relevant Borrower shall from time to time, at the request of the Agent, pay to the Agent for the account of each Lender the amount of any cost or increased cost incurred by, effective return on its capital to, or of interest or other return foregone by, such Lender or any holding company of such Lender as a result of the introduction of, changeover to or operation of the euro in any participating member state, other than any such cost or reduction or amount foregone reflected in the relevant Cost of Funds."

                  13.17. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

                  (b) The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower contained in this subsection 13.17 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.


AUDIOVOX CORPORATION


By: s/Charles M. Stoehr
     Name:        Charles M. Stoehr
     Title:       Senior Vice President and
                    Chief Financial Officer


THE CHASE MANHATTAN BANK,
     as Agent and as a Lender


By: s/Richard G. Grabowski
     Name:        Richard G. Grabowski
     Title:       Vice President

FLEET BANK N.A., as a Lender


By: s/Steven J. Melicharek
     Name:        Steven J. Melicharek
     Title:       Senior Vice President

BANKBOSTON, as a Lender


By: s/Neal Hesler
     Name:        Neal Hesler
     Title:       Vice President


THE CIT GROUP/BUSINESS CREDIT, INC., as a
Lender


By:s/Kevin O'Hara
     Name:        Kevin O'Hara
     Title:       Assistant Vice President

EUROPEAN AMERICAN BANK, as a Lender


By: s/Anthony V. Pantina
     Name:        Anthony V. Pantina
     Title:       Vice President


MELLON BANK, N.A.


By: s/Christine G. Dekajlo
     Officer:     Christine G. Dekajlo
     Title:       First Vice President

Mellon Financial Services Corporation,
Attorney-in-fact for Mellon Bank, N.A.


DEUTSCHE FINANCIAL SERVICES
CORPORATION, as a Lender


By: s/Mark B. Schafer
     Name:        Mark B. Schafer
     Title:       Vice President, Operations


ISRAEL DISCOUNT BANK OF NEW YORK, as a
Lender


By: s/Scott Fishbein
     Name:        Scott Fishbein
     Title:       Vice President



By: s/Ronald Bongiovanni
     Name:        Ronald Bongiovanni
     Title:       Vice President


NATIONAL BANK OF CANADA


By:s/James Drum / Vincent Lima
     Name:        James Drum/ Vincent Lima
     Title:       Vice President / Vice President

THE DIME SAVINGS BANK OF NEW YORK, as
a Lender


By:s/Gary R. Olson
     Name:        Gary R. Olson
     Title:       Vice President


BANK LEUMI USA


By:s/Paul Tine / John Koeniggberg
     Name:        Paul Tine / John Koeniggberg
     Title:       Vice President / Vice President

                                                                 Schedule 1.1(a)



                                   COMMITMENTS



                                                                            Commitment
Lender                                                   Commitment         Percentage
-----------------------------------------               ------------        ----------

The Chase Manhattan Bank                                $ 35,000,000         18.42%
Deutsche Financial Services Corporation                 $ 25,000,000         13.16%
Mellon Bank, N.A                                        $ 20,000,000         10.53%
The CIT Group/Business Credit, Inc.                     $ 20,000,000         10.53%
European American Bank                                  $ 15,000,000          7.89%
National Bank of Canada                                 $ 15,000,000          7.89%
Israel Discount Bank of New York                        $ 14,000,000          7.37%
Fleet Bank N.A                                          $ 13,500,000          7.11%
BankBoston                                              $ 12,500,000          6.58%
The Dime Savings Bank of New York                       $ 10,000,000          5.26%
Bank Leumi USA                                          $ 10,000,000          5.26%
                                                        ------------         ------
     TOTAL                                              $190,000,000


                                                                  CONFORMED COPY








                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT


                                      among


                              AUDIOVOX CORPORATION,
                                  as Borrower,


                            the Lenders Party Hereto


                                       and


                            THE CHASE MANHATTAN BANK,
                     as Administrative and Collateral Agent



                            Dated as of July 28, 1999

                                TABLE OF CONTENTS

                                                                                                                      Page

SECTION 1.        DEFINITIONS............................................................................................1
1.1      Defined Terms...................................................................................................1
1.2      Other Definitional Provisions..................................................................................26
1.3      Exchange Rates.................................................................................................27

SECTION 2.        AMOUNT AND TERMS OF DOLLAR LOANS......................................................................27
2.1      Commitments....................................................................................................27
2.2      Repayment of Loans; Notes......................................................................................28
2.3      Procedure for Revolving Credit Borrowing.......................................................................28

SECTION 3.        AMOUNT AND TERMS OF FOREIGN CURRENCY LOANS............................................................29
3.1      Foreign Currency Commitments...................................................................................29
3.2      Procedure for Foreign Currency Borrowings......................................................................29
3.3      Fronting Fees, Commissions and Other Charges...................................................................30
3.4      Participations.................................................................................................30
3.5      Conversion of Foreign Currency Loans; Termination of Foreign Currency Loan
                  Subfacility...........................................................................................31

SECTION 4.        AMOUNT AND TERMS OF LETTERS OF CREDIT.................................................................32
4.1      Letters of Credit..............................................................................................32
4.2      Procedure for Issuance, Extension or Amendment of Letters of Credit............................................33
4.3      Fees, Commissions and Other Charges............................................................................34
4.4      L/C Participations.............................................................................................35
4.5      Obligations Absolute...........................................................................................36
4.6      Letter of Credit Payments......................................................................................36
4.7      Application....................................................................................................37

SECTION 5.        AMOUNT AND TERMS OF ACCEPTANCES.......................................................................37
5.1      Acceptances....................................................................................................37
5.2      Procedure for Creation of Acceptances..........................................................................37
5.3      Acceptance Participations......................................................................................38
5.4      Discount of Acceptances........................................................................................39
5.5      Mandatory Prepayment...........................................................................................40
5.6      Obligations Absolute...........................................................................................40
5.7      Supply of Drafts...............................................................................................41
5.8      Delivery of Certain Documentation..............................................................................41
5.9      Notice   ......................................................................................................41
5.10  Use of Proceeds...................................................................................................41

                                        i










                                                                                                                      Page




SECTION 6.        GENERAL PROVISIONS APPLICABLE TO THE
                  LOANS, LETTERS OF CREDIT AND ACCEPTANCES..............................................................41
6.1      Termination or Reduction of Commitments........................................................................41
6.2      Optional Prepayments...........................................................................................42
6.3      Mandatory Prepayments..........................................................................................42
6.4      Certain Fees...................................................................................................43
6.5      Reimbursement Obligations of the Borrower......................................................................44
6.6      Interest Rates and Payment Dates...............................................................................44
6.7      Computation of Interest and Fees...............................................................................45
6.8      Conversion and Continuation Options............................................................................45
6.9      Minimum Amounts of Tranches....................................................................................46
6.10     Inability to Determine Interest Rate...........................................................................46
6.11     Pro Rata Treatment and Payments................................................................................47
6.12     Illegality.....................................................................................................48
6.13     Indemnity......................................................................................................48
6.14     Requirements of Law............................................................................................49
6.15     Taxes    ......................................................................................................50
6.16     Foreign Exchange Contracts.....................................................................................51

SECTION 7.        REPRESENTATIONS AND WARRANTIES........................................................................52
7.1      Financial Condition............................................................................................52
7.2      No Change......................................................................................................53
7.3      Corporate Existence; Compliance with Law.......................................................................53
7.4      Corporate Power; Authorization; Enforceable Obligations........................................................53
7.5      No Legal Bar...................................................................................................54
7.6      No Material Litigation.........................................................................................54
7.7      No Default.....................................................................................................54
7.8      Ownership of Property; Liens...................................................................................54
7.9      Intellectual Property..........................................................................................54
7.10     No Burdensome Restrictions.....................................................................................55
7.11     Taxes    ......................................................................................................55
7.12     Federal Regulations............................................................................................55
7.13     ERISA    ......................................................................................................55
7.14     Investment Company Act; Other Regulations......................................................................56
7.15     Subsidiaries and Joint Ventures................................................................................56
7.16     Purpose of Loans...............................................................................................56
7.17     Environmental Matters..........................................................................................56
7.18     Security Documents.............................................................................................57

                                       ii










                                                                                                                      Page



7.19     Insurance......................................................................................................57
7.20     No Change in Credit Criteria or Collection Policies............................................................57
7.2.     Government Contracts...........................................................................................58
7.22     Existing Extensions of Credit..................................................................................58
7.23     Licensing......................................................................................................58
7.24     Year 2000 Reprogramming........................................................................................58

SECTION 8.        CONDITIONS............................................................................................58
8.1      Conditions to Effectiveness of Agreement.......................................................................58
8.2      Conditions to Each Loan, Letter of Credit and Acceptance.......................................................60

SECTION 9.        AFFIRMATIVE COVENANTS.................................................................................61
9.1      Financial Statements...........................................................................................61
9.2      Certificates; Other Information................................................................................62
9.3      Payment of Obligations.........................................................................................63
9.4      Conduct of Business and Maintenance of Existence...............................................................63
9.5      Maintenance of Property; Insurance.............................................................................64
9.6      Inspection of Property; Books and Records; Discussions; Audits.................................................64
9.7      New Subsidiaries...............................................................................................64
9.8      Consignment of Title Documents.................................................................................65
9.9      Notices  ......................................................................................................65
9.10     Environmental Laws.............................................................................................66
9.11     Further Assurances.............................................................................................66

SECTION 10.       NEGATIVE COVENANTS....................................................................................67
10.2     Limitation on Indebtedness.....................................................................................67
10.3     Limitation on Liens............................................................................................68
10.4     Limitation on Guarantee Obligations............................................................................69
10.5     Limitations on Fundamental Changes.............................................................................70
10.6     Limitation on Sale of Assets...................................................................................70
10.7     Limitation on Dividends; Stock Repurchases.....................................................................71
10.8     Limitation on Capital Expenditures.............................................................................71
10.9     Limitation on Investments, Loans and Advances..................................................................72
10.10    Limitation on Payments on the Talk Notes and other Subordinated Indebtedness...................................72
10.11    Limitation on Modifications to Subordinated Debenture Indenture \
                  and the Talk Note.....................................................................................73
10.12    Transactions with Affiliates...................................................................................73
10.13    Sale and Leaseback.............................................................................................73
10.14    Fiscal Year....................................................................................................73

                                       iii










                                                                                                                      Page



10.15    Limitation on Negative Pledge Clauses..........................................................................73
10.16    Compromise of Receivables......................................................................................73
10.17    Accounting Policies and Procedures.............................................................................74
10.18    Consignment of Title Documents.................................................................................74
10.19    Limitation on Restrictions on Intercompany Payments............................................................74
10.20    Limitation on Foreign Exchange Contracts and Interest Rate Agreement...........................................74

SECTION 11.       EVENTS OF DEFAULT.....................................................................................74

SECTION 12.       THE AGENT.............................................................................................77
12.1     Appointment....................................................................................................77
12.2     Delegation of Duties...........................................................................................78
12.3     Exculpatory Provisions.........................................................................................78
12.4     Reliance by Agent..............................................................................................78
12.5     Notice of Default..............................................................................................78
12.6     Non-Reliance on Agent and Other Lenders........................................................................79
12.7     Indemnification................................................................................................79
12.8     Agent in Its Individual Capacity...............................................................................80
12.9     Successor Agent................................................................................................80
12.10    Issuing Bank, Accepting Bank and Fronting Bank.................................................................80

SECTION 13.       MISCELLANEOUS.........................................................................................80
13.1     Amendments and Waivers.........................................................................................80
13.2     Notices  ......................................................................................................81
13.3     No Waiver; Cumulative Remedies.................................................................................82
13.4     Survival of Representations and Warranties.....................................................................82
13.5     Payment of Expenses and Taxes..................................................................................82
13.6     Successors and Assigns; Participations; Purchasing Lenders.....................................................83
13.7     Adjustments; Set-off...........................................................................................86
13.8     Confidentiality................................................................................................87
13.9     Counterparts...................................................................................................87
13.10    Severability...................................................................................................87
13.11    Integration....................................................................................................87
13.12    GOVERNING LAW..................................................................................................87
13.13    Submission To Jurisdiction; Waivers............................................................................88
13.14    Acknowledgments................................................................................................88
13.15    WAIVERS OF JURY TRIAL..........................................................................................88
13.16    European Economic and Monetary Union...........................................................................89
13.17.   Conversion of Currencies.......................................................................................91

Schedules

Schedule 1.1(a)                  Commitments
Schedule 1.1(b)                  Administrative Schedule
Schedule 7.1                     Changes of Events
Schedule 7.2                     Stock Repurchases
Schedule 7.6                     Litigation
Schedule 7.8                     Leases and Warehouse Contracts
Schedule 7.13                    ERISA Matters
Schedule 7.15                    Subsidiaries and Joint Ventures
Schedule 7.17                    Environmental Matters
Schedule 7.18(b)                 Filing Jurisdictions
Schedule 7.21                    Government Contracts
Schedule 10.9(e)                 Investments in Joint Ventures and Foreign
                                 Subsidiaries
Schedule 10.12                   Transactions with Affiliates
Schedule 10.17                   Changes in Accounting Policies and Procedures
Schedule 13.2                    Addresses of Banks and Subsidiaries


Exhibits

Exhibit A                        Form of Note
Exhibit B                        Form of Borrowing Certificate
Exhibit C-1                      Form of Borrowing Base Certificate
Exhibit C-2                      Form of Borrowing Base Notice
Exhibit C-3                      Form of Certification of Inventory
Exhibit D                        Form of Assignment and Acceptance
Exhibit E                        Form of Acceptance Request
Exhibit F                        Form of Draft
Exhibit G-1                      Form of Opinion of Counsel to the Borrower and
                                  the Subsidiaries
Exhibit G-2                      Form of Opinion of Simpson Thacher & Bartlett
Exhibit H                        Form of Landlord's Consent
Exhibit I                        Form of Consent of Guarantors
Exhibit J                        Borrower Security Agreement
Exhibit K                        Subsidiaries Guarantee
Exhibit L                        Subsidiaries Security Agreement
Exhibit M                        Audiovox Pledge Agreement
Exhibit N                        Audiovox Holding Corp. Pledge Agreement

                                                                  CONFORMED COPY


                  FIRST  AMENDMENT  AND  CONSENT,  dated as of October  12, 1999
(this "Amendment and Consent"), to the Fourth Amended and Restated Credit Agreement, dated as of July 28, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Audiovox Corporation, a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties thereto (collectively, the "Lenders"; individually, a "Lender"), and The Chase Manhattan Bank, a New York banking corporation, as administrative and collateral agent for the Lenders (in such capacity, the "Agent").


                                               W I T N E S S E T H :


     WHEREAS, the Borrower, the Lenders and the Agent are parties to the Credit Agreement;

                  WHEREAS, the Borrower has requested that the Lenders increase the aggregate amount of the Commitments under the Credit Agreement to $200,000,000 and to amend certain terms in the Credit Agreement in the manner provided for herein;

                  WHEREAS, the Borrower has also requested that the Agent and the Lenders consent to the transfer by the Borrower of the assets used in its automotive electronics business (the "Automotive Electronics Assets") to a wholly-owned Subsidiary of the Borrower (the "Automotive Subsidiary"); and

                  WHEREAS, the Agent and the Lenders are willing to agree to increase the aggregate amount of the Commitments under the Credit Agreement to $200,000,000 and are willing to agree to the requested amendments and to provide the requested consent, in each case on the terms and conditions provided for herein;

                  NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

                  1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein (and in the recitals hereto) as defined terms are so used as so defined.

                  2. Increase in Commitments; Assignment and Transfer; Amendment to Schedule 1.1(a); Joinder of Lender.

                  (a) The Borrower, the Lenders and the Agent hereby acknowledge and agree that from and after the First Amendment Effective Date, Firstar Bank, N.A. shall be a Lender party to the Credit Agreement for all purposes with an initial Commitment of $15,000,000 ($5,000,000 of which shall be acquired by assignment from The Chase Manhattan Bank pursuant to Section 9(b) below and $10,000,000 of which shall be a new Commitment under the Credit Agreement which shall result in an increase of the aggregate Commitments of the Lenders to $200,000,000) and shall have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof.

                  (b) The Borrower, the Lenders and the Agent hereby further acknowledge and agree that, in order to effect such increase in the Commitments, the Borrower, the Lenders and the Agent hereby agree that Schedule 1.1(a) to the Credit Agreement shall be amended by deleting such Schedule in its entirety and substituting in lieu thereof a new Schedule 1.1(a) to read in its entirety as set forth in Exhibit A hereto.

                  3. Amendment of Subsection 1.1 (Definitions). Subsection 1.1 is hereby amended by adding the following new definition in the proper alphabetical order:

                           "First Amendment Effective Date":  October 12, 1999.

                  4. Amendment of Subsection 2.3 (Procedure for Revolving Credit Borrowing). Subsection 2.3 is hereby amended by deleting clause (iv)(x) in its entirety and replacing it with the following clause:

                           "(x) in the case of Base Rate  Loans,  $500,000  or a
                  whole multiple of $100,000 in excess thereof (or, if the then Available Commitments are less than $500,000, such lesser amount) and"

                  5.  Amendment  of  Subsection   6.2  (Optional   Prepayments).
Subsection 6.2 is hereby amended by deleting the second to last sentence thereof in its entirety and replacing it with the following sentence:

                           "Partial   prepayments  shall  be,  in  the  case  of
                  Eurodollar Loans, in an aggregate principal amount of $1,000,000 or a whole multiple thereof, in the case of Base Rate Loans, in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, and in the case of Foreign Currency Loans, in an aggregate principal amount set forth for the relevant Foreign Currency on the Administrative Schedule."

                  6. Amendment of Subsection 10.4 (Limitation on Guarantee Obligations). Subsection 10.4 is hereby amended by deleting clause (e) in its entirety and replacing it with the following clause:

                    "(e)  Guarantee  Obligations  of the  Borrower  and  Quintex
               Mobile Communications Corp. in respect of the obligations of GLM Wireless Communications Inc. to Fleet Bank with respect to a line of credit made available by Fleet Bank to GLM Wireless Communications Inc., provided that (i) the aggregate principal amount (including the face amount of letters of credit and bankers' acceptances) of extensions of credit under such line of credit shall not exceed $300,000 and (ii) such line of credit is also guaranteed, on a joint and several basis with the Borrower and Quintex Mobile Communications Corp., by G.L.M. Security & Sound, Inc. and G.L.M. Security & Sound of St. James, Inc. and"

                  7. Consent. Notwithstanding the provisions of subsections 10.5 and 10.6 of the Credit Agreement, the Agent and the Lenders hereby consent to the transfer by the Borrower of the Automotive Electronics Assets to the Automotive Subsidiary pursuant to agreements and other documents in form and substance reasonably satisfactory to the Agent.

                  8. Representations and Warranties. On and as of the date hereof, the Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in Section 7 of the Credit Agreement mutatis mutandis, except to the extent that such representations and warranties expressly relate to a specific earlier date in which case the Borrower hereby confirms, reaffirms and restates such representations and warranties as of such earlier date.

                  9. Conditions to Effectiveness. (a) This Amendment and Consent (other than Sections 2 and 7) shall become effective as of the date first written above upon receipt by the Agent of counterparts to this Amendment and Consent duly executed by the Borrower and the Required Lenders.

                  (b) Section 2 of this Amendment and Consent shall become effective upon receipt by the Agent of (i) counterparts of this Amendment and Consent duly executed by the Borrower and the Required Lenders and (ii) an Assignment and Acceptance Agreement, executed and delivered by a duly authorized officer of The Chase Manhattan Bank ("Chase") and Firstar Bank, N.A. and pursuant to which Chase shall sell and assign and Firstar Bank, N.A. shall purchase and assume certain rights and obligations of Chase under the Credit Agreement.

                  (c) Section 7 of this Amendment and Consent shall become effective upon receipt by the Agent of (i) counterparts of this Amendment and Consent duly executed by the Borrower, the Required Lenders and the Agent, (ii) a Guarantee Assumption Agreement, substantially in the form of Exhibit B to this Amendment and Consent, executed and delivered by a duly authorized officer of the Automotive Subsidiary and pursuant to which the Automotive Subsidiary shall guarantee the payment and performance of the Obligations (as defined in the Subsidiaries Guarantee), (iii) a Subsidiaries Security Agreement Supplement, substantially in the form of Exhibit C to this Amendment and Consent, executed and delivered by a duly authorized officer of the Automotive Subsidiary and pursuant to which the Automotive Subsidiary shall grant a security interest in certain of its assets as collateral security for the Obligations (as defined in the Subsidiaries Guarantee), (iv) a Stock Pledge Agreement, substantially in the form of Exhibit D to this Amendment and Consent, executed and delivered by a duly authorized officer of the Borrower pursuant to which the Borrower shall pledge all of the Capital Stock of the Automotive Subsidiary as collateral security for the Obligations (as defined in the Borrower Security Agreement),
(v) an acknowledgment from the Automotive Subsidiary executed and delivered by a duly authorized officer of the Automotive Subsidiary acknowledging the pledge described in the immediately preceding clause (iv) and in form and substance reasonably satisfactory to the Agent, (vi) stock certificates and undated stock powers with respect to the stock certificates representing all of the outstanding Capital Stock of the Automotive Subsidiary, (vii) a satisfactory legal opinion of counsel to the Borrower and the subsidiaries covering the applicable matters set forth in Exhibit E to this Amendment and Consent, (viii) such resolutions, incumbency certificates and legal opinions as are reasonably requested by the Agent with respect to the transfer of the Automotive Electronic Assets by the Borrower to the Automotive Subsidiary and the delivery of the documents described in this paragraph and the transactions contemplated thereby and (ix) evidence in form and substance reasonably satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on Form UCC-1, necessary or, in the reasonable opinion of the Agent, desirable to perfect the Liens created by the Security Documents shall have been completed
(or, to the extent that any such filings, recordings, registrations and other actions shall not have been completed, arrangements reasonably satisfactory to the Agent for the completion thereof shall have been made).

                  10. Continuing Effect; No Other Waivers. Except as expressly provided herein, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The amendments and consent provided for herein are limited to the specific subsections of the Credit Agreement specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Agent's or the Lenders' willingness to consent to any action requiring consent under or to waive or amend, any other provisions of the Credit Agreement or the same subsections for any other date or time period (whether or not such other provisions or compliance with such subsections for another date or time period are affected by the circumstances addressed in this Amendment and Consent).

                  11. Expenses. The Borrower agrees to pay and reimburse the Agent for all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation and delivery of this Amendment and Consent, including, without limitation, the reasonable fees and disbursements of counsel to the Agent.

                  12. Counterparts. This Amendment and Consent may be executed in any number of counterparts by the parties hereto (including by facsimile transmission), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

                  13. GOVERNING LAW. THIS AMENDMENT AND CONSENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE
LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Consent to be executed and delivered by their respective duly authorized officers as of the date first above written.


AUDIOVOX CORPORATION


By: s/Charles M. Stoehr
     Name:        Charles M. Stoehr
     Title:       Senior Vice President and
                    Chief Financial Officer


THE CHASE MANHATTAN BANK,
     as Agent and as a Lender


By:s/Richard E. Grabowski
      Name:       Richard E. Grabowski
     Title:       Vice President

FLEET BANK N.A., as a Lender


By: s/Steven J. Melicharek
     Name:        Steven J. Melicharek
     Title:       Senior Vice President


BANKBOSTON, as a Lender


By:s/Neal Hesler
     Name:        Neal Hesler
     Title:       Vice President


THE CIT GROUP/BUSINESS CREDIT, INC.,
as a Lender


By:s/Karen Hoffman
     Name:        Karen Hoffman
     Title:       Vice President

EUROPEAN AMERICAN BANK, as a Lender


By:s/Anthony V. Pantina
      Name:       Anthony V. Pantina
     Title:       Vice President


MELLON BANK, N.A., as a Lender


By:s/Christine G. Dekajlo
     Name:        Christone G. Dekajlo
     Title:       First Vice President

DEUTSCHE FINANCIAL SERVICES
CORPORATION, as a Lender


By:s/Mark B. Schafer
     Name:        Mark B. Schafer
     Title:       Vice President, Operations


ISRAEL DISCOUNT BANK OF NEW YORK,
     as a Lender


By:s/Scott Fishbein
     Name:        Scott Fishbein
     Title:       Vice President


By:s/Ronald  Bongiovanni
     Name:        Ronald Bongiovanni
     Title:       Vice President


NATIONAL BANK OF CANADA, as a Lender


By:s/James Drum / Gaitan R. Frosind
     Name:        James Drum / Gaitan R. Frosind
     Title:       Vice President / Vice President

THE DIME SAVINGS BANK OF NEW YORK,
     as a Lender


By:s/Gary R. Olson
     Name:        Gary R. Olson
     Title:       Vice President


BANK LEUMI USA, as a Lender


By:s/Paul Tine / Richard Silverstein
     Name:        Paul Tine / Richard Silverstein
     Title:       Vice President / Sr. Vice President


FIRSTAR BANK, N.A., as a Lender


By:s/Mark A. Whitson
     Name:        Mark A. Whitson
     Title:       Vice President

                                                                       EXHIBIT A
                                                  TO FIRST AMENDMENT AND CONSENT




                                                                 Schedule 1.1(a)



                                   COMMITMENTS



                                                                           Commitment
Lender                                                   Commitment        Percentage
-----------------------------------------------         ------------       ----------

The Chase Manhattan Bank                                $ 30,000,000         15.00%
Deutsche Financial Services Corporation                 $ 25,000,000         12.50%
Mellon Bank, N.A                                        $ 20,000,000         10.00%
The CIT Group/Business Credit, Inc.                     $ 20,000,000         10.00%
European American Bank                                  $ 15,000,000          7.50%
National Bank of Canada                                 $ 15,000,000          7.50%
Firstar Bank, N.A                                       $ 15,000,000          7.50%
Israel Discount Bank of New York                        $ 14,000,000          7.00%
Fleet Bank N.A                                          $ 13,500,000          6.75%
BankBoston                                              $ 12,500,000          6.25%
The Dime Savings Bank of New York                       $ 10,000,000          5.00%
Bank Leumi USA                                          $ 10,000,000          5.00%
                                                        ------------         ------

     TOTAL                                              $200,000,000

                                                                       EXHIBIT B
                                                  TO FIRST AMENDMENT AND CONSENT

                                    [FORM OF
                         GUARANTEE ASSUMPTION AGREEMENT]

                  GUARANTEE ASSUMPTION AGREEMENT, dated as of October 13, 1999, made by [Automotive Subsidiary], a Delaware corporation (the "Additional Guarantor"), in favor of THE CHASE MANHATTAN BANK, a New York banking corporation, as collateral agent (in such capacity, the "Collateral Agent") for the several banks and other financial institutions (collectively, the "Lenders"; individually, a "Lender") from time to time parties to the Fourth Amended and Restated Credit Agreement, dated as of July 28, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Audiovox Corporation, a Delaware corporation (the "Borrower"), the Lenders and The Chase Manhattan Bank, as administrative and collateral agent for the Lenders (in such capacity, the "Agent").


                              W I T N E S S E T H :


                   WHEREAS, in connection with the Credit Agreement, certain Subsidiaries of the Borrower entered into a Second Amended and Restated
Subsidiaries   Guarantee,   dated  as  of  March  15,  1994  (the  "Subsidiaries
Guarantee");

                  WHEREAS, the Borrower and the Additional Guarantor have requested that the Lenders and the Agent agree to consent to the transfer by the Borrower of the assets used in its automotive electronics business (the "Automotive Electronics Assets") to the Additional Guarantor pursuant to the First Amendment and Consent, dated as of October 13, 1999 (the "First Amendment and Consent"), to the Credit Agreement; and

                  WHEREAS, it is a condition precedent to the effectiveness of the consent to the transfer of the Automotive Electronics Assets to the Additional Guarantor that the Additional Guarantor shall have executed and delivered this Guarantee Assumption Agreement;

                  NOW, THEREFORE, the Additional Guarantor hereby agrees to become a "Guarantor" for all purposes of the Subsidiaries Guarantee and, as such, shall be subject to and bound by the terms and conditions thereof. Without limiting the generality of the foregoing, the Additional Guarantor hereby jointly and severally with the other Guarantors, guarantees to each Lender and the Agent and their respective successors, indorsees, the Automotive Subsidiary and assigns the prompt and complete payment and performance by the Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Obligations in the same manner and to the same extent as is provided in Section 2 of the Subsidiaries Guarantee. The undersigned further agrees to be bound by all of the provisions of the Subsidiaries Guarantee applicable to a Guarantor thereunder and agrees that it shall become a Guarantor for all purposes of the Subsidiaries Guarantee to the same extent as if originally a party thereto with the representations and warranties contained therein being deemed to be made by the undersigned as of the date hereof. Terms defined in the Subsidiaries Guarantee shall have their defined meanings when used herein.

                  IN WITNESS WHEREOF, the Additional Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.


                                                 [Automotive Subsidiary]



                                                 By:---------------------------
                                                     Name:
                                                     Title:

                                                 Address for Notices:


                                   Attention:
                                   Telecopier:



Accepted and agreed:

THE CHASE MANHATTAN BANK,
 as Agent


By:--------------------------------------------
    Name:
    Title:


QUINTEX MOBILE COMMUNICATIONS CORP.


By:--------------------------------------------
    Name:
    Title:


AMERICAN RADIO CORP.


By:--------------------------------------------
    Name:
    Title:

AUDIOVOX INTERNATIONAL CORP.


By:--------------------------------------------
    Name:
    Title:


AUDIOVOX CANADA LIMITED


By:--------------------------------------------
    Name:
    Title:


AUDIOVOX HOLDING CORP.


By:--------------------------------------------
    Name:
    Title:


AUDIOVOX ASIA INC.


By:--------------------------------------------
    Name:
    Title:


AUDIOVOX LATIN AMERICA LTD.


By:--------------------------------------------
    Name:
    Title:


AUDIOVOX COMMUNICATIONS CORP.


By:--------------------------------------------
    Name:
    Title:

                                                                       EXHIBIT C
                                                  TO FIRST AMENDMENT AND CONSENT

                                    [FORM OF
                   SUBSIDIARIES SECURITY AGREEMENT SUPPLEMENT]

                  SUBSIDIARIES SECURITY AGREEMENT SUPPLEMENT, dated as of October 13, 1999, made by [Automotive Subsidiary], a Delaware corporation (the "Additional Subsidiary"), in favor of THE CHASE MANHATTAN BANK, a New York banking corporation, as collateral agent (in such capacity, the "Collateral Agent") for the several banks and other financial institutions (collectively, the "Lenders"; individually, a "Lender") from time to time parties to the Fourth Amended and Restated Credit Agreement, dated as of July 28, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Audiovox Corporation, a Delaware corporation (the "Borrower"), the Lenders, and The Chase Manhattan Bank, as administrative and collateral agent for the Lenders (in such capacity, the "Agent").


                              W I T N E S S E T H :

                   WHEREAS, in connection with the Credit Agreement, certain Subsidiaries of the Borrower are parties to that certain Amended and Restated Subsidiaries Security Agreement, dated as of March 15, 1994 (the "Subsidiaries Security Agreement"), made by such Subsidiaries in favor of the Collateral Agent, pursuant to which the Subsidiaries granted a security interest in certain of their respective assets as collateral security for, among other things, their respective obligations to the Lenders under the Guarantee (as defined in the Subsidiaries Security Agreement);

                  WHEREAS, the Borrower and the Additional Subsidiary have requested that the Lenders and the Agent agree to consent to the transfer by the Borrower of the assets used in its automotive electronics business (the "Automotive Electronics Assets") to the Additional Subsidiary pursuant to the First Amendment and Consent, dated as of October 13, 1999 (the "First Amendment and Consent"), to the Credit Agreement;

                  WHEREAS, it is a condition precedent to the effectiveness of the consent to the transfer of the Automotive Electronics Assets to the Additional Subsidiary that the Additional Subsidiary become a "Guarantor" under the Guarantee (as defined in the Subsidiaries Security Agreement) and, in satisfaction of such condition, the Additional Subsidiary is executing and delivering a Guarantee Assumption Agreement, dated as of October __, 1999, in respect of such Guarantee; and

                  WHEREAS, it is also a condition precedent to the effectiveness of the consent to the transfer of the Automotive Electronics Assets to the Additional Subsidiary that the Additional Subsidiary shall have executed and delivered this Subsidiaries Security Agreement Supplement pursuant to which the Additional Subsidiary shall grant a security interest in certain of its assets as collateral security for its obligations under the Guarantee (as defined in the Subsidiaries Security Agreement);

                  NOW, THEREFORE, in consideration of the premises contained herein and to induce the Lenders to enter into the First Amendment and Consent and to make their loans and other extensions of credit under the Credit Agreement, the Additional Subsidiary hereby agrees with the Collateral Agent, for the benefit of the Lenders, as follows:

                  1. The Additional Subsidiary agrees to become a "Subsidiary" for all purposes of the Subsidiaries Security Agreement and, as such, shall be subject to and bound by the terms and conditions thereof. Without limiting the generality of the foregoing, the Additional Subsidiary hereby grants to the Collateral Agent, for the benefit of the Lenders, a security interest in all of the property now owned or at any time hereafter acquired by it or in which it now has or at any time in the future may acquire any right, title or interest, in the same manner and to the same extent as is provided in Section 2 of the Subsidiaries Security Agreement.

                  2. Schedules 1, 2 and 3 to the Subsidiaries Security Agreement are hereby amended by adding at the end of each thereof, the information contained in Schedules 1, 2 and 3 to this Subsidiaries Security Agreement Supplement, respectively.

                  3. The undersigned further agrees to be bound by all of the provisions of the Subsidiaries Security Agreement applicable to a Subsidiary thereunder and agrees that it shall become a Subsidiary, for all purposes of the Subsidiaries Security Agreement to the same extent as if originally a party thereto with the representations and warranties contained therein being deemed to be made by the undersigned as of the date hereof. Without limiting the foregoing, the Additional Subsidiary hereby represents and warrants that (a) the security interests granted by the Additional Subsidiary pursuant to this Subsidiaries Security Agreement Supplement and the Subsidiaries Security Agreement, upon completion of the filings and other actions specified on
Schedule 1 attached hereto, will constitute perfected security interests on the Subsidiaries Collateral of the Additional Subsidiary in favor of the Collateral Agent, for the ratable benefit of the Lenders, which are prior to all other Liens on such Subsidiaries Collateral in existence on the date hereof except for Liens permitted to exist pursuant to the Credit Agreement and are enforceable as such against all creditors of and purchasers from the Additional Subsidiary (except purchasers of Inventory in the ordinary course of business), except in each case as enforceability is affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, (b) such Additional Subsidiary's chief executive office and chief place of business is located at the address listed in Schedule 2 hereto and (c) all of its Inventory is located at the locations listed in
Schedule 3 hereto. Terms defined in the Subsidiaries Security Agreement shall have their defined meanings when used herein.

                  IN WITNESS WHEREOF, the Additional Subsidiary has caused this Subsidiaries Security Agreement Supplement to be duly executed and delivered as of the date first above written.

                                             [Automotive Subsidiary]

                                             By:------------------------------
                                                  Name:
                                                  Title:

Accepted and agreed:

THE CHASE MANHATTAN BANK,
 as Agent


By:--------------------------------------------
    Name:
    Title:

QUINTEX MOBILE COMMUNICATIONS CORP.


By:--------------------------------------------
    Name:
    Title:


AMERICAN RADIO CORP.


By:--------------------------------------------
    Name:
    Title:


AUDIOVOX INTERNATIONAL CORP.


By:--------------------------------------------
    Name:
    Title:

AUDIOVOX CANADA LIMITED


By:--------------------------------------------
    Name:
    Title:


AUDIOVOX HOLDING CORP.


By:--------------------------------------------
    Name:
    Title:


AUDIOVOX ASIA INC.


By:--------------------------------------------
    Name:
    Title:


AUDIOVOX LATIN AMERICA LTD.


By:--------------------------------------------
    Name:
    Title:


AUDIOVOX COMMUNICATIONS CORP.


By:--------------------------------------------
    Name:
    Title:

                                                                   Schedule 1 to
                                      Subsidiaries Security Agreement Supplement


                            UCC FILING JURISDICTIONS

[Automotive Subsidiary]

                                                                   Schedule 2 to
                                      Subsidiaries Security Agreement Supplement


                           CHIEF EXECUTIVE OFFICES OF
                                THE SUBSIDIARIES


NAME OF SUBSIDIARY   CHIEF EXECUTIVE OFFICE   CHIEF PLACE OF BUSINESS

[Automotive Subsidiary]

                                                                   Schedule 3 to
                                      Subsidiaries Security Agreement Supplement


                             LOCATIONS OF INVENTORY


    NAME OF SUBSIDIARY                                             LOCATION
    [Automotive Subsidiary]

                                                                       EXHIBIT D
                                                  TO FIRST AMENDMENT AND CONSENT

                                    [FORM OF
                             STOCK PLEDGE AGREEMENT]

                  STOCK PLEDGE AGREEMENT, dated as of October 13, 1999, made by AUDIOVOX CORPORATION, a Delaware corporation (the "Borrower"), in favor of THE CHASE MANHATTAN BANK, a New York banking corporation, as collateral agent (in such capacity, the "Collateral Agent") for the several banks and other financial institutions (collectively, the "Lenders"; individually, a "Lender") from time to time parties to the Fourth Amended and Restated Credit Agreement, dated as of July 28, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the several banks and other financial institutions from time to time parties thereto (collectively, the "Lenders"; individually, a "Lender") and The Chase Manhattan Bank, as administrative and collateral agent for the Lenders (in such capacity, the "Agent").


                              W I T N E S S E T H:

                  WHEREAS, the Borrower owns all of the issued and outstanding shares of Pledged Stock (as hereinafter defined) issued by the Issuer (as hereinafter defined);

                  WHEREAS, the Borrower and the Issuer have requested that the Lenders and the Agent agree to consent to the transfer by the Borrower of the assets used in its automotive electronics business (the "Automotive Electronics Assets") to the Issuer pursuant to the First Amendment and Consent, dated as of October 13, 1999 (the "First Amendment and Consent"), to the Credit Agreement;

                  WHEREAS, it is a condition precedent to the effectiveness of the consent to the transfers of the Automotive Electronics Assets to the Issuer that the Borrower shall have executed and delivered this Stock Pledge Agreement;

                  NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the First Amendment and Consent and to induce the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement, the Borrower hereby agrees with the Collateral Agent, for the benefit of the Lenders, as follows:

                  1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement (and in the recitals hereto) and used herein shall have the meanings given to them in the Credit Agreement.

                  (b) The following terms shall have the following meanings:

                    "Agreement": this Stock Pledge Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

                    "Code":  the  Uniform  Commercial  Code from time to time in effect in the State of New York.

                    "Collateral": the Pledged Stock and all Proceeds thereof.

                    "Collateral Account":  any account established to hold money
               Proceeds, maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Lenders only as provided in Section 8(a).

                    "Issuer": [Automotive Subsidiary], a Delaware corporation.

                    "Obligations":   the  collective  reference  to  the  unpaid
               principal of and interest on the Loans and the Notes and all other obligations and liabilities of the Borrower to the Agent, the Collateral Agent and the Lenders (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, any Letter of Credit, any Acceptance, this Agreement, the other Loan Documents, any Foreign Exchange Contract or interest rate agreement entered into with any Lender, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent, the Collateral Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement or this Agreement or any other Loan Document).

                    "Pledged  Stock":  the  shares of  Capital  Stock  listed on
               Schedule 1 hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by the Issuer to the Borrower in respect of the Pledged Stock while this Agreement is in effect.

                    "Proceeds":  all  "proceeds"  as  such  term is  defined  in
               Section 9-306(1) of the Code in effect on the date hereof of the Pledged Stock and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

                    "Securities Act": the Securities Act of 1933, as amended.

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  2. Pledge; Grant of Security Interest. The Borrower hereby delivers to the Collateral Agent, for the benefit of the Lenders, all the Pledged Stock and hereby grants to the Collateral Agent, for the benefit of the Lenders, a first security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

                  3. Stock Powers. Concurrently with the delivery to the Collateral Agent of each certificate representing one or more shares of Pledged Stock, the Borrower shall deliver an undated stock power covering such certificate, duly executed in blank by the Borrower with, if the Collateral Agent so requests, signature guaranteed.

                  4. Representations and Warranties. The Borrower represents and warrants that:

                  (a) The Borrower has the corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the security interest in the Collateral pursuant to, this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the security interest in the Collateral pursuant to, this Agreement.

                  (b) This Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, and upon delivery to the Collateral Agent of the stock certificates evidencing the Pledged Stock, the security interest created pursuant to this Agreement will constitute a valid, perfected first priority security interest in the Collateral, enforceable in accordance with its terms against all creditors of the Borrower and any Persons purporting to purchase any Collateral from the Borrower, except in each case as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (c) The execution, delivery and performance of this Agreement will not violate any provision of any Requirement of Law or Contractual Obligation of the Borrower and will not result in the creation or imposition of any Lien on any of the properties or revenues of the Borrower pursuant to any Requirement of Law or Contractual Obligation of the Borrower, except the security interest created by this Agreement.

                  (d) Except for such consents as have been obtained and are in full force and effect, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Borrower), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

                  (e) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

                  (f) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

                  (g) The Borrower is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interests created by this Agreement.

                  5. Covenants. The Borrower covenants and agrees with the Collateral Agent and the Lenders that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

                  (a) If the Borrower shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the Borrower shall accept the same as the agent of the Collateral Agent and the Lenders, hold the same in trust for the Collateral Agent and the Lenders and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by the Borrower to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Borrower and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of the Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of the Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Borrower, the Borrower shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Lenders, segregated from other funds of the Borrower, as additional collateral security for the Obligations.

                  (b) Without the prior written consent of the Collateral Agent, the Borrower will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Agreement or
     (iii) enter into any agreement or undertaking restricting the right or ability of the Borrower or the Collateral Agent to sell, assign or transfer any of the Collateral.

                  (c) The Borrower shall maintain the security interest created by this Agreement as a first, perfected security interest and shall defend such security interest against claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the

     Collateral Agent, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

                  (d) The Borrower shall pay, and save the Collateral Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                  6. Cash Dividends; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the Borrower of the Collateral Agent's intent to exercise its corresponding rights pursuant to Section 7 or 8 below, the Borrower shall be permitted to receive all cash dividends paid in the normal course of business of the Issuer and consistent with past practice in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Collateral Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, any Notes, this Agreement or any other Loan Document.

                  7. Rights of the Lenders and the Collateral Agent. (a) All money Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent for the benefit of the Lenders in a Collateral Account. All Proceeds while held by the Collateral Agent in a Collateral Account (or by the Borrower in trust for the Collateral Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied by the Collateral Agent to the payment thereof pursuant to Section 8(a).

                  (b) If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the Borrower, (i) the Collateral Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Obligations in accordance with Section 8(a) and (ii) all shares of the Pledged Stock shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise,
(A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of the Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Issuer, or upon the exercise by the Borrower or the Collateral Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to the Borrower to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                  8. Remedies. (a) If an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent's election, the Collateral Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Collateral Agent shall determine.

                  (b) If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Collateral Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. The Collateral Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Collateral Agent, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent shall determine, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Collateral Agent account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Collateral Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

                  (c) The Borrower waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any other Lender to collect such deficiency.

                  9. Registration Rights; Private Sales. (a) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 8(b) hereof, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Borrower will use its best efforts to cause the Issuer to (i) execute and deliver, and cause the directors and officers of the Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) to make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Borrower agrees to use its best efforts to cause the Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

                  (b) The Borrower recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Borrower acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Issuer would agree to do so.

                  (c) The Borrower further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section valid and binding and in compliance with any and all other applicable Requirements of Law. The Borrower further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent and the Lenders, that the Collateral Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Borrower, and the Borrower hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

                  10. Irrevocable Authorization and Instruction to Issuer. The Borrower hereby authorizes and instructs the Issuer to comply with any instruction received by it from the Collateral Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Borrower, and the Borrower agrees that the Issuer shall be fully protected in so complying.

                  11. Collateral Agent's Appointment as Attorney-in-Fact. (a) The Borrower hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent of the Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in the Collateral Agent's own name, from time to time in the Collateral Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

                  (b) The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in
Section 11(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

                  12. Duty of Collateral Agent. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar securities and property for its own account, except that the Collateral Agent shall have no obligation to invest funds held in any Collateral Account and may hold the same as demand deposits. Neither the Collateral Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

                  13. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, the Borrower authorizes the Collateral Agent to file financing statements with respect to the Collateral without the signature of the Borrower in such form and in such filing offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent and the Lenders under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

                  14. Authority of Collateral Agent. The Borrower acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Lenders, be governed by such agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Borrower, the Collateral Agent shall be conclusively presumed to be acting as agent for the

Lenders with full and valid authority so to act or refrain from acting, and neither the Borrower nor the Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  15. Notices. Notices may be given by hand, by telecopy, or by nationally recognized overnight courier service, addressed or transmitted to the Person to which it is being given at such Person's address or transmission number set forth in the Credit Agreement and shall be effective (a) when delivered by hand, (b) in the case of a nationally recognized overnight courier service, one Business Day after delivery to such courier service, and (c) in the case of telecopy notice when received. The Borrower may change its address and transmission number by written notice to the Collateral Agent, and the Collateral Agent or any Lender may change its address and transmission number by written notice to the Borrower and, in the case of a Lender, to the Collateral Agent.

                  16. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  17. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Borrower and the Collateral Agent.

                  (b) Neither the Collateral Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 17(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Lender would otherwise have on any future occasion.

                  (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  18. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  19. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Collateral Agent and the Lenders and their successors and assigns.

                  20. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                  IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.


                                                AUDIOVOX CORPORATION



                                                By:--------------------------
                                                      Name:
                                                      Title:

                                                                      SCHEDULE 1
                                                             TO PLEDGE AGREEMENT

                          DESCRIPTION OF PLEDGED STOCK





                                              Stock Certificate
Issuer                      Class of Stock*         No.           No. of Shares
--------------------------  ---------------   -----------------   -------------
  [Automotive Subsidiary]                              1                [10]




------------------------------------

     *Stock is assumed to be common stock unless otherwise indicated.

                                                                      EXHIBIT  E
                                                  TO FIRST AMENDMENT AND CONSENT

                         [FORM OF OPINION OF COUNSEL TO
                       THE BORROWER AND ITS SUBSIDIARIES]

      1. The Borrower and each Domestic Subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (b) has the corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged.

      2. The Borrower has the corporate power and authority to execute and deliver the First Amendment, the Notes and the Stock Pledge Agreement and perform its obligations under the First Amendment, the Credit Agreement, the Notes, and the Stock Pledge Agreement and to borrow under the Credit Agreement and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of the Credit Agreement and the Notes and to authorize the execution, delivery and performance of the First Amendment, the Credit Agreement, the Notes and the Stock Pledge Agreement.

      3. The First Amendment, the Credit Agreement, the Notes and the Stock Pledge Agreement (i) have been duly executed and delivered on behalf of the Borrower, and (ii) constitute legal, valid and binding obligations of Borrower enforceable against the Borrower in accordance with their respective terms except as affected by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity.

      4. Each Domestic Subsidiary has the corporate power and authority to execute, deliver and perform and has taken all necessary corporate action to authorize the execution, delivery and performance of the Acknowledgment and Consent attached to the First Amendment. The Automotive Subsidiary has the corporate power and authority to execute, deliver and perform and has taken all necessary corporate action to authorize the execution, delivery and performance of the Guarantee Assumption Agreement, the Subsidiaries Guarantee, the Subsidiaries Securities Agreement Supplement and the Subsidiaries Security Agreement. The Guarantee Assumption Agreement, the Subsidiaries Guarantee, the Subsidiaries Security Agreement Supplement and the Subsidiaries Security Agreement (i) have been duly executed and delivered on behalf of the Automotive Subsidiary and (ii) constitute the legal, valid and binding obligations of the Automotive Subsidiary enforceable against the Automotive Subsidiary in accordance with their respective terms except as affected by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity.

      5. No consent or authorization of, or other act by or in respect of any Federal, or New York or Delaware state, governmental authority or any other Person is or will be required in connection with the borrowings under the Credit Agreement or with the execution, delivery, performance, validity or enforceability of the First Amendment, the Credit Agreement, the Notes, the Stock Pledge Agreement, the Guarantee Assumption Agreement or the Subsidiaries Security Agreement Supplement except for filings necessary to perfect security interests created by the Security

Documents and consents and filings which have been obtained or made, as the case may be, and which are in full force and effect.

      6. The execution, delivery and performance of the First Amendment, the Credit Agreement, the Notes, the Stock Pledge Agreement, the Guarantee Assumption Agreement and the Subsidiaries Security Agreement Supplement, the borrowings under the Credit Agreement and the use of the proceeds thereof (a) do not violate applicable Federal laws, New York laws or Delaware corporate statutory laws or regulations or breach or result in a default under or conflict with any existing Contractual Obligation of the Borrower or any Domestic Subsidiary and (b) do not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such laws or any such obligations.

      7. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                           ACKNOWLEDGMENT AND CONSENT


      The undersigned hereby acknowledges receipt of a copy of the Stock Pledge Agreement, dated as of October 13, 1999 (as the same may be amended, supplemented, waived or otherwise modified from time to time, the "Pledge Agreement"), made by Audiovox Corporation, a Delaware corporation (the "Borrower"), in favor of The Chase Manhattan Bank, a New York banking corporation, as collateral agent (in such capacity, the "Collateral Agent") for the several banks and other financial institutions (collectively, the "Lenders"; individually, a "Lender") from time to time parties to the Fourth Amended and Restated Credit Agreement, dated as of July 28, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the several banks and other financial institutions from time to time parties thereto (collectively, the "Lenders"; individually, a "Lender") and The Chase Manhattan Bank, as administrative and collateral agent for the Lenders (in such capacity, the "Agent"). The undersigned agrees for the benefit of the Agent and the Lenders as follows:

      1. The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

      2. The undersigned will notify the Agent promptly in writing of the occurrence of any of the events described in Section 5(a) of the Pledge Agreement.

      3. The terms of Section 9(c) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of Section 9 of the Pledge Agreement.


                                             [Automotive Subsidiary]


                                              By:
                                              Title:

                           ACKNOWLEDGMENT AND CONSENT

      Each of the undersigned corporations (i) as a guarantor under that certain Amended and Restated Subsidiaries Guarantee, dated as of March 15, 1994 (as amended, supplemented or otherwise modified from time to time, the "Guarantee"), made by each of such corporations in favor of the Collateral Agent, (ii) as a grantor under that certain Amended and Restated Security Agreement, dated as of March 15, 1994 (as amended, supplemented or otherwise modified from time to time, the "Security Agreement"), made by each of such corporations in favor of the Collateral Agent, and (iii) in the case of Audiovox Holding Corp., as the pledgor under that certain Pledge Agreement, dated as of February 9, 1996 (as amended, supplemented or otherwise modified from time to time, the "Pledge Agreement"), made by Audiovox Holding Corp. in favor of The Chase Manhattan Bank, as pledge agent for the secured parties thereunder, hereby consents to the execution and delivery of the Amendment and Consent to which this Acknowledgment and Consent is attached and hereby confirms and agrees that the Guarantee, the Security Agreement and the Pledge Agreement are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects and the Guarantee, the Security Agreement, the Pledge Agreement and all of the Subsidiaries Collateral (as defined in the Security Agreement) and Collateral (as defined in the Pledge Agreement) do, and shall continue to, secure the payment of all of the Obligations (as defined in the Guarantee and the Security Agreement, as the case may be) pursuant to the terms of the Guarantee or the Security Agreement, as the case may be, or, in the case of the Pledge Agreement, secure the payment of the Secured Obligations (as defined in the Pledge Agreement) pursuant to the terms of the Pledge Agreement. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement referred to in the Amendment and Consent to which this Acknowledgment and Consent is attached.


QUINTEX MOBILE COMMUNICATIONS
CORP.


By: _________________________
      Name:
      Title:


AMERICAN RADIO CORP.


By: _________________________
      Name:
      Title:

AUDIOVOX INTERNATIONAL CORP.


By: _________________________
      Name:
      Title:


AUDIOVOX CANADA LIMITED


By: _________________________
      Name:
      Title:

AUDIOVOX HOLDING CORP.


By: _________________________
      Name:
      Title:

AUDIOVOX ASIA INC.


By: _________________________
      Name:
      Title:

AUDIOVOX LATIN AMERICA LTD.


By: _________________________
      Name:
      Title:


AUDIOVOX COMMUNICATIONS CORP.


By: _________________________
      Name:
      Title:


Dated as of October 13, 1999